UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTERN DUBUQUE BIODIESEL, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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Western Dubuque Biodiesel, LLC
904 Jamesmeier Road
P.O. Box 82
Farley, Iowa 52046
Dear Members:
You are cordially invited to attend the annual meeting of the members (the “Member Meeting”) of Western Dubuque Biodiesel, LLC (the “Company”) on Wednesday, September 21, 2011 at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 6 p.m. The Member Meeting will commence at 7 p.m.
At the Member Meeting, you will be asked to vote on the following:
•
Amend and Restate Our Operating Agreement. To amend and restate our Amended and Restated Operating Agreement (our “Operating Agreement”) to provide for three separate and distinct classes of units: Class A, Class B and Class C Units.

•
Reclassification of Units. To reclassify our units into Class A, Class B and Class C Units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934 (“Exchange Act”).

•
Adjourn/Postpone Meeting. Adjourn or postpone the Member Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Member Meeting to approve the matters under consideration.

•	Election of Directors. To elect two directors to the seats open for election.
If the proposals to reclassify our units (the “Reclassification”) and amend and restate our Operating Agreement by adopting the proposed Second Amended and Restated Operating Agreement (the “Proposed Operating Agreement”) are approved:
•	Units held by unit holders who are the record holders of 50 or more units will be renamed as Class A Units.
•	Unit holders who are the record holders of at least 25 but less than 50 units will receive one Class B Unit for every unit they hold immediately before the Reclassification.
•	Unit holders who are the record holders of less than 25 units will receive one Class C Unit for every unit they hold immediately before the Reclassification.
Generally, under the Proposed Operating Agreement, the voting rights of the Class A Units will remain relatively unchanged. Class B Units will be restricted to voting only on the election of directors, voluntary dissolution and mergers. Class C Units will be restricted to voting only on voluntary dissolution and mergers. The transfer rights of all units will continue to be restricted to transfers that our board approves. In addition, transfers of Class A Units will be limited to transfers in blocks of at least ten Class A Units. Our board will have the authority to disallow a transfer of Class A Units if it would result in 300 or more Class A Unit holders or a transfer of Class B Units or Class C Units if it would result in 500 or more Class B or Class C Unit holders (or such other number as required to maintain the suspension of our duty to file periodic reports with the Securities and Exchange Commission (SEC)). Under the Proposed Operating Agreement, Class B and Class C units will receive the same share of our “profits” and “losses” as our Class A Units, and their respective rights to receive distributions of our assets will not change.
The primary effect of the Reclassification will be to reduce the total number of unit holders of record of our current units to below 300 by reclassifying part of the current units as Class A Units, and reclassifying the remaining outstanding units as either Class B or Class C Units. As a result, we will terminate the registration of our units under federal securities laws, and our SEC reporting obligations will be suspended. This transaction is known as a 13e-3 going private transaction under the Exchange Act. Additionally, because less than 500 holders of record will hold each class of the Class B and Class C Units, the Class B and Class C Units will be unregistered securities and, therefore, will not be subject to the public reporting requirements imposed by the SEC.

Our board has concluded, after careful consideration, that the costs and other disadvantages of being a SEC-reporting company outweigh the advantages. We believe the terms of the Reclassification and the Proposed Operating Agreement are fair and in the best interest of our affiliated and unaffiliated unit holders. The board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification,“FOR” the approval of the Proposed Operating Agreement and “FOR” the adjournment or postponement of the Member Meeting if necessary or appropriate. The accompanying proxy statement includes a discussion of the reasons, effects, alternatives and factors considered by the board in approving the Reclassification and Proposed Operating Agreement. We encourage you to read carefully the proxy statement and appendices. As discussed in detail in the proxy statement, you will not have appraisal rights in connection with the Reclassification.
The three-year terms of directors in Group I expire at the 2011 Annual Meeting. The two Group I directors are George Davis and Denny Mauser. The nominees for the two director seats are: George Davis, Denny Mauser, and Alan Manternach. Directors elected at the meeting will serve three-year terms, which would expire at the 2014 Annual Meeting.
With this letter, we are mailing copies of our Annual Report for the fiscal year ended December 31, 2010 and our Quarterly Report for the fiscal quarter ended June 30, 2011 and all of the financial statements and related notes contained in the Annual Report and Quarterly Report.
Only members listed on the Company’s records at the close of business on July 31, 2011 are entitled to notice of the Member Meeting and to vote at the Member Meeting and any adjournments thereof.
If you have any questions regarding the information in the proxy statement, completion of the enclosed proxy card or need directions to attend the meeting in person, please call the Company at (563) 744-3554.
All members are cordially invited to attend the Member Meeting in person. However, to assure the presence of a quorum, the board requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (563) 744-3524 or mail it to us at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046.

By order of the Board of Directors,

/s/ William Schueller William Schueller
Chairman of the Board
Farley, Iowa
August 31, 2011
Neither the SEC nor any state securities commission has approved or disapproved the Proposed Operating Agreement or the Reclassification, or has passed upon the merits or fairness of the Reclassification or upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

NOTICE OF ANNUAL MEETING OF MEMBERS
To be held on September 21, 2011
Notice is hereby given that the annual meeting of members of Western Dubuque Biodiesel, LLC (“Member Meeting”) will be held on Wednesday, September 21, 2011, at 7 p.m. central time, at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 6 p.m. At the Member Meeting, you will be asked to vote on the following:
1.
Amend and Restate Our Operating Agreement. To amend and restate our Amended and Restated Operating Agreement (our “Operating Agreement”) to provide for three separate and distinct classes of units: Class A, Class B and Class C Units.

2.	Reclassification of Units. To reclassify our units into Class A, Class B and Class C Units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934.
3.	Election of Directors. To elect two directors to the seats open for election.
4.
Adjourn/Postone Meeting. Adjourn or postpone the Member Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Member Meeting to approve the matters under consideration.

Unit holders of record at the close of business on July 31, 2011 are entitled to notice of and to vote at the Member Meeting and any adjournment or postponement of the Member Meeting.
The board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” amending and restating our Operating Agreement as set forth in the Proposed Second Amended and Restated Operating Agreement. The board also recommends that our members vote “FOR” the adjournment or postponement of the Member Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Member Meeting to approve the matters under consideration.
The board has not recommended a preference among the three (3) nominees for directors, but has decided that proxy cards returned without any boxes marked will be voted for the incumbents.
The accompanying proxy statement includes a discussion of the reasons, effects, alternatives and factors considered by the board in connection with its approval of the Reclassification and corresponding amendment and restatement of our Operating Agreement. We encourage you to read carefully the proxy statement and appendices.

By order of the Board of Directors,

/s/ William Schueller William Schueller
Chairman of the Board
YOUR VOTE IS VERY IMPORTANT.
Whether or not you plan to attend the Member Meeting in person, please take the time to vote by completing and marking the enclosed proxy card. If you attend the Member Meeting, you may still vote in person, even if you have previously returned your proxy card. You may fax the enclosed proxy card to the Company at (563) 744-3524 or mail it to us. You must return the proxy card to the Company no later than 5:00 p.m. on Tuesday, September 20, 2011.

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION	5

SPECIAL FACTORS RELATED TO THE RECLASSIFICATION	12

Overview	12

Background	12

Reasons for the Reclassification	14

Fairness of the Reclassification	16

Factors Not Considered Material	20

Board Recommendation	20

Purpose and Structure of the Reclassification	21

Effects of the Reclassification on WDB	21

Effects of the Reclassification on Unit Holders of WDB	23

Units Held in a Brokerage or Custodial Account	25

Interests of Certain Persons in the Reclassification	25

Material Federal Income Tax Consequences of the Reclassification	26

Appraisal and Dissenters Rights	26

Regulatory Requirements	27

Fees and Expenses; Financing of the Reclassification	27

THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT	27

QUESTIONS AND ANSWERS ABOUT DIRECTOR ELECTIONS	31

DIRECTOR ELECTIONS	31

ABOUT THE MEMBER MEETING	33

FINANCIAL INFORMATION	36

MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION	42

IDENTITY AND BACKGROUND OF FILING PERSONS	42

CORPORATE GOVERNANCE	44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	48

OTHER MATTERS	49

APPENDIX A AMENDED AND RESTATED OPERATING AGREEMENT

APPENDIX B PROPOSED SECOND AMENDED AND RESTATED OPERATING AGREEMENT

APPENDIX C ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 ON FORM 10-K AND QUARTERLY REPORT FOR THE FISCAL QUARTER ENDED JUNE 30, 2011 ON FORM 10-Q

APPENDIX D FORM OF PROXY

APPENDIX E FORM OF TRANSMITTAL LETTER

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION
This summary provides an overview of material information about the proposed reclassification transaction and the proposed amendment and restatement of our Amended and Restated Operating Agreement by adopting the proposed Second Amended and Restated Operating Agreement. However, it is a summary only. To better understand the transaction and for a more complete description of its terms, we encourage you to read carefully this entire document and the documents to which it refers before voting.
In this proxy statement, “WDB,” “we,” “our,” “ours,” “us” and the “Company” refer to Western Dubuque Biodiesel, LLC, an Iowa limited liability company. “Reclassification” refers to the reclassification of our registered units into three separate classes: Class A, Class B and Class C. References to our “units” generally refers to our currently outstanding membership units; part of such outstanding units will be renamed as Class A Units if the Reclassification is consummated.
Q:	What is the Reclassification?

A:
We are proposing that our members amend and restate our Amended and Restated Operating Agreement dated December 5, 2007 (our “Operating Agreement”) by adopting the proposed Second Amended and Restated Operating Agreement (the “Proposed Operating Agreement”). If the Proposed Operating Agreement is adopted, it will, among other things, create three separate classes of units: Class A, Class B and Class C Units. Our units will be reclassified on the basis of one Class A, Class B or Class C units for each unit currently held, as follows:

•	Units held by holders of 50 or more of our units into Class A Units;

•	Units held by holders of at least 25 units but less than 50 units into Class B Units; and

•	Units held by holders of less than 25 units into Class C Units.
The adoption of the Proposed Operating Agreement and the Reclassification must both be approved to effect the Reclassification. For more information about the terms of the Reclassification and the Proposed Operating Agreement, please refer to “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION” and “THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT.”
Q:	What is the purpose and structure of the Reclassification?

A:
The purpose of the Reclassification is to allow us to terminate our SEC reporting obligations (known as “going private”). The primary effect of the Reclassification will be to reduce the total number of unit holders of record of our current units to below 300 by reclassifying part of our current units as Class A Units, and reclassifying the remaining outstanding units as either Class B or Class C Units. This will allow us to suspend our registration under the Securities Exchange Act of 1934 (the “Exchange Act”) and relieve us of the costs of preparing and filing public reports and other documents. It will also allow our management and employees to shift time spent from complying with SEC-reporting obligations to operational and business goals.

The Reclassification is being effected at the unit holder level. This means that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. On April 26, 2011, the Company sent a letter to its unit holders notifying them that they had until June 27, 2011 to make transfers of units before the Reclassification. The purpose of this letter was to allow unit holders the opportunity to make transfers (subject to our Operating Agreement and applicable laws) before the Reclassification so that they could own the requisite number of units to be in their desired class. We have restricted transfers after June 27, 2011 to allow the Company to determine the number of Class A, Class B and Class C members that would result from the Reclassification before providing our members with proxy materials. However, this restriction may not apply to some transfers under our Operating Agreement, such as transfers upon a member’s death.

Q:	What will be the effects of the Reclassification?

A:
The Reclassification is a “going private transaction,” meaning that it will allow us to deregister with the SEC, and we will no longer be subject to reporting obligations under federal securities laws. As a result of the Reclassification:

•
The units currently registered under the Exchange Act (which will be reclassified as Class A Units) will be reduced from approximately 29,779 units to 20,481 Class A Units, and the number of unit holders of currently-registered units will decrease from 575 unit holders to approximately 212 Class A unit holders;

•	The newly-created Class B Units will correspondingly increase to approximately 9,016 units held by approximately 334 Class B unit holders;
•	The newly-created Class C Units will correspondingly increase to approximately 282 units held by approximately 29 unit holders;
•
The percentage of beneficial ownership of and voting power held by directors and executive officers of WDB as a group will increase from approximately 8.76% of the current units to approximately 12.76% of the Class A Units after the Reclassification, which is unlikely to materially change their collective ability to control the Company in their capacity as members;

•
Unit holders will receive one Class A, Class B or Class C Unit (as applicable) for each unit they held immediately before the Reclassification, and they will continue to have an equity interest in WDB and share in our profits and losses and may be entitled to realize any future value received in the event of any sale of the Company;

•
Unit holders will be required to surrender their original units in exchange for Class A, Class B or Class C Units, for which they will receive no consideration (other than the units received in the Reclassification);

•
Because the number of record unit holders of our units currently registered under the Exchange Act will be reduced to less than 300, and because the number of record holders of our new Class B and Class C Units will be less than 500 for each class, we will be allowed to suspend our status as a SEC-reporting company;

•
The new Class A unit holders will only be allowed to transfer their units in blocks of at least ten Class A units. This limitation may cause potential purchasers of Class A Units to value these units at a lower value;

•
The new Class B unit holders will have limited voting rights which include the right to elect directors and to vote on dissolution or merger, but will have no rights to amend the Proposed Operating Agreement. The loss of these rights may cause potential purchasers of Class B Units to value these units at a value less than Class A Units;

•
The new Class C unit holders will only be allowed to vote on dissolution or merger and will have no right to nominate, elect or remove directors or to amend the Proposed Operating Agreement. The loss of these rights may cause potential purchasers of Class C Units to value these units at a value less than Class A or Class B Units.

For more information, please refer to the subheadings “Effects of the Reclassification on WDB” and “Effects of the Reclassification on Unit Holders of WDB” under “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.”

6

Q:	What does it mean for WDB and our unit holders that WDB will no longer be subject to federal securities laws reporting obligations?

A:
We will no longer be required to file annual, quarterly and current reports with the SEC. Since these reports contain important information on WDB’s business and financial condition, such information will no longer be publicly available. However, under the Proposed Operating Agreement, our unit holders will be allowed to inspect, upon reasonable request, Company books and records. Additionally, the Company intends to make available to the members an annual report containing the Company’s audited financial statements and quarterly reports containing the Company’s unaudited financial statements. These financial statements and annual and quarterly reports, however, may not be the same as those required for reporting companies, and we will no longer be subject to the regulations for reporting companies. The liquidity of the units you hold in WDB may be reduced since there will be no public information available about WDB and all of our units will only be tradable in privately-negotiated transactions, without the availability of a qualified-matching service. We will also no longer be directly subject to the provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) applicable to public-reporting companies, which, among other things, requires our CEO and CFO to certify as to the accuracy of our financial statements and internal controls over financial reporting.

Q:	Why are you proposing the Reclassification?

A:	Our reasons for the Reclassification are based on:

•	The administrative burden and expense of making our periodic filings with the SEC;
•
As a reporting company, we must disclose information to the public, including information that may be helpful to actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. Terminating our reporting obligations will help to protect sensitive information from disclosure;

•
Operating as a private company will reduce the burden on our management and employees from increasingly stringent SEC-reporting requirements, thus allowing management to focus more of its attention directly on our business operations;

•
Management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth, such as a merger or sale of the Company, without being required to file proxy materials with the SEC and otherwise comply with proxy rules under the Exchange Act;

•
Our unit holders receive limited benefit from being a SEC-reporting company because of our small size and the limited trading of our units, especially when compared to the costs of disclosure and SOX compliance;

•	We have been able to structure our going private transaction to allow all of our unit holders to retain an equity interest in WDB, and none of our unit holders would be forced out; and
•	We anticipate the expense of a going private transaction will be less than the cumulative future expenses of complying with continued SEC reporting obligations and SOX compliance.

We considered that some of our unit holders may prefer that we continue as a SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our SEC reporting obligations outweigh the advantages. Our board considered several positive and negative factors affecting unit holders who will hold our Class A Units, as well as those unit holders whose units will be reclassified into Class B or Class C Units in making its determination, as discussed throughout this proxy statement.

Based on a careful review of the facts related to the Reclassification, our board has unanimously concluded that the terms of the Reclassification are substantively and procedurally fair to our unit holders, including our unaffiliated unit holders. Our board unanimously approved the Reclassification. Please see the subheadings “Reasons for the Reclassification,” “Fairness of the Reclassification” and “Board Recommendation” under “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.

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Q:	What changes to our Operating Agreement are being proposed by the board?

A:
The board has proposed amending and restating our Operating Agreement by adopting the Proposed Operating Agreement, primarily to reclassify our units and revise the voting and transfer rights of each class.

For more information, please refer to the information under “THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT.” To review all of the proposed changes to our Operating Agreement, please see Appendix B: Proposed Second Amended and Restated Operating Agreement.”

Q:	What is the board’s recommendation regarding the Reclassification?

A:
The board has determined that the Reclassification is in the best interests of our members. The board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

Q:	What will I receive in the Reclassification?

A:
If you are the record holder of 50 or more of our units on the date of the Reclassification, your units will automatically be converted into an equal number of Class A Units. If you are the record holder of less than 50 but at least 25 of our units on the date of the Reclassification, your units will automatically be converted into an equal number of Class B Units. If you are the record holder of less than 25 of our units on the date of the Reclassification, your units will automatically be converted into an equal number of Class C Units.

If the Reclassification is adopted and you receive Class A, Class B or Class C Units:
•	You will receive no other consideration for your units when they are reclassified;

•	Class B and Class C unit holders will have limited voting rights and thus may hold units with less value;

•	You will receive units with very limited transferability rights, which may be even less liquid than the units you currently hold; and
•	You will lose the benefits of holding securities registered under Section 12 of the Exchange Act.
Q:	What are the differences between the Class A, Class B and Class C Units?

A:
Generally, if members approve the Proposed Operating Agreement, the voting rights of the Class A Units will remain relatively unchanged. The voting rights of Class B Units will be restricted to the election of directors, voluntary dissolution, and mergers. Class C Units will be restricted to voting only on voluntary dissolution and mergers. All units will continue to be restricted to transfers that our board approves. In addition, transfers of Class A Units will be limited to transfers in blocks of at least ten Class A units. Our board will have the authority to disallow a transfer of Class A Units if it would result in 300 or more Class A Unit holders or a transfer of Class B Units or Class C Units if it would result in 500 or more Class B or Class C unit holders (or such other number as required to maintain the suspension of our duty to file periodic reports with the SEC). Under the Proposed Operating Agreement, the new Class B and Class C unit holders will receive the same share of our “profits” and “losses” as our Class A unit holders, and their respective rights to receive distributions of our assets will not change. Please refer to the comparison table under “THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:	Why are 50 units and 25 units the thresholds for determining who will receive Class A, Class B or Class C Units?

A:
The purpose of the Reclassification is to reduce the number of record holders of our current units to less than 300 and to have less than 500 holders of each of our Class B and Class C Units, which will allow us to deregister as a SEC reporting company. Our board selected 50 units and 25 units as the threshold numbers to enhance the probability that we will achieve the applicable unit holder numbers for each class after the Reclassification, if approved.

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Q:	When is the Reclassification expected to be completed?

A:	If the Reclassification is approved, we expect to complete it as soon as practicable following the Member Meeting.

Q:	What if the Reclassification is not approved or is not later implemented?

A:
The Reclassification will not be completed if less than a majority of the units represented at the Member Meeting are voted for the Reclassification. Additionally, our board will have the discretion to determine if and when to effect the Proposed Operating Agreement and the Reclassification, and may abandon them, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the board may determine not to effect the Reclassification.

If the Reclassification is not completed, we will continue our current operations under our current Operating Agreement, and we will continue to be subject to SEC reporting requirements.

Q:	What will happen if WDB gains additional unit holders in the future?

A:
We are currently subject to the reporting obligations under the Exchange Act because we have more than 500 unit holders of record. If the unit holders approve the Reclassification, our current units will be held by less than 300 unit holders of record. We may then terminate the registration of our units and the obligation to file periodic reports; however, our periodic reporting obligations cannot be terminated, but can only be suspended. Therefore, if we ever have 300 or more holders of our Class A units as of the last day of any fiscal year, or 500 of more holders of our Class B or Class C units, then we will again be responsible for filing reports with the SEC.

Q:	If the Reclassification is approved, will WDB continue to have its annual financial statements audited, and will I continue to receive information about WDB?

A:
Even if WDB terminates our registration with the SEC, we will continue to make available to our members an annual report containing audited financial statements in accordance with our Operating Agreement and the Proposed Operating Agreement. In addition, we will continue to make available to our members quarterly reports containing unaudited financial statements. Members, however, will not receive the same level of disclosure as before the Reclassification, because the financial information will not be subject to the disclosure requirements and obligations that the federal securities laws require of public companies.

Q:	Will I have appraisal rights in connection with the Reclassification?

A:
Under Iowa law and our Operating Agreement, you do not have appraisal or dissenter’s rights in connection with the Reclassification. However, other rights or actions besides appraisal and dissenter’s rights may exist under Iowa law or federal securities laws for unit holders who can demonstrate that they have been damaged by the Reclassification.

Q:	What are the tax consequences of the Reclassification?

A:	We believe the Reclassification, if approved and completed, will have the following federal income tax consequences:

•	The Reclassification should result in no material federal income tax consequences to WDB;

•	Those unit holders continuing to hold our units as Class A Units will not recognize any gain or loss in connection with the Reclassification;

•
Those unit holders receiving Class B or Class C Units will not recognize any gain or loss in connection with the Reclassification. Their adjusted tax basis in their Class B or Class C Units held immediately after the Reclassification will equal their adjusted tax basis in their units held immediately before the Reclassification, and the holding period for their Class B and Class C Units will include the holding period during which their original units were held.

•	The Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

9

Please refer to “Material Federal Income Tax Consequences of the Reclassification” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.” The tax consequences of the Reclassification are complicated and may depend on your particular circumstances. Please consult your tax advisor to determine how the Reclassification will affect you.
Q:	Should I send in my unit certificates now?

A:	No. If the Reclassification is approved, we will send you written instructions for exchanging your unit certificates for Class A, Class B or Class C Units after the Reclassification is completed.

Q:	Do WDB’s directors and officers have different interests in the Reclassification?

A:
Directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Reclassification. Please refer to “Interests of Certain persons in the Reclassification” under the heading “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION.”

We expect that all of our directors will own 50 or more units at the effective time of the Reclassification, and, therefore, will be Class A unit holders if the Reclassification is approved.

Because there will be fewer Class A Units following the Reclassification, and because the Class B and Class C Units will have limited voting rights, the directors who will be Class A Unit holders will own a larger percentage of the voting interest in the Company than they currently have. As of the record date, our directors and executive officers collectively own and have voting power over 2,611 units, or 8.76% of our units. After the Reclassification, we estimate the directors will beneficially hold and have voting power over 12.76% of the Class A Units. This is a potential conflict of interest because our directors approved the Reclassification and the Proposed Operating Agreement and recommend that you approve such proposals. Despite the potential conflict of interest, our board believes the Reclassification is fair to unaffiliated unit holders who will receive Class A Units, unaffiliated unit holders who will receive Class B Units, and unaffiliated unit holders who will receive Class C Units.

Q:	How is WDB financing the Reclassification?

A:
We estimate that the Reclassification will cost approximately $105,000, consisting of professional fees and other expenses related to the Reclassification. See “Fees and Expenses” beginning on page 27 for a breakdown of the expenses of the Reclassification. We intend to pay these expenses using working capital. Our board has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all unit holders the opportunity to retain an equity ownership interest in the Company.

Q:	What does it mean if I receive more than one proxy for the Member Meeting?

A:
It means that you have multiple holdings reflected in our membership register. Please sign and return ALL proxy cards to ensure that all of your units are voted. If you received more than one proxy card but only one copy of the proxy statement and supplemental materials, you may request additional copies from us.

Q:	Where can I find more information about WDB?

A:
Information about us is available at our website at http://www.wdbiodiesel.net, under “SEC Reports,” which includes links to reports we have filed with the SEC. The contents of our website are not incorporated by reference in this Proxy Statement.

10

Q:	Who can help answer my questions?

A:
If you have questions about the Reclassification or need assistance in voting your units, you should contact Tom Brooks at (563) 744-3554 or email him at tom.brooks@wdbiodiesel.net. The company’s address is: Western Dubuque Biodiesel, 904 Jamesmeier Road, Farley, Iowa 52046.

Q:	What is the voting requirement for approval of the Reclassification?

A:
The voting requirement for approval of the Reclassification is a majority of the units present at a meeting where a quorum is present. A quorum is 25% of the total membership voting interests. Currently 7,445 units must be present, in person or by proxy, to constitute a quorum at the Member Meeting. Approval of the Reclassification and adoption of the Proposed Operating Agreement requires the affirmative vote of at least a majority of the units represented at the Member Meeting. You may vote your units in person by attending the Member Meeting, or by mailing us your completed proxy card. You must return your proxy card to the Company no later than 5:00 p.m. on Tuesday, September 20, 2011 for your vote to be valid if you do not plan to attend the meeting in person.

Under Proposal #3, we are asking our members to grant full authority for the Member Meeting to be adjourned, if necessary or desirable, for the purpose, among others, of soliciting additional proxies to approve the proposals presented in this proxy statement. The proposal to adjourn or postpone the Member Meeting must be approved by the holders of at least a majority of the outstanding units present (in person or by proxy) at the Member Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

Q:	How can I revoke my proxy?

A:	You can revoke your proxy before the meeting by submitting a written notice revoking the proxy, or by attending the meeting and voting in person.

Q:	What is the effect of an abstention?

A:
Because approval of the Reclassification requires approval of a majority of the units represented at the Member Meeting, abstentions will count for purposes of establishing a quorum at the Member Meeting and will have the effect of a vote “AGAINST” the Reclassification. Therefore, if 50% or more of the units represented at the Member Meeting vote against or abstain from voting, the Reclassification will not be approved.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not specify a choice for Proposal 1 (Operating Agreement), Proposal 2 (Reclassification), or Proposal 3 (Adjournment), your units will be vote “FOR” each such proposal you leave blank. If you erroneously mark more than one choice for any one proposal, your vote for that proposal will count as an abstention.

Q:	Who will count the votes?

A:
Votes will be tabulated by Mary Jo Rooney, WDB’s Controller and by the inspector of election appointed for the Member Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by WDB. The cost includes supplying necessary additional copies of the solicitation material for beneficial owners of units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

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SPECIAL FACTORS RELATED TO THE RECLASSIFICATION
Overview
This proxy statement is furnished in connection with the solicitation of proxies by our board at a Member Meeting at which our members will be asked to consider and vote upon amending and restating our Operating Agreement as set forth in the Proposed Operating Agreement. If approved, the Proposed Operating Agreement will, among other things, result in a reclassification of our units into three separate and distinct classes. We intend, immediately following the Reclassification, to terminate the registration of our units with the SEC and suspend further reporting under the Exchange Act.
As of July 31, 2011, we had 29,779 units issued and outstanding held by approximately 575 unit holders of record. Of our approximately 575 unit holders, approximately 363, or 63.13%, hold less than 50 units each. If our members approve the Reclassification at the Member Meeting and our board implements it, the Reclassification will generally affect our unit holders as follows:

POSITION BEFORE THE RECLASSIFICATION	EFFECT OF THE RECLASSIFICATION
Record holders of 50 or more units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class A Units.
Record holders of less than 50 but at least 25 units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class B Units.
Record holders of less than 25 units	Unit holders will hold the same number of units held before the Reclassification but such units will be reclassified as Class C Units.
Unit holders holding units in “street name” through a nominee (such as a bank or broker)	The Reclassification will be effected at the unit holder level. If your units are held through a nominee, please refer to “Units Held in a Brokerage or Custodial Account” below.
Background
As a SEC reporting company, we must prepare and file with the SEC, among other items: Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; and Proxy Statements on Form 14A. Our management and several of our employees spend considerable time and resources preparing and filing these reports, and we believe that we could beneficially use such time and resources for directly operating our business. Also, as a reporting company, we must disclose information to the public that may be helpful to our actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. In addition, the costs of reporting obligations comprise a significant overhead expense. These costs include securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting-related costs have increased and continue to increase due to the requirements of SOX and more stringent regulations. For example, Section 404 of SOX requires us to include in our Annual Report on Form 10-K our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting. Additionally, we also expect our costs of reporting obligations will increase this year as we become subject to the XBRL interactive data format in our SEC filings.
We estimate that our costs and expenses in connection with SEC reporting for 2011 will be approximately $250,000. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses. In addition, once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX that apply to reporting companies or the liability provisions of the Exchange Act, and our officers will not be required to certify the accuracy of our financial statements under SEC rules.

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There can be many advantages to being a public company, possibly including a higher value for our units, a more active trading market and the enhanced ability to raise capital or make acquisitions. However, to avoid being taxed as a corporation under the publicly-traded partnership rules, our units cannot be traded on an established securities market or be readily tradable in a secondary market, which means there is a limited market for our units, regardless of whether we are public company. Based on the limited number of units available and the trading restrictions we must observe, we believe it is highly unlikely that our units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, because of our limited trading market and our status as a limited liability company, we are unlikely to be positioned to use our public company status to raise capital through sales of additional securities in a public offering or to acquire other business entities using our units as consideration. We have therefore not been able to effectively take advantage of the benefits of being a public company.
The board considered and approved the various aspects of the reclassification and deregistration process over the course of several board meetings. The board considered the reclassification and deregistration process presented in memoranda by WDB’s legal counsel and decided that the benefits of being a SEC-reporting company are substantially outweighed by the burden on management, the expense related to the SEC reporting obligations and the burden on the Company’s ability to explore long-term strategies while being a public reporting company. The board concluded that becoming a non-SEC reporting company would allow us to avoid these costs and expenses.
At these meetings, the board also considered the requirements and alternatives for a going private transaction, including a reverse unit split, self-tender offer whereby unit holders owning less than a certain number of units would be “cashed out,” and a reclassification of our units to reduce our number of record holders to below 300. Because our cash resources are limited, and we believe many of our unit holders feel strongly about retaining their equity interest in the Company, our board found the prospect of effecting a going private transaction by reclassifying some of our units an attractive option.
The board discussed that each class would have different voting rights, with Class A members to generally retain the voting rights of current holders. Additionally at this meeting, our board discussed the business considerations for engaging in a going private transaction, highlighting the advantages and disadvantages and issues raised in a going private transaction, as discussed below.
The board also discussed the process and mechanism for going private at the meeting. The board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other unit holders and no consideration was given to the unit ownership of the board members in determining the unit cutoff number, the board concluded that a special committee for the Reclassification was not needed. The board also discussed requiring approval of the transaction by a majority of unaffiliated unit holders and considered the fact that the interests of the unit holders receiving Class B or Class C Units are different from the interests of the unit holders owning Class A Units and may create actual or potential conflicts of interest in connection with the Reclassification. However, because affiliated and unaffiliated unit holders would be treated identically in terms of the approval process of the Reclassification, the board believed a special vote was not necessary.
In particular, the board took the following actions:
•
At the March 2011 board meeting, eight directors were present. The board reviewed and considered its specific calculations of costs savings that would result from deregistration. The board passed a motion to pursue deregistration through the Reclassification described in this proxy statement and set the reclassification thresholds, which were based on estimates of the resulting number of unit holders.

•
At the April 2011 board meeting, all nine directors were present. The board set the date for the annual meeting and reviewed and approved a preliminary letter to be sent to the members describing the deregistration process.

•
At the May 2011 board meeting, at which all nine directors were present, and through subsequent correspondence and telephone conferences, the board reviewed and considered the Proposed Operating Agreement and this Proxy Statement with legal counsel. By written action by consent dated June 7, 2011, the board unanimously approved the Proposed Operating Agreement and recommended its approval to the members, as well as the Reclassification as described in this proxy statement. Approval of the Proposed Operating Agreement and the Reclassification was based upon the factors discussed below.

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Reasons for the Reclassification
We are undertaking the Reclassification to end our SEC reporting obligations, which will save us and our unit holders the substantial costs of being a reporting company. The specific factors our board considered in electing to undertake the Reclassification and suspend our reporting obligations are as follows. In view of the wide variety of factors considered in evaluating the Reclassification, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.
•
As a small company whose units are not listed on any exchange or traded on any quotation system, we have struggled to sustain the costs of being a public company, while not enjoying many benefits. We also expect our costs of reporting obligations will increase this year as we become subject to the XBRL interactive data format in our SEC filings. We estimate that by suspending our reporting obligations, we will be able to reallocate resources and eliminate anticipated costs of approximately $250,000 annually starting in our fiscal year ending December 31, 2012. These estimated annual expenses include reduced accounting and audit expenses ($85,000), reduced legal expenses ($65,000), XBRL Edgarization reporting compliance ($50,000), staff and executive time not included in other categories ($20,000); internal control testing and SOX compliance ($15,000) and other miscellaneous expenses ($15,000). These amounts represent estimated savings after considering the legal, accounting and auditing expenses expected to continue after the going private transaction. For example, we will continue to incur some accounting and auditing expenses to maintain our books and records in accordance with GAAP and make available annual and quarterly reports to our members.

•
We expect to continue to make available to our unit holders Company financial information annually and quarterly, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs of these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•
Our unit holders receive limited benefit from being a SEC reporting company because of our small size and limited trading of our units. In our board’s judgment, little or no justification exists for the continuing direct and indirect costs of SEC reporting, especially since: our compliance costs have increased because of heightened government oversight; there is a low trading volume in our units; and when our board approved the Reclassification, approximately 364 of our unit holders held less than 50 units.

•
We expect that any need to raise capital or enter into other financing or business consolidation arrangements will likely not involve raising capital in the public market. If we need to raise additional capital, we believe that there are comparable sources of additional capital available through borrowing, private sales of equity or debt securities, or alternative business consolidation transactions. Additionally, our ability to explore, secure and structure such transactions may be more successful without the requirement of publicly reporting such negotiations and transactions. However, we recognize that we may not be able to raise additional capital or finalize a transaction with a third party when required, or that the cost of additional capital or the results of any such transactions will be attractive.

•
To avoid being taxed as a corporation under the publicly-traded partnership rules under the Internal Revenue Code, our units are not listed on an exchange. Although trading of our units is facilitated through a qualified matching service, we do not enjoy sufficient market liquidity to enable our unit holders to trade their units easily. In addition, our units are subject to transferability restrictions, requiring the consent of our board in most instances. We also do not have sufficient liquidity in our units to use it as potential currency in an acquisition. As a result, we do not believe that registration of our units under the Exchange Act has benefited our unit holders in proportion to the costs we have incurred and expect to incur.

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•
As a reporting company, we must disclose information to the public which may be helpful to our direct and indirect competitors in challenging our business operations. Some of this information includes disclosure of material agreements affecting our business, the development of new technology, product research and development, known market trends and contingencies that may impact our operating results. Competitors can use that information to take market share, employees, and customers away from us. Terminating our reporting obligation will help to protect sensitive information from disclosure.

•
We expect that suspending our reporting obligations will reduce the burden on our management and employees from the increasingly stringent SEC reporting requirements and allow them to focus more of their attention on our business objectives.

•
We expect that suspending reporting obligations will increase management’s flexibility to consider and initiate actions such as a merger or sale of the Company without being required to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Exchange Act.

•	The Reclassification proposal allows our unit holders to retain an equity interest in WDB and to continue to share in our profits and losses and distributions.
•
We expect that suspending reporting obligations may reduce the expectation to produce short-term per unit earnings and may increase management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

Many of the benefits of a Rule 13e-3 transaction, such as eliminating costs of SEC reporting obligations and allowing management and employees to focus on core business initiatives, have been in existence for some time, and for these reasons, deregistration has been a part of Western Dubuque’s long-term strategy. However, due to the impact over time of the increasingly stringent regulation from SOX and the expanded reporting requirements faced by the Company, especially in light of the difficult economic environment, the board began recently to seriously consider a transaction that would result in the deregistration of our units. Moreover, the board believes that the costs of SEC reporting, in terms of time and money, will increase during our next fiscal year as the Company becomes subject to the requirements of the XBRL interactive data format. Although the timing of the proposed transaction is not directly related to the Company’s current financial position, we hope that the proposed going private transaction will help alleviate some of the financial constraints that we face and may make our Company more attractive to potential private investors.
We considered that some of our unit holders may prefer to continue as unit holders of a SEC reporting company, which is a factor weighing against the Reclassification. The board also considered the following potential negative consequences of the Reclassification to our unit holders, and in particular to our unit holders who will receive Class B and Class C Units:
•	Our unit holders will lose the benefits of registered securities, such as access to information about the Company required to be disclosed in periodic reports to the SEC.
•
Our unit holders will lose certain statutory safeguards since we will no longer be subject to SOX requirements that require our CEO and CFO to certify as to the Company’s financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC.

•	The value and liquidity of our units may be reduced as a result of the Company no longer being a public company and because of the differing terms among the reclassified units.
•	We have incurred and will incur costs, in terms of time and dollars, in connection with going private.
•	Going private may reduce the attractiveness of stock-based incentive plans, which are often used to attract and retain executives and other key employees.
•	Our officers and directors may have potential liability due to the “interested” nature of the transaction.
•	Due to the restrictions involved in the private sale of securities, we may have increased difficulty in raising equity capital in the future, potentially limiting our ability to expand

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However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh the advantages, as described above.
We also considered various alternatives to accomplish the proposed transaction, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby unit holders owning less than a certain number of units would be “cashed out.” Ultimately, we elected to proceed with the Reclassification because these alternatives could be more costly, might not have effectively reduced the number of unit holders below 300, and would not allow all unit holders to retain an equity interest in WDB. We have not received any proposal from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposal in connection with the Reclassification because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.
Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, we do not have any other purpose for engaging in the Reclassification at this particular time.
Fairness of the Reclassification
Based on a careful review of the facts and circumstances relating to the Reclassification, our board has unanimously concluded that the Proposed Operating Agreement and the Rule 13e-3 transaction, including the terms of the Reclassification, are substantively and procedurally fair to all of our unit holders, including unaffiliated unit holders. The board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.
In its consideration of both the procedural and substantive fairness of the transaction, our board considered the potential effect of the transaction as it relates to all unaffiliated unit holders generally, to unit holders receiving Class B or Class C Units and to unit holders continuing to own units as Class A Units. Because the transaction will affect unit holders differently only to the extent that some will receive Class B Units in the Reclassification, some will receive Class C Units and some will retain their units as Class A Units, these are the only groups of unit holders for which the board considered the relative fairness and the potential effects of the Reclassification.
Substantive Fairness
The factors that our board considered positive for our unaffiliated unit holders include the following:
•	Our unaffiliated unit holders will continue to have an equity interest in WDB and participate equally in future profit and loss allocations and distributions on a per unit basis.
•	Our affiliated unit holders will be treated in the same manner in the Reclassification as our unaffiliated unit holders and will be reclassified according to the same standards.
•	Our unaffiliated unit holders are not being “cashed out” in connection with the Reclassification, and all of our units will continue to have the same material economic rights and preferences.
•
The Class A unaffiliated unit holders will retain voting rights, including the right to elect directors and vote on other decisions as provided in the Proposed Operating Agreement and under the Iowa Uniform Revised Limited Liability Company Act. Our Class B and Class C unaffiliated unit holders will retain some voting rights. Class B unaffiliated unit holders will have the right to elect our directors, and both Class B and Class C unaffiliated holders will have the right to vote on a merger or voluntary dissolution of the Company.

16

•
Our smaller unaffiliated unit holders who prefer to become Class A Unit holders had notice that they had until June 27, 2011 to acquire sufficient units to hold 50 or more units in their own names before the Reclassification. The limited market for our units may have made acquiring units difficult, and there may have been acquisition costs beyond the purchase price of such units. However, we believe that acquiring additional units was an option available to our unaffiliated unit holders, and our unaffiliated unit holders were able to weigh the costs and benefits of acquiring additional units. We have restricted transfers after June 27, 2011 to allow the Company to determine definitively the number of Class A, Class B and Class C members that would result from the Reclassification before providing our members with proxy materials. However, this restriction may not apply to some transfers under our Operating Agreement, such as transfers upon a member’s death.

•
Beneficial owners who hold their units in “street name,” who would receive Class B or Class C Units if they were record owners instead of beneficial owners, and who wish to receive Class B or Class C Units as if they were record owners instead of beneficial owners, had notice that they had until June 27, 2011 to transfer their units so that they could receive Class B or Class C Units.

•
Our unaffiliated unit holders receive little benefit from WDB being a SEC reporting company because of our small size, the lack of analyst coverage and the limited trading of our units, especially when compared to the associated costs of reporting.

•
Our unaffiliated unit holders will realize the potential benefits of termination of registration of our units, including reduced expenses as a result of no longer being required to comply with the SEC reporting requirements.

•	We do not expect that the Reclassification will result in a taxable event for any of our unaffiliated unit holders.
•	No brokerage or transaction costs are to be incurred by our unit holders in connection with the Reclassification.
The board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Reclassification to our unaffiliated unit holders receiving Class B or Class C Units. In particular, the factors that our board considered as potentially negative for those unit holders receiving Class B or Class C Units included:
•
The voting rights of Class B unaffiliated unit holders will be limited to director elections, the dissolution of the Company and mergers. Such limitations may result in decreased value of the Class B Units.

•	The voting rights of Class C unaffiliated unit holders will be limited to the dissolution of our Company or mergers. Such limitations may result in decreased value of the Class C Units.
•	Our Class B and Class C unaffiliated unit holders will only be able to consent to amendments to the Proposed Operating Agreement in certain very limited circumstances.
•
The value of Class B and Class C units may be less due to the restrictive voting rights of those classes. As a result, our affiliated unit holders, who will all hold Class A Units, may receive more valuable units than those unaffiliated holders who receive Class B and Class C Units.

17

The factors that our board considered as potentially negative for the unaffiliated unit holders who are continuing to hold our units as Class A Units included:
•	The liquidity of unaffiliated Class A units will likely be reduced following the Reclassification because of the reduction in the number of units of that class.
•	The transferability of Class A Units will be more limited. Unit holders holding Class A Units will only be allowed to transfer Class A Units in block of at least ten Class A units.
The factors that our board considered as potentially negative for all of our unaffiliated unit holders, regardless of class, included:
•	They will be required to surrender their units in exchange for Class A, Class B or Class C Units.
•
Following the Reclassification, they will have restrictions on their ability to transfer their units because our units will be tradable only in private transactions, and there will be no public market for our units.

•
They will have reduced access to our financial information once we are no longer a SEC reporting company, although we do intend to continue to make available to all unit holders an annual report containing audited financial statements and quarterly reports containing unaudited financial statements.

•
Once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX applicable to reporting companies or the liability provisions of Exchange Act, and our officers will not be required to certify the accuracy of our financial statements under the SEC rules.

•	Unaffiliated unit holders who do not believe that the Reclassification is fair to them do not have the right to dissent from the Reclassification.
•
Until the Reclassification is completed (or rejected by the members), transfers of our units will be prohibited. However, this restriction may not apply to some transfers under our Operating Agreement, such as transfers upon a member’s death. If the Reclassification is not approved by our members, transfers made in accordance with our Operating Agreement will be allowed to resume as soon as reasonably practicable after the Member Meeting, likely within one week of the meeting.

Our board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our unaffiliated unit holders and that the foregoing factors are outweighed by the positive factors previously described.
Procedural Fairness
We believe the Reclassification is procedurally fair to our unaffiliated unit holders, including those that will continue to hold our units as Class A Units and those that will be reclassified as Class B or Class C unit holders. In concluding that the Reclassification is procedurally fair to our unaffiliated unit holders, the board considered several factors. The factors that our board considered positive for our unaffiliated unit holders included the following:
•	The Reclassification is being effected in accordance with the applicable requirements of Iowa law.
•
Our board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other unit holders and no consideration was given to the unit ownership of the board members in determining the unit cutoff number, the board concluded that a special committee for the Reclassification was not needed, as the board was able to adequately balance the competing interest of the unaffiliated unit holders in accordance with their fiduciary duties.

•
Our board retained and received advice from legal counsel in evaluating the terms of the Reclassification as provided in the Proposed Operating Agreement including the balancing of the rights of unaffiliated and affiliated Class A unit holders, Class B unit holders, and Class C unit holders.

•
Our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Reclassification, involving a cash-out of unit holders, or potentially ineffective in achieving the goals of allowing unit holders to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of being a publicly reporting company.

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•
Unaffiliated unit holders were given notice that they had until June 27, 2011 to acquire or sell sufficient units to determine whether such unit holders will own Class A, Class B or Class C Units after the Reclassification.

•	To implement the Reclassification, it must be approved by the affirmative vote of a majority of the Membership Voting Interests representing a quorum at the Member Meeting.
Our board considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our unaffiliated unit holders.
The board is aware of, and has considered, the impact of certain potentially countervailing factors on the procedural fairness of the Reclassification to all of our unaffiliated unit holders:
•
Although the interests of holders receiving Class B or Class C Units are different from the interests of holders owning Class A Units and may create conflicts of interest, neither the board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the unaffiliated unit holders receiving Class B or Class C Units to negotiate the terms of the Reclassification or prepare a report concerning the fairness of the Reclassification. However, our board members will be treated the same as the unaffiliated unit holders in the proposed transaction.

•
The transaction is not structured to require approval of at least a majority of unaffiliated unit holders, although when the Reclassification was approved by our board on March 28, 2011, members of our board and our executive officers then collectively held only 8.76% of our outstanding units.

•	We did not solicit any outside expressions of interest in acquiring the Company.
•
We did not receive a report, opinion, or appraisal from an outside party as to the value of our units, the fairness of the transaction to those unit holders receiving Class B or Class C Units or the fairness of the transaction to WDB.

Our board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our unaffiliated unit holders and that the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the board felt that the consideration and approval of the transaction by the full board, whose conflict of interest is a relatively insignificant increase in aggregate voting unit ownership following the Reclassification, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.
We have not made any provision in connection with the Reclassification to grant our unaffiliated unit holders access to our Company files beyond that granted generally under our Operating Agreement and Iowa Law, or to obtain counsel or appraisal services at our expense. With respect to our unaffiliated unit holders’ access to our Company files, our board determined that this proxy statement, together with our other SEC filings and information they may obtain under our Operating Agreement, provide adequate information for our unaffiliated unit holders. Under our Operating Agreement, subject to compliance with our safety, security and confidentiality procedures and guidelines, our members have rights to review lists of our members and directors, copies of our articles of organization, operating agreements, tax returns for the last three years, and financial statements for the most recent fiscal year. Any member may inspect and copy these records during normal business hours if they have a proper purpose reasonably related to their interest as a member of WDB. With respect to obtaining counsel or appraisal services at our expense, the board did not consider these actions necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as WDB’s size and the cost of such procedures.

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Factors Not Considered Material
In reaching its conclusion that the Reclassification is fair to our unaffiliated unit holders, whether they will be receiving Class A, Class B or Class C Units, the board did not consider the following factors to be material:
•
the current or historical market price of our units because our units are not traded on a public market, and instead are traded in privately negotiated transactions in which the market price may or may not be determinative. Except as described above with respect to the possible lower value of Class B and Class C Units due to relatively restricted voting rights, any effect that the Reclassification has on the market price will be the same for our unaffiliated unit holders and affiliated unit holders.

•
our going concern value because the going concern value will be determined by the market at the time of a sale, merger or other business combination. We expect that the Reclassification will have only an insignificant effect on the Company’s value on a going forward basis (a $250,000 per year savings) and will not be determinative of the going concern value.

•
our net book value because, as shown in the pro forma balance sheet set forth below, the Reclassification and subsequent deregistration will have only an insignificant effect on the net book value of our units.

•
the liquidation value of our assets because the Company believes the Reclassification will not have a material effect on the liquidation value of our assets or units. Under the Proposed Operating Agreement, the rights of our unaffiliated and affiliated unit holders will not change, and all of our unit holders will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our unit holders. In addition, the Proposed Operating Agreement provides all of our unit holders, both affiliated and unaffiliated, an equal vote in the dissolution of the Company.

•	Repurchases of units by the Company over the past two years because there were none.
Additionally, our board believes that several of the above factors are immaterial because our unit holders are not being “cashed out” in connection with the Reclassification, and our units will have the same material economic rights and preferences. As a result, our smaller unit holders will continue to hold an equity interest in WDB as Class B or Class C unit holders and will therefore participate equally, and on the same basis that they would participate absent a transaction, with the holders of our Class A Units in our profits, losses and the receipt of distributions. Moreover, unaffiliated holders will be treated the same as affiliated holders. Accordingly, we did not request or receive any reports, opinions or appraisals from any outside party relating to the Reclassification or the monetary value of the Class A, Class B or Class C Units.
Instead of the foregoing factors, and as described in detail above, the board subjectively considered the collective advantages of the Class A, Class B or Class C Units, including the right of our Class B units to elect directors, and the ability of our Class C members to transfer units in the same manner as Class A and B members. The board also subjectively considered the relative disadvantages of the three classes, including limits on voting and decision-making in the case of the Class B and C units, and the requirement that Class A units be transferred in blocks of at least ten Class A Units. In addition, the board also evaluated the benefits shared by all classes of units, such as the ability to vote upon certain events such as dissolution of the Company and mergers, the ability to benefit from the cost savings associated with the Reclassification and the opportunity to share in our future growth and earnings.
Board Recommendation
As a result of the analysis described above, the board has unanimously concluded that the Reclassification is substantively and procedurally fair to all unit holders, including our unaffiliated unit holders receiving Class A, Class B or Class C Units. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Reclassification is unfair to any of our unit holders.
The board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

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Purpose and Structure of the Reclassification
The primary purposes of the Reclassification are to:
•
Consolidate ownership of our units to less than 300 unit holders of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings. We estimate that we will be able to reallocate resources, eliminate costs and avoid anticipated future costs of approximately $250,000 annually by eliminating the requirement to prepare and file periodic reports and reducing the expenses of unit holder communications. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time spent on reporting and securities law compliance matters.

•	Help protect sensitive business information from disclosure that might benefit our competitors.
•	Allow our management and employees to refocus time spent on SEC reporting obligations and unit holder administrative duties to our core business.
•	Reduce the expectation to produce short-term per unit earnings, thereby increasing management’s flexibility to consider and balance actions between short-term and long-term growth objectives.
The structure of the Reclassification will give all of our unit holders the opportunity to retain an equity interest in WDB and therefore to participate in any future growth and earnings of the Company. Because we are not cashing out any of our unit holders, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.
Our board elected to structure the transaction to take effect at the unit holder level, meaning that we use the number of units registered in the name of each holder to determine how that holder’s units will be reclassified. The board chose this structure in part because it determined that this method would provide us with the best understanding at the effective time of the Reclassification of how many unit holders would receive each class of units. In addition, on April 26, 2011, the Company notified unit holders that they had until June 27, 2011 to make transfers of units before the Reclassification. The purpose of this letter was to allow unit holders the opportunity to make transfers before the Reclassification so that they could own the requisite number of units to be in their desired class, which our board felt would enhance the substantive fairness of the transaction to all unit holders. Although providing this flexibility generated an element of uncertainty as to the number of Class A unit holders that would result, our board felt that the threshold ratio of 50 or more units allowed a sufficient margin for unit holders to transfer their units. Overall, our board determined that the structure would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may have been created by giving unit holders the flexibility to transfer their holdings through June 27, 2011. We have restricted transfers after June 27, 2011 to allow the Company to determine definitively the number of Class A, Class B and Class C members that would result from the Reclassification before providing our members with proxy materials. However, this restriction may not apply to some transfers under our Operating Agreement, such as transfers upon a member’s death.
Effects of the Reclassification on WDB
The board expects the Reclassification will have various positive and negative effects on WDB as described below.
Effect of the Proposed Transaction on Our Outstanding Units
As of the record date, the number of outstanding units was 29,779. The Proposed Operating Agreement will authorize the issuance of three separate and distinct classes of units, Class A, Class B, and Class C Units. Based upon our best estimates, if the Reclassification had been consummated as of the record date, approximately 20,481 units would be reclassified as Class A Units, with the total number of Class A unit holders reduced from approximately 575 to approximately 212. Additionally, 9,016 outstanding units would be reclassified as Class B Units, and approximately 282 outstanding units would be reclassified as Class C units. We have no other current plans, arrangements or understandings to issue any units as of the date of this proxy.
Termination of Exchange Act Registration and Reporting Requirements
Upon the completion of the Reclassification, we expect that our current outstanding units, which will be classified as Class A Units, will be held by fewer than 300 record unit holders and the Class B and Class C Units will each be held by fewer than 500 record unit holders. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended under Rule 12h-3 of the Exchange Act.

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The suspension of the filing requirement will substantially reduce the information that we are required to furnish to our unit holders and the SEC. Therefore, we anticipate that we will eliminate costs of these filing requirements of approximately $250,000 annually, as follows:

Reduction in Accounting and Auditing Expenses	$85,000
SEC Counsel	$65,000
Staff and Executive Time (to the extent not otherwise reflected in other categories)	$20,000
XBRL Edgarization Reporting Compliance	$50,000
SOX compliance / internal control testing	$15,000
Miscellaneous, including Printing and Mailing	$15,000

Total	$250,000

We will apply for termination of the registration of our units and suspension of our SEC reporting obligations as soon as practicable following completion of the Reclassification.
Potential Registration of the Class B or Class C Units or Discontinuation of our Suspended Duty to Report
After the Reclassification, we anticipate that there will be approximately 335 Class B and 29 Class C unit holders of record. If the number of record holders of our Class B or Class C Units is 500 or more on the last day of any fiscal year, WDB will be required to register the Class B or Class C Units under Section 12(g) of the Exchange Act. As a result, we would again be subject to all of the reporting and disclosure obligations under the Exchange Act. For this reason, the Proposed Operating Agreement includes a provision that gives our board the authority to disallow a transfer of Class B or Class C Units if it believes that a transfer will result in the Class B or Class C Units being held by 500 or more respective holders or another number that otherwise obligates the Company to register its units under the Exchange Act. We do not expect any significant change in the number of record holders of Class B or Class C Units in the near term that will obligate us to register our Class B or Class C Units.
Similarly, if the number of our Class A unit holders of record is 300 or more on the last day of any fiscal year, the suspension of our duty to file reports under Section 15(d) of the Exchange Act would be discontinued, and we would be again subject to the reporting and disclosure obligations under the Exchange Act. For this reason, the Proposed Operating Agreement contains a new restriction on the transfer of Class A Units that gives our board the authority to disallow a transfer of Class A Units if it believes that the transfer will result in the Class A Units being held by 300 or more Class A unit holders. We estimate that following the Reclassification, we will have 215 Class A unit holders of record and do not anticipate any significant change in the number of Class A unit holders of record that would obligate us to resume periodic reporting with the SEC.
Effect on Trading of Units
Our units are not traded on an exchange and are not otherwise actively traded, although we currently have a qualified matching service (QMS).
Because we will no longer be required to maintain current public information by filing reports with the SEC, and because of the reduction of the number of our record unit holders and the fact that our units will only be tradable in privately-negotiated transactions and without the availability of a QMS, the liquidity of our units may be reduced following the Reclassification.

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Financial Effects of the Reclassification
We expect that the professional fees and other expenses related to the Reclassification of approximately $105,000 will not have any material adverse effect on our liquidity, results of operations or cash flow.
Effect on Conduct of Business after the Transaction
We expect our business and operations to continue as they are currently being conducted and, except as otherwise discussed in the proxy statement with regard to diverting resources that would otherwise be used for SEC reporting obligations, the transaction is not anticipated to affect the conduct of our business.
Effect on Our Directors and Executive Officers
It is not anticipated that the Reclassification will affect our directors and executive officers, other than with respect to their relative Class A Unit ownership and voting power and as described below with respect to affiliated unit holders. The annual compensation paid by us to our officers and directors will not increase as a result of the Reclassification, nor will the Reclassification result in any material alterations to existing employment agreements with our officers.
Plans or Proposals
Other than as described with respect to the Reclassification, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although our management does not presently have any intention to enter into any transaction described above, management continues to consider all opportunities to increase liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.
Effects of the Reclassification on Unit Holders of WDB
The general effects of the Reclassification on the unit holders of WDB are described below.
Effects of the Reclassification on Class A Unit Holders
The Reclassification will have both positive and negative effects on the Class A unit holders. All of these changes will affect affiliated and unaffiliated Class A unit holders in the same way. The board of WDB considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class A unit holders will:	Due to the Reclassification, Class A unit holders will:

• Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•     Be required to have their units reclassified into Class A Units, for which they will receive no additional consideration;

•     Hold unregistered securities and therefore lose the benefits of holding registered securities, such as access to information concerning WDB required to be contained in the Company’s periodic reports; and the requirement that our officers certify the accuracy of our financial statements;

• Be entitled to vote on all matters brought before the members of WDB, except as otherwise provided by the Proposed Operating Agreement or Iowa law;

• Have enhanced voting control over WDB in comparison to other classes of units.

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Benefits	Detriments
• Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer;

•     Bear transfer restrictions provided in the Proposed Operating Agreement, such that members may only transfer Class A Units in blocks of at least ten Class A Units and our board will be entitled to, at its sole discretion, approve or disallow proposed transfers; and

• Bear the risk of a decrease in the market value and liquidity of the Class A Units due to the reduction in public information concerning the Company.
Effects of the Reclassification on Class B Unit Holders
The Reclassification will have both positive and negative effects on the Class B unit holders. All of these changes will affect affiliated and unaffiliated Class B unit holders in the same way. The board of WDB considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class B unit holders will:	Due to the Reclassification, Class B unit holders will:

• Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;	• Be required to have their units reclassified into Class B units, for which they will receive no additional consideration;
• Continue to hold an equity interest in WDB and share in our profits, losses and distributions on the same basis as our Class A unit holders; and
•     Be entitled to vote only to elect directors and upon a proposed dissolution or merger of the Company;

•     Be entitled to consent to amendments to the Proposed Operating Agreement only in very limited circumstances; and

•     Hold restricted securities that will require an appropriate exemption from registration to be eligible for transfer.

• Be entitled to transfer any number of units to any person approved by the board in accordance with the terms of the Proposed Operating Agreement.

Effects of the Reclassification on Class C Unit Holders
The Reclassification will have both positive and negative effects on the Class C unit holders. All of these changes will affect affiliated and unaffiliated Class C unit holders in the same way. The board of WDB considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class C unit holders will:	Due to the Reclassification, Class C unit holders will:

•     Realize the potential benefits of termination of registration of our units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;

•     Continue to hold an equity interest in WDB and share in our profits, losses and distributions on the same basis as our Class A unit holders; and

•     Be entitled to transfer any number of units to any person approved by the board in accordance with the terms of the Proposed Operating Agreement.

•     Be required to have their units reclassified into Class C units, for which they will receive no additional consideration;

•     Be entitled to vote only upon a proposed dissolution or merger of the Company;

•     Be entitled to consent to amendments to the Proposed Operating Agreement only in very limited circumstances; and

•     Hold restricted securities that will require an appropriate exemption from registration to be eligible for transfer.

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Effects of the Reclassification on Affiliated Unit Holders
The Reclassification will have some additional effects on our executive officers and directors. As used in this proxy statement, the term “affiliated unit holders” means any unit holder who is a director or executive officer of WDB and the term “unaffiliated unit holder” means any member other than an affiliated unit holder. As a result of the Reclassification:
•
our affiliated unit holders will no longer be subject to Exchange Act reporting requirements and restrictions, and information about their compensation and unit ownership will not be publicly available; and

•
our affiliated unit holders will lose the availability of the Rule 144 safe harbor for transfers. Because our units will not be registered under the Exchange Act after the Reclassification and we will no longer be required to furnish publicly available periodic reports, our executive officers and directors will lose the ability to dispose of their units under Rule 144 of the Securities Act of 1933, which provides a safe harbor for resales of securities by affiliates of an issuer.

Units Held in a Brokerage or Custodial Account
Unit holders must understand how units that they hold in “street name” will be treated for purposes of the Reclassification. Unit holders who have transferred their units of WDB into a brokerage or custodial account are no longer shown on our membership register as the record holder of these units. Instead, the brokerage firms or custodians typically hold all units that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the holder of record of 50 or more units, then all units registered in that nominee’s name will be renamed as Class A Units. At the end of the Reclassification, the beneficial owners will continue to beneficially own the same number of units as before the transaction. If you hold your units in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may have adjusted their holdings before the Reclassification, you may have no way of knowing how your units will be reclassified.
Interests of Certain Persons in the Reclassification
Our executive officers and directors who are also unit holders will participate in the Reclassification in the same manner as our other unit holders. We anticipate that all of our directors will own 50 or more units, and therefore will be Class A unit holders if the Reclassification is approved. Because of the voting restrictions placed on Class B and C units, these directors may experience a larger relative percentage of voting power than they previously held. This represents a potential conflict of interest because our directors unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the board believes the Reclassification is fair to all of our unit holders for the reasons discussed in this proxy statement.
The directors’ relative voting rights were not a consideration in the board’s decision to approve the Reclassification or in deciding its terms, including setting the 50 Class A unit threshold. In addition, the board determined that any potential conflict of interest created by the directors’ ownership of our Class A Units is relatively insignificant. The board did not set the 50 Class A Unit threshold to avoid exchanging the Class A units of any directors. In addition, the percentage of beneficial ownership of and voting power held by directors and executive officers of WDB as a group will increase from approximately 8.76% of the current units to approximately 12.76% of the Class A Units after the Reclassification, which is unlikely to materially change their collective ability to control the Company in their capacity as members.
Our board was aware of the actual or potential conflicts of interest discussed above and considered them along with the other matters that have been described in this proxy statement.

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None of our executive officers or directors who beneficially owns an aggregate of 50 units has indicated to us that he or she intends to sell units between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide units among different record holders so that fewer than 50 units are held in each account to receive Class B or C Units.
Material Federal Income Tax Consequences of the Reclassification
The following is a summary of the anticipated material United States federal income tax consequences of the Reclassification. This discussion does not consider the particular facts or circumstances of any unit holder. This discussion assumes that you hold, and will continue to hold, your Class A, B, or C Units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The federal income tax laws are complex and the tax consequences of the Reclassification may vary depending upon your individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the Reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their units pursuant to the exercise of an employee unit option or right or otherwise as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).
This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, we have not and will not seek or obtain an opinion of counsel or ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the IRS. Accordingly, the IRS or ultimately the courts could disagree with the following discussion.
Federal Income Tax Consequences to WDB
The Reclassification will likely be treated as a tax-free “recapitalization” for federal income tax purposes. As a result, we believe that the Reclassification will not have any material federal income tax consequences to WDB.
Federal Income Tax Consequences to Class A, B, and C Unit Holders
We expect that unit holders receiving Class A, B, or C Units in exchange for their existing units will not recognize any gain or loss in the Reclassification. We anticipate that you will have the same adjusted tax basis and holding period in your Class A, B, or C Units as you had in your units immediately before the Reclassification. Further, we anticipate that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.
The above discussion of anticipated material United States federal income tax consequences of the Reclassification is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.
Appraisal and Dissenters’ Rights
Under Iowa law, you do not have appraisal rights in connection with the Reclassification. Moreover, under our Operating Agreement, you have waived any dissenter’s rights that may have otherwise been available. Other rights or actions under Iowa law or federal or state securities laws may exist for unit holders who can demonstrate that they have been damaged by the Reclassification. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, unit holder challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and directors and to the fairness of limited liability company transactions.

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Regulatory Requirements
In connection with the Reclassification, we will be required to make several filings with, and obtain several approvals from, various federal and state governmental agencies, including complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.
Fees and Expenses; Financing of the Reclassification
We will be responsible for paying the Reclassification-related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We intend to pay the expenses of the Reclassification with working capital. We estimate that our expenses will total approximately $105,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$100,000
Printing, mailing costs and miscellaneous expenses	$5,000

Total	$105,000

THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT
We are governed by our Operating Agreement, which is attached to this proxy statement as Appendix A. In connection with the Reclassification, we are proposing amending and restating our Operating Agreement as set forth in the Proposed Operating Agreement, which is attached as Appendix B. The Proposed Operating Agreement includes several changes, including provisions to reclassify our units and revise the voting and transfer rights attributed to each class of units.
The Reclassification
The Proposed Operating Agreement creates three separate classes of units: Class A, Class B and Class C Units. It will also reclassify units held by holders of 50 or more of our units into Class A Units; units held by holders of at least 25 units but less than 50 units into Class B Units; and units held by holders of less than 25 units into Class C Units. Units will be reclassified on the basis of one Class A, Class B or Class C unit for each unit currently held by such unit holder. Unless otherwise elected by the board as described in this proxy statement, we anticipate that the Reclassification will be effective upon the approval of the Proposed Operating Agreement by our members.
Description of Units
General
As of the record date, we have 29,779 units outstanding held by approximately 575 unit holders. If the Reclassification is approved, we estimate there will be approximately 20,481 Class A Units; 9,016 Class B Units; and 282 Class C Units. The exact number of Class A, B and C Units following the Reclassification will depend on the number of units held by each member on the effective date of the Reclassification. All units when fully paid are nonassessable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Iowa Revised Uniform Limited Liability Company Act and our Operating Agreement.
Our units represent an ownership interest in the Company. Upon purchasing units, our unit holders enter into our Operating Agreement and become members of our limited liability company. Each member has the right to: a share of our profits and losses; receive distributions of our assets when declared by our board; participate in the distribution of our assets if we dissolve; and access and copy certain information concerning our business.

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Comparison of Features of Class A, B and C Units
The following table sets forth a comparison of the features of our current units as compared to the proposed features of the Class A, B and C Units provided in the Proposed Operating Agreement. Section references are to sections in the Proposed Operating Agreement.

	Current Units	Class A	Class B	Class C
Voting Rights	Holders of units are entitled to vote on all matters for which unit holder approval is required under our Operating Agreement or Iowa law.	Holders of Class A units are entitled to vote on all matters for which unit holder approval is required under the Proposed Operating Agreement or Iowa law. (Section 6.5)	Holders of Class B units are entitled to vote on the election of our directors, voluntary dissolution, mergers and as may be required by Iowa law. (Section 6.5)	Holders of Class C units are entitled to vote on voluntary dissolution, mergers and as may be required by Iowa law. (Section 6.5)

Transfer Rights	Transfers will only be allowed pursuant to the restrictions of our Operating Agreement and tax and securities laws.	Transfers will only be allowed in blocks of at least ten Class A units and pursuant to the restrictions of the Proposed Operating Agreement and tax and securities laws. Our board has the sole discretion to approve or disallow any proposed transfer. Our board may prohibit transfers that will result in 300 or more Class A unit holders of record. (Article IX)	Transfers will only be allowed pursuant to the restrictions of the Proposed Operating Agreement and tax and securities laws. Our board has the sole discretion to approve or disallow any proposed transfer. Our board may prohibit transfers that will result in 500 or more Class B unit holders of record. (Article IX)	Transfers will only be allowed pursuant to the restrictions of the Proposed Operating Agreement and tax and securities laws. Our board has the sole discretion to approve or disallow any proposed transfer. Our board may prohibit transfers that will result in 500 or more Class C unit holders of record. (Article IX)

Restrictive Legend	Units will bear a restrictive legend.	Certificates representing Class A, Class B and Class C Units will bear the restrictive legend set forth in the Proposed Operating Agreement, as may be amended by the board.

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	Current Units	Class A	Class B	Class C
Transferees; Substitute Members	Transferees of units must furnish certain tax information to the Company. To become members, transferees must also become parties to the Operating Agreement.	Transferees of units must furnish certain tax information to the Company. To become members, transferees must also become parties to the Proposed Operating Agreement.

Minimum/Maximum Ownership Requirements	Holders of units are not subject to minimum ownership requirements. No member may directly or indirectly own or control more than 49% of the outstanding units.	Holders of units will not be subject to minimum ownership requirements. Units classified will permanently retain their classification following the classification date.

No member of any class may directly or indirectly own or control more than 49% of the outstanding units.

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	Current Units	Class A	Class B	Class C
Amendments to the Operating Agreement	Holders of units may amend the Company’s Operating Agreement.	Holders of a majority of the Class A Units representing a quorum may amend the Proposed Operating Agreement

Additionally, the consent of a member is required for any amendment to the Proposed Operating Agreement that would modify the limited liability of the member or alter the Financial Rights of the member.

Consent is not required for any alteration resulting from a change in the number of outstanding Units, the adjustment to capital accounts permitted by the agreement, or the creation of new classes of Units.

(Section 8.1)	Holders of Class B Units and Class C Units may not amend the Proposed Operating Agreement.

However, the consent of a Class B and Class C member is required for any amendment to the Proposed Operating Agreement that would modify the limited liability of the member or alter the Financial Rights of the member.

Moreover, if an amendment modifies the rights and obligations of any class, a majority of the Membership Voting Interests representing a quorum of each class of Units adversely affected if such.

However, consent is not required for any alteration resulting from a change in the number of outstanding Units, the adjustment to capital accounts permitted by the agreement, the creation of new classes of Units, or changes that apply to all of the classes.

(Section 8.1)

Sharing of Profits and Losses	Holders of units are entitled to share in the profits and losses of the Company on a pro rata basis.	Holders of units are entitled to share in the profits and losses of the Company on a pro rata basis (Article 3).

Distributions	Holders of units are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the board.	Holders of units are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the board (Section 4.1).

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	Current Units	Class A	Class B	Class C
Dissolution	Holders of units are entitled to participate pro rata in the distribution of assets upon the Company’s dissolution.	Holders of units are entitled to participate pro rata in the distribution of assets upon the Company’s dissolution (Article 10).

Information Rights	Holders of units re entitled to receive financial reports and to access and copy certain information concerning the Company’s business.	Holders of units are entitled to receive financial reports and to access and copy certain information concerning the Company’s business (Section 7).
QUESTIONS AND ANSWERS ABOUT DIRECTOR ELECTIONS
Q:	What is the voting requirement to elect directors?

A:
Directors are split into three groups. Group I directors are up for election at the Member Meeting. There are two (2) director positions for Group I and three (3) nominees. The two (2) nominees who receive the greatest number of votes will be elected as Group I directors.

Q:	What is the effect of an abstention?

A:
Abstentions will be counted for determining whether a quorum is present. However, abstentions for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, which means the person who receives the most votes wins.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:
If you mark only one box on the proxy card with respect to the Group I directors, the proxies will vote your units only for the person you mark as your choice. If you mark too many boxes, your votes will be counted as abstentions.

The board has not recommended a preference among the three (3) nominees, but have decided that proxy cards returned without any boxed marked will be voted for the incumbents. Therefore, if you do not mark any boxes, then your votes will be counted FOR the incumbents, Denny Mauser and George Davis.

DIRECTOR ELECTIONS
There are currently nine (9) directors on our Board of Directors. Our Operating Agreement permits the board to fix or change the number of directors within the variable range of seven (7) and thirteen (13). Under the Operating Agreement, the board seats are divided into three (3) groups: Group I, Group II, and Group III. Each group of directors serves three-year terms.
The Group I directors’ terms expire at the 2011 Member Meeting. The current Group I directors are: George Davis and Denny Mauser.

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The Board has nominated George Davis and Denny Mauser, who are both incumbent directors. Additionally, Alan Manternach has been nominated by petition of certain members. All nominees have indicated their willingness to serve as directors if elected. If a nominee withdraws or otherwise becomes unavailable, the proxies will be voted for a substitute nominee designated by the board.
The two (2) Group I nominees receiving the greatest number of votes will be elected as Group I directors at the Member Meeting, provided a quorum is present. The two (2) nominees that are elected Group I directors will serve terms that expire at the 2014 Annual Meeting. If any vacancy occurs during a term, the board will fill the vacancy until the next annual meeting or will reduce the number of directors.
Required Vote and Board Recommendation
If you mark only one box on the proxy card with respect to Group I Directors, the proxies will vote your units only for the person you mark as your choice. Your units will be included to determine whether a quorum is present even if you abstain from voting.
The board has not recommended a preference among the three (3) nominees, but have decided that proxy cards returned without any boxed marked will be voted for the incumbents. Therefore, if you do not mark any boxes, then your votes will be counted FOR the incumbents, Denny Mauser and George Davis.
If you do not submit a proxy card or attend the meeting, your units will not be counted as present at a meeting to determine whether a quorum is present.
Certain Information about Nominees
The following table contains information about the nominees for election to the board at the Member Meeting:

		Year First Became A
Name	Age	Director	Term Expires
George Davis	48	2005	2011
Denny Mauser	62	2005	2011
Alan Manternach	61	Not applicable.	Not applicable.
Biographical Information About Nominees
George Davis, Chief Financial Officer, Director and Treasurer, Age 48. Mr. Davis is an attorney in private practice at the Locher & Locher law firm in Farley, Iowa. He lives in Dubuque, Iowa and graduated from the University of Nebraska College of Law in 1993. Before joining the Locher & Locher law firm, he was a CPA with McGladrey and Pullen in Dubuque from 1993 to 1998 and an attorney with the O’Connor & Thomas law firm in Dubuque from 1998 to 2000. Mr. Davis has been a director and treasurer of the Company since November 15, 2005. In August 2007, he was also appointed the Chief Financial Officer of the Company.
Denny Mauser, Director, Age 62. Mr. Mauser has farmed for more than 39 years in Buena Vista County and Sac County, Iowa. His 750-acre operation includes corn, soybeans and popcorn; he also manages a cow-calf herd. He formerly served as president of the Iowa Farm Bureau Young Members and on the Schaller Community School Board. He currently serves as a member of the board of directors of one public reporting company: Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa.; and he is a former director of Iowa Renewable Energy, a biodiesel plant located in Washington, Iowa and Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa. He is past-president of Sac County Rural Electric Cooperative. Mr. Mauser has served as a director of the Company since November 15, 2005.
Alan Manternach, Nominee, Former Director, Age 61. Mr. Manternach is a retired farmer from Cascade, Iowa. He served on the Dubuque County Board of Supervisors from 1986 to 2002 and was a member of the Western Dubuque School District School Board. Mr. Manternach resigned from the Company’s Board of Directors in August 2007 due to his employment by the Company. Mr. Manternach served as an employee of the company as a Loadout Supervisor from May 24, 2007 until March 1, 2009.

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ABOUT THE MEMBER MEETING
Date, Time and Place of the Member Meeting
Our board is asking for your proxy for use at the Member Meeting on Wednesday, September 21, 2011, at 7 p.m., local time, at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046, and at any adjournments or postponements of that meeting. Registration for the meeting begins at 6 p.m.
Proposals to be Considered at the Member Meeting
Our board has authorized, and unanimously recommends for your approval at the Member Meeting, the following matters:
A.	Adoption of the Proposed Operating Agreement to provide for three separate and distinct classes of units: Class A, Class B and Class C Units.
B.	Approval of the reclassification of our units into Class A, Class B and Class C Units for the purpose of discontinuing the registration of our units under the Exchange Act.
C.
To Adjourn or postpone the Member Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Member Meeting to approve the matters under consideration.

D.	To elect two directors to the seats open for election.
Our members will vote on these matters separately. If Proposals A and B are not both approved, our board, in its discretion may determine not to implement:
•	the Reclassification; or
•	the terms and conditions of Proposed Operating Agreement.
Our board will have the discretion to determine if and when to effect the Proposed Operating Agreement, including the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the board may determine not to effect the Reclassification.
We expect that if the members approve the Reclassification and Proposed Operating Agreement and the board elects to effect the Proposed Operating Agreement, the Reclassification will become effective on September 26, 2011.
Members are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the Member Meeting. The board is not aware of any other business to be conducted at the Member Meeting.
Record Date
You may vote at the Member Meeting if you were the record owner of our units at the close of business on July 31, 2011, which is the record date. At the close of business on the record date, 29,779 units are issued and outstanding held by approximately 575 unit holders of record. If you are a member of the Company, you are entitled to one vote on each matter considered and voted upon at the Member Meeting for each unit you held of record at the close of business on the record date.

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Quorum; Vote Required for Approval
The presence, in person or by proxy, of 25% of our units entitled to vote is necessary to constitute a quorum at the Member Meeting. Currently 7,445 units must be present, in person or by proxy, to constitute a quorum.
Approval of the Proposed Operating Agreement, including the provisions to effect the Reclassification, requires the affirmative vote of a majority of the Membership Voting Interests represented in person or by proxy at the Member Meeting. Because the executive officers and directors of WDB have the power to vote a total of 2,611 units and because we believe that all of the executive officers and directors will vote for the transaction, this means a total of only 4,834 units held by members who are not executive officers or directors of the Company may be required to vote for the Proposed Operating Agreement for it to be approved. Because the executive officers and directors hold only approximately 8.76% of the voting power of our outstanding units, there is no assurance that the Proposed Operating Agreement or Reclassification will be approved. Approval of the Proposed Operating Agreement and the Reclassification does not require the separate vote of our unaffiliated unit holders, and no separate vote will be conducted.
Abstentions and broker non-votes will count for purposes of establishing a quorum at the Member Meeting and will have the effect of a vote “AGAINST” the Proposed Operating Agreement and the Reclassification. For more information regarding abstentions or the effect of marketing too many or too few boxes on the proxy card, see page 11.
The election of directors requires the affirmative vote by a plurality of the units entitled to vote at the Member Meeting at which a quorum is present. Abstentions will be counted for determining whether a quorum is present. However, abstentions for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, which means the person who receives the most votes wins.
If a quorum is not present at the time and place scheduled for the special meeting, the members present at that time may reschedule the Member Meeting to a later date in order to give the Board of Directors additional time to solicit proxies for use at the Member Meeting. The proposal to adjourn or postpone the Member Meeting must be approved by the holders of at least a majority of the outstanding units present (in person or by proxy) at the Member Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.
Voting and Revocation of Proxies
You may vote your units in person by attending the Member Meeting, or by mailing us your completed proxy. You must return the proxy card to the Company no later than 5:00 p.m. on September 20, 2011 for your vote to be valid. If a proxy card is submitted by mail without instructions as to the first three proposals, the proxies will be voted “FOR” the Proposed Operating Agreement; “FOR” the Reclassification; and “FOR” the adjournment or postponement of the meeting if the board determines it is necessary or desirable to do so.
You can revoke your proxy by:
•	delivering to Mary Jo Rooney, at our corporate offices on or before the business day before the Member Meeting, a later-dated and signed proxy card or a written revocation of the proxy;
•	delivering to us at the Member Meeting before the taking of the vote on the proposals, a later-dated and signed proxy card or a written revocation;
•	attending the Member Meeting and voting in person; or
•	if you have instructed a broker to vote your units, following the directions received from your broker to change those instructions.
A revocation of the proxy must be in writing stating the proxy is revoked, executed by the member and set forth with information sufficient to determine that the member authorized such revocation. Examples would be notarized revocations, non-notarized revocations that are delivered from a member’s e-mail account, non-notarized revocations that are personally delivered, signatures of all members in the case of jointly-owned units or entity-owned units, or reference to the appropriate authoritative document (such as a trust document or organizational document) for non-individual members. Revoking a proxy will not affect a vote once it has been taken. Attendance at the Member Meeting will not, in itself, constitute a revocation of a proxy. If you plan to attend the Member Meeting to change a vote that you have previously made by submitting a signed proxy, you must vote in person at the Member Meeting.

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Our board is not currently aware of any business to be brought before the Member Meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.
Solicitation of Proxies; Expenses of Solicitation
The enclosed proxy is solicited on behalf of the Company. Solicitation of proxies will be made primarily by mail. Proxies may also be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses they incurred.
We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the units that those persons hold of record.
We are mailing this proxy material to our members on or about August 31, 2011.
Authority to Adjourn the Member Meeting to Solicit Additional Proxies
We are also asking our members to grant full authority for the Member Meeting to be adjourned, if necessary or desirable, for the purpose, among others, of soliciting additional proxies to approve the proposals presented in this proxy statement.
2012 Member Proposals
To be considered for inclusion in the proxy statement for our 2012 Annual Meeting of Members, member proposals must be submitted in writing to the Company by February 1, 2012 (approximately 120 days before the estimated date for the 2012 Annual Meeting of Members). Proposals must comply with the SEC regulations regarding the inclusion of member proposals in the Company’s proxy materials. As the regulations make clear, submitting a proposal does not guarantee that it will be included in our proxy materials.
Members who intend to present a proposal at the 2012 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of the proposal no later than April 16, 2012 (approximately 45 days before the estimated date for the 2012 Annual Meeting of Members).
The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements. The Company suggests that proposals for the 2012 Annual Meeting of Members be submitted by certified mail-return receipt requested or by other means that permits proof of the date of delivery.

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2012 Annual Meeting Director Nominations
Any member entitled to vote generally in the election of directors may make nominations for directors. Our Operating Agreement provides that our secretary must receive nominations not less than sixty (60) days or more than ninety (90) days before the first day of the month corresponding to the previous year’s annual meeting, which would be March 3, 2012 through April 2, 2012. This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (such as any material legal proceedings or transactions between the nominee and the Company; compliance with Section 16(a) reporting requirements; and whether the nominee is independent, as defined by applicable rules); (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the Company’s outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made according to this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
Effect on Member Proposals and Director Nominations if Reclassification is Implemented
If the Reclassification and Proposed Operating Agreement are implemented, we do not expect to be subject to the proxy rules at the time of the 2012 Annual Meeting, and, therefore, member proposals would be governed by our Proposed Operating Agreement rather than as set forth above. Additionally, if the Reclassification and Proposed Operating Agreement are implemented, the director nomination procedures would remain the same, except that only Class A and Class B members would be entitled to make nominations for directors.
FINANCIAL INFORMATION
Selected Historical Financial Data
Set forth below is our selected historical unaudited consolidated financial information. The historical financial information was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 and from other information and data contained in the Annual Report and Quarterly Report. You should read the financial information that follows in conjunction with the Annual Report and the Quarterly Report. Copies of the Annual Report and the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report have been included as Appendix C to this proxy statement and mailed herewith to all unit holders. In addition, copies of the Annual Report and the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and Quarterly Report may also be obtained as set forth under the caption “Other Matters—Where You Can Find More Information” beginning on page 48.

36

WESTERN DUBUQUE BIODIESEL, LLC
BALANCE SHEETS

	June 30	December 31,	December 31,
	2011	2010	2009
	Unaudited	Audited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,496,977	$2,105,760	$3,379,382
Margin deposits	33,494	33,494	13,890
Trade accounts receivable	4,161	—	198,149
Other receivables	18,705	12,904	12,000
Inventory receivables	0	—	3,494,322
Inventory	3,990,534	417,963	313,929
Utility deposits	87,099	87,099	—
Prepaid feedstocks and expenses	84,792	113,615	93,829

Total current assets	6,715,760	2,770,835	7,505,501

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	3,091,093	3,091,093	3,091,093
Office building and equipment	417,392	417,392	407,203
Plant and process equipment	37,850,626	37,850,626	37,799,987
Vehicles	42,537	42,537	42,537

Total, at cost	41,401,648	41,401,648	41,340,820
Less accumulated depreciation	8,578,105	7,487,298	5,294,490

Total property, plant and equipment	32,823,543	33,914,350	36,046,330

OTHER ASSETS
Restricted cash	406,929	406,929	406,929
Loan origination fees, net of amortization	142,739	190,318	285,477

Total other assets	549,667	597,247	692,406

TOTAL ASSETS	$40,088,970	$37,282,432	$44,244,237

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$3,903,259	$51,378	$390,791
Related party	—	11,113	1,047,081
Current portion of long-term debt	22,409,172	24,067,852	25,435,486
Derivative instruments	—	—	5,737
Accrued liabilities	90,830	73,527	63,138
Deferred rent	23,500	24,800	17,400

Total current liabilities	26,426,761	24,228,670	26,959,633

MEMBERS’ EQUITY
Contributed capital	26,230,096	26,230,096	26,230,096
Accumulated deficit	(12,567,887)	(13,176,334)	(8,945,492)

Total members’ equity	13,662,210	13,053,762	17,284,604

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,088,970	$37,282,432	$44,244,237

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WESTERN DUBUQUE BIODIESEL, LLC
STATEMENTS OF OPERATIONS

	Six Months Ended	Year Ended	Year Ended
	June 30, 2011	December 31, 2010	December 31, 2009
	Unaudited	Audited	Audited
REVENUES
Biodiesel and by product sales — related parties	$24,995,126	$7,463,766	$8,421,038
Biodiesel sales — unrelated party	—	—	8,801,666
Tolling services — related party	—	—	1,030,384
Incentive funds	—	178,927	5,108,498

Total revenues	24,995,126	7,642,693	23,361,586

COST OF SALES
Materials, labor and overhead	23,697,635	10,228,646	23,713,994
Net losses on derivative instruments	—	(175,342)	313,848

Total cost of sales	23,697,635	10,053,304	24,027,842

Gross loss	1,297,491	(2,410,611)	(666,256)

OPERATING EXPENSES
Consulting and professional fees	205,111	205,033	255,315
Office and administrative expenses	247,864	398,315	309,272

Total operating expenses	452,975	603,348	564,587

OTHER INCOME (EXPENSE)
Other income	215,908	25,277	58,414
Interest income	3,828	3,414	2,600
Interest expense	(455,804)	(1,245,574)	(1,165,703)

Total other expense	(236,068)	(1,216,883)	(1,104,689)

NET LOSS	$608,447	$(4,230,842)	$(2,335,532)

BASIC AND DILUTED LOSS PER UNIT	$20.43	$(142.07)	$(78.43)

WEIGHTED AVERAGE UNITS OUTSTANDING, BASIC AND DILUTED	29,779	29,779	29,779

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Pro Forma Information
Set forth below is our pro forma information showing the effect of the Reclassification on the Company’s balance sheet, the Company’s statement of income, earnings per share and the Company’s book value per share.

39

WESTERN DUBUQUE BIODIESEL, LLC
BALANCE SHEETS

	Actual	Effect	As Adjusted
	December 31,	of	December 31,
	2010	Deregistration	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,105,760	$250,000	$2,355,760
Margin deposits	33,494		33,494
Trade accounts receivable	—		—
Other receivables	12,904		12,904
Inventory	417,963		417,963
Utility deposits	87,099		87,099
Prepaid feedstocks and expenses	113,615	—	113,615

Total current assets	2,770,835	250,000	3,020,835

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	3,091,093		3,091,093
Office building and equipment	417,392		417,392
Plant and process equipment	37,850,626		37,850,626
Vehicles	42,537	—	42,537

Total, at cost	41,401,648		41,401,648
Less accumulated depreciation	7,487,298	—	7,487,298

Total property, plant and equipment	33,914,350	—	33,914,350

OTHER ASSETS
Restricted cash	406,929		406,929
Loan origination fees, net of amortization	190,318	—	190,318

Total other assets	597,247	—	597,247

TOTAL ASSETS	$37,282,432	$250,000	$37,532,432

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$51,378		$51,378
Related party	11,113		11,113
Current portion of long-term debt	24,067,852		24,067,852
Accrued liabilities	73,527		73,527
Deferred rent	24,800	—	24,800

Total current liabilities	24,228,670	—	24,228,670

MEMBERS’ EQUITY
Class A (29,779 Units before and 20,481 units after reclassification)	13,053,762	(4,912,266)	8,141,496
Class B (9,016 Units after reclassification)	—	5,048,969	5,048,969
Class C (282 Units after reclassification)	—	113,297	113,297

Total members’ equity	13,053,762	250,000	13,303,762

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$37,282,432	$250,000	$37,532,432

Net Book Value/Unit (Class A)	$438.35	$—	$446.75

Net Book Value/Unit (Class B)	$—	$446.75	$446.75

Net Book Value/Unit (Class C)	$—	$446.75	$446.75

40

WESTERN DUBUQUE BIODIESEL, LLC
STATEMENTS OF OPERATIONS

	Actual	Effect	As Adjusted
	December 31,	of	December 31,
	2010	Deregistration	2010
REVENUES
Biodiesel and by product sales — related parties	$7,463,766	$—	$7,463,766
Incentive funds	178,927	—	178,927

Total revenues	7,642,693	—	7,642,693

COST OF SALES
Materials, labor and overhead	10,228,646	—	10,228,646
Net gains on derivative instruments	(175,342)	—	(175,342)

Total cost of sales	10,053,304	—	10,053,304

Gross loss	(2,410,611)	—	(2,410,611)

OPERATING EXPENSES
Consulting and professional fees	205,033	(205,000)	33
Office and administrative expenses	398,315	(45,000)	353,315

Total operating expenses	603,348	(250,000)	353,348

OTHER INCOME (EXPENSE)
Other income	25,277	—	25,277
Interest income	3,414	—	3,414
Interest expense	(1,245,574)	—	(1,245,574)

Total other expense	(1,216,883)	—	(1,216,883)

NET INCOME (LOSS)	$(4,230,842)	$250,000	$(3,980,842)

Weighted Average Units Outstanding — Basic and Diluted
Class A Units	29,779	(9,298)	20,481
Class B Units	—	9,016	9,016
Class C Units	—	282	282

	29,779	—	29,779

Net Income (loss) per Unit — Basic and Diluted
Class A Units	$(142.07)	$—	$(133.68)

Class B Units	$—	$(133.68)	$(133.68)

Class C Units	$—	$(133.68)	$(133.68)

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MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION
Market Information
There is no public trading market for our units. To facilitate trading, we have created an online service designed to comply with federal tax laws and IRS regulations for establishing a “qualified matching service” (QMS) as well as state and federal securities laws. There are detailed timelines and procedures that must be followed under the QMS rules with respect to offers and sales of units. All transactions must comply with the QMS rules and our operating agreement and are subject to approval by our board. Our QMS consists of an electronic bulletin board that provides information to prospective sellers and buyers of our units. We do not receive any compensation for creating or maintaining the QMS. We do not become involved in purchase or sale negotiations arising from the QMS. We do not characterize ourselves as being a broker or dealer in an exchange or give advice regarding the merits or shortcomings of any particular transaction. We do not receive, transfer or hold funds or securities as an incident of operating the QMS. We do not use the bulletin board to offer to buy or sell securities other than in compliance with the securities laws, including any applicable registration requirements. We have no role in effecting the transactions beyond approval required under our operating agreement and issuing new certificates. To date, a total of 25 units have been transferred using the QMS.
Unit Holders
As of July 31, 2011 (the record date), we had 575 unit holders of record and 29,779 units issued and outstanding.
Distributions
We did not declare or pay any distributions during the fiscal year ended December 31, 2010 and, based on current market conditions, production levels and restrictions on distributions imposed by our loan agreement, we do not anticipate that we will make any distributions during our 2011 fiscal year.
We do not anticipate that the Reclassification will affect our ability to declare and pay distributions to our unit holders, nor will the terms of the Class A, B and C Units differ with respect to the rights of members to receive distributions from the Company.
Equity Compensation Plans
We do not have any equity compensation plans under which our units are authorized for issuance.
Sale of Unregistered Securities
We did not sell any units during our 2010 fiscal year.
Repurchases of Equity Securities
Neither we nor anyone acting on our behalf has repurchased any of our outstanding units during the past two years.
IDENTITY AND BACKGROUND OF FILING PERSONS
Western Dubuque Biodiesel, LLC is an Iowa limited liability company which owns and operates a biodiesel production facility in Farley, Iowa.
During the last five years, neither the Company nor its directors or offices has been convicted in a criminal proceeding and has not been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

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Set forth below are the (i) name, (ii) age, (iii) current principal occupation or employment, and (iv) material occupations, positions, offices or employment during the past five years, of each of our directors and executive officers. Each person identified below is a United States citizen. Unless otherwise noted, (a) all directors are U.S. citizens; (b) all directors have been employed in the principal occupations noted below for the past five years or more, and (c) the principal business address of each person identified below is 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046.
Bruce Klostermann, Director and Chief Executive Officer, Age 47. For the last thirteen years, Mr. Klostermann has co-owned and managed Klostermann Bros., Inc., a company that manufactures feed and grain. He is also the co-owner and vice-president of Agri-Vest, Inc. Before this, he played in the NFL for five years, with the Denver Broncos and the LA Rams. He also serves on the board of directors of American Trust Bank. Mr. Klostermann has served as our director and vice-chairman since November 15, 2005. In August 2007, Mr. Klostermann was appointed as our CEO.
Joyce Jarding, Director and Secretary, Age 67. Ms. Jarding currently serves on the Farley City Council, as President of the Farley Economic Development Group, as a member of the Dubuque County Investment Policy Committee and as a director on the Dubuque County Safe Youth Coalition. In addition, she previously was a member of the Western Dubuque Community School District School Board, project coordinator for the Area Governmental Resources Education and Economic Development Committee for IDED, a commissioner on the Iowa Racing and Gaming Commission, project coordinator for the Iowa Department of Transportation Community Project, and a director on the Iowa League of Cities Board as well as other community and charitable organizations. Ms. Jarding has been employed by Farley Fertilizer, Inc. as a secretary and bookkeeper since 1996. Ms. Jarding has served as our director and secretary since November 15, 2005.
Craig Breitbach, Director, Age 45. Mr. Breitbach is from Farley, Iowa and is the founder and CEO of Cedar Valley Steel, Inc. Cedar Valley Steel was founded in 1993, and Mr. Breitbach has been CEO since its inception. Cedar Valley Steel and its related companies are steel erection and crane services companies with approximately 300 employees. Mr. Breitbach graduated from Western Dubuque Schools and served four years in the United States Marine Corp. He serves as a director of the National Biodiesel Board, the Iowa Renewable Fuels Association, the Master Builders of Iowa, the Iowa Ironworkers Apprenticeship Board and the Farley Development Corporation and is a member of the Farley Young Men’s Association and the Alliance for Construction Excellence (ACE) group. Mr. Breitbach has served as our director since November 15, 2005.
Jack Friedman, Director, Age 53. Mr. Friedman is the CEO of Innovative Ag Services where he has been employed for the past 33 years. Innovative Ag Services is an Eastern Iowa grain and farm supply cooperative with over $600 million in annual sales. Mr. Friedman graduated from Muscatine Community College with an AAS degree in Farm Supply Marketing and currently serves as director and vice-chairman of International Assets Holding Corporation, of which FC Stone is a wholly-owned subsidiary. He is a resident of Dyersville, Iowa. Mr. Friedman has been our director since November 15, 2005.
George Davis, Chief Financial Officer, Director and Treasurer, Age 48. Mr. Davis is an attorney in private practice at the Locher & Locher law firm in Farley, Iowa. He lives in Dubuque, Iowa and graduated from the University of Nebraska College of Law in 1993. Before joining the Locher & Locher law firm, he was a CPA with McGladrey and Pullen in Dubuque from 1993 to 1998 and an attorney with the O’Connor & Thomas law firm in Dubuque from 1998 to 2000. Mr. Davis has been our director and treasurer since November 15, 2005. In August 2007, he was also appointed as our Chief Financial Officer.
Denny Mauser, Director, Age 62. Mr. Mauser has farmed for more than 39 years in Buena Vista County and Sac County, Iowa. His 750-acre operation includes corn, soybeans and popcorn; he also manages a cow-calf herd. He formerly served as president of the Iowa Farm Bureau Young Members and on the Schaller Community School Board. He currently serves as a member of the boards of directors of Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa and a public reporting company. He is also a former director of Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and of Iowa Renewable Energy, a biodiesel plant located in Washington, Iowa. He is past-president of Sac County Rural Electric Cooperative. Mr. Mauser has served as our director since November 15, 2005.

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William G. Schueller, Director and Chairman, Age 59. Mr. Schueller has owned and operated Schueller Construction Company for over 33 years. He is also a partner in Southlake Development, selling residential lots and homes in Farley, Iowa. Mr. Schueller currently serves on the advisory board of American Trust & Savings Bank in Dyersville and Farley and is a member of the Farley Economic Development Group. Mr. Schueller has served as our director and chairman since November 15, 2005.
Warren L. Bush, Director, Age 63. Mr. Bush is a licensed attorney in both Iowa and Arizona. For the past twenty-two years, Mr. Bush has served as a Judicial Magistrate for the State of Iowa. He is also a self-employed attorney and practices out of offices in Wall Lake, Iowa and Dunlap, Iowa. Mr. Bush serves as a member of the board of directors of Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa and a public reporting company. He is also a former director of Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and of Iowa Renewable Energy, a biodiesel plant located in Washington, Iowa. He is a principal in Bush Boys’ Enterprises, LLC, Bush Boys, Inc. and Front Row Racing Stable, Ltd. Mr. Bush has served as our director since November 15, 2005.
David P. O’Brien, Director, Age 42. Mr. O’Brien has been employed as a mechanical reliability engineer at LyondellBasell, one of the world’s largest polymers, petrochemicals and fuels companies, in Clinton, Iowa since 1998. He graduated from Iowa State University in 1992 with a BS in Mechanical Engineering and is a registered Professional Engineer in Iowa. His career has focused on machinery reliability in the chemical processing industry. Mr. O’Brien has served on boards of various community and charitable organizations. Mr. O’Brien has served as our director since November 15, 2005.
Thomas R. Brooks, General Manager, Age 51. Mr. Brooks has served as our general manager since January 24, 2007 through his employment with REG, and we hired him following the termination of the MOSA. Before employment with REG, Mr. Brooks served as the general manager for two protein and oil conversion companies that turn co products into profits, most recently the general manager of Production and Administration for Perdue Agri-Recycle in Seaford, Delaware, where he was employed from 2003 to 2007. Mr. Brooks is a graduate of Texas A&M University and Air University.
CORPORATE GOVERNANCE
Director Independence
Our board is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each director is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
Board Meetings and Committees
The board of directors generally meets once per month. The board held twelve (12) regularly scheduled and special meetings during the fiscal year ended December 31, 2010. All but two directors attended all of the meetings during the fiscal year ended December 31, 2010; one director missed one meeting, and another missed two meetings. The Company’s 2010 Annual Meeting was attended by all of the directors. The board does not have a policy with regard to directors’ attendance at annual meetings. Due to the high attendance record, it is the view of the board that such a policy is unnecessary.
Member Communication with the Board of Directors
The board does not have a formal process for holders of units to send communications to the board. The board feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the board may do so by contacting a director via our website, fax, phone or in writing.

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Code of Ethics
The board has not formally adopted a Code of Ethics but may adopt one in the future.
Audit Committee
The board created an audit committee in March 2007 that operates under a charter adopted by the board in March 2007. The board has appointed Joyce Jarding, Craig Breitbach and Jack Friedman to the audit committee.
The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, for the fiscal year ended December 31, 2010, a majority of our audit committee is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350. Under NASDAQ Rule 4200, Craig Breitbach and Jack Friedman are independent; however, Joyce Jarding is an executive officer of the Company and therefore does not meet the definition of an independent director under NASDAQ Rule 4200.
Our audit committee charter requires a majority of our audit committee to be independent as defined in the charter. The charter definition of independence does not exclude executive officers, which means Joyce Jarding is independent under our audit committee charter. We are in compliance with our audit committee charter by having a majority of independent directors on the audit committee.
We do not currently have an audit committee financial expert serving on our audit committee. With the exception of George Davis, no member of our board has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K. George Davis cannot serve on our audit committee because he is our CFO. The board intends to consider such qualifications in future nominations to our board and appointments to the audit committee and anticipates it will use an advisor to assist the audit committee until a member of the audit committee qualifies as a financial expert. The audit committee met four times in fiscal year ended December 31, 2010 to discuss audit-related issues. All of our audit committee members attended at least 75% of the audit committee meetings.
Audit Committee Report
Joyce Jarding, Jack Friedman and Craig Breitbach acted as members of the audit committee for the fiscal year ended December 31, 2010. The following audit committee report shall not be deemed to be incorporated by reference in any previous or future documents that the Company has filed with the SEC under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the reference in any such document.
The audit committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2010. The audit committee has discussed with Eide Bailly LLP (Eide Bailly), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter to management from Eide Bailly as required by Ethics and Independence Rules 3526 as adopted by the SEC on August 22, 2008, and has discussed with such independent registered public accounting firm their auditors’ independence. The audit committee has considered whether the provision of services by Eide Bailly, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q, are compatible with maintaining Eide Bailly’s independence.
Based on the reviews and discussions referred to above, the audit committee determined that the audited financial statements referred to above should be included in the Annual Report accompanying this proxy statement for the fiscal year ended December 31, 2010.
Audit Committee:	Joyce Jarding Craig Breitbach Jack Friedman

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Nominating Committee
The board acts as the nominating committee for the Company and has not formed a separate nominating committee. Based upon the Company’s size and the board’s familiarity with the Company since its inception, the board also has determined that each director is qualified to suggest nominees for consideration to the nominating committee. The board, when acting as the nominating committee, is generally responsible for:
•	Developing a nomination process for candidates to the board;
•	Establishing criteria and qualifications for membership to the board;
•	Identifying and evaluating potential director nominees;
•	Filling vacancies on the board; and
•	Recommending nominees to the board for election or re-election.
There is not currently a nominating committee charter and there is no formal policy for consideration of director candidates recommended by members. The nominating committee may establish in the future a charter and develop policies and procedures for evaluating potential director candidates. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each member of our board is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
Compensation Committee
The board has acted as the compensation committee for the Company and has not formed a separate compensation committee. The board anticipates establishing a compensation committee in the future that will review issues of director and officer compensation. However, the board believes it is appropriate that no compensation committee exists due to the relatively small amount of compensation paid to the Company’s directors and officers. The board expects the compensation committee to evaluate all aspects of director and officer compensation and the board expects the compensation committee to operate under a written charter.
The board is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each director is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REG owns 2,500 units, which is approximately 8.4% of our total outstanding units. REG’s address is 416 S. Bell Avenue, Ames, Iowa. No other person or entity currently beneficially owns more than 5% of our units.

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Security Ownership of Management
As of July 31, 2011, our directors and executive officers own units as listed in the following table.

			Amount and Nature	Percent
Title of Class	Name	Position	of Beneficial Owner(1)	of Class
Membership Units	William Schueller(2)	Chairman and Director	350 units	1.18%
Membership Units	Bruce Klostermann(3)	CEO and Director	300 units	1.01%
Membership Units	George Davis(4)	Treasurer and Director	300 units	1.01%
Membership Units	Joyce Jarding	Secretary and Director	150 units	0.50%
Membership Units	Craig Breitbach(5)	Director	501 units	1.68%
Membership Units	Warren Bush(6)	Director	340 units	1.14%
Membership Units	Jack Friedman	Director	180 units	0.60%
Membership Units	Denny Mauser(7)	Director	340 units	1.14%
Membership Units	David O’Brien(8)	Director	150 units	0.50%

	Totals:		2,611 units	8.76%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(2)	Includes 100 units held by Southlake Development Inc. and 100 units held by Schueller Construction Co. Inc. Mr. Schueller is a principal of both of these businesses.

(3)	Includes 100 units held by Bruce Klostermann and 200 Units held by Agri-Vest, Inc. Mr. Klostermann is a principal of this business.

(4)	Includes 100 units held by Biodiesel Investment Group, LLC of which Mr. Davis is a principal.

(5)
Includes 51 units held by Capital Steel Investments, LLC and 100 units held by Design Build Structures, LLC and 50 units held by Cedar Valley Properties, LLC. Mr. Breitbach is a principal of these businesses.

(6)	Includes 100 units jointly owned with spouse.

(7)	Includes 100 units held in joint tenancy with spouse.

(8)	Includes 50 units held in joint tenancy with spouse.
Recent Transactions
Since July 31, 2011, WDB and its affiliates, directors, or executive officers have not made any purchases of our units.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During the fourth quarter of 2009, we engaged Innovative Ag Services (IAS) to provide financing for us to purchase the feedstock from ADM. Jack Friedman, one of our directors and a member of our audit committee, is the Chief Executive Officer of IAS. We agreed to pay IAS interest on the financing provided, as well as a fee per gallon of biodiesel produced with the feedstock. The biodiesel that ADM agreed to purchase from us under this agreement was delivered before the end of 2009. In March 2010, we entered into an agreement to purchase approximately 1,975,000 gallons of soybean oil for feedstock to produce biodiesel. We engaged IAS to provide financing for us to purchase the feedstock. We agreed to pay IAS interest on the financing provided, as well as a fee per gallon of biodiesel produced with the feedstock. In exchange for this trade financing, we granted IAS a security interest in our biodiesel and feedstock inventory. For the years ended December 31, 2010 and 2009, the Company purchased feedstock and incurred fees plus interest under these arrangements of $6,435,994 and $10,787,670, respectively. As of December 31, 2010, we did not owe any funds under these arrangements.
Conflicts of Interest
Conflicts of interest may exist and may arise in the future because of the relationships between and among our members, officers, directors and their affiliates. A director may vote on a matter in which he or she has a conflict of interest, provided the director has disclosed the conflict to the board at the time of the vote. We do not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from, or are burdened by conflicts of interest.

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Agreements Involving Our Securities
There are no agreements relating to our units other than our Operating Agreement, which sets forth the rights and preferences of the units. A copy of our Operating Agreement is attached as Appendix A to this proxy statement.
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Director and Officer Compensation Plan
On August 27, 2007, the Board adopted a compensation plan for directors and officers. Under the plan, each director receives $500 per month if the director attends the regular monthly board meeting in person or via teleconference. Members of our Audit Committee receive an additional $250 per month, and the Chairman and the President/CEO each receive an additional $500 per month. Additionally, each director will be paid $250 per day, which includes meal expenses, for attending other meetings (if any) on our behalf. At the end of each fiscal year, each director who has attended nine or more of the monthly board meetings for the past year will be paid an additional $250 per monthly meeting attended, if there is at least a 15% return on investment for the fiscal year. Similarly, such directors will receive an additional $250 per monthly meeting attended if all loan covenants were met for the fiscal year.
Summary Executive Compensation Table
The following table shows compensation paid or payable by us during the last two fiscal years to William Schueller, our chairman and former CEO, and Bruce Klostermann, our current CEO. As of December 31, 2010, our officers do not have any options, warrants, or similar rights to purchase our securities.

	Fiscal		Fees Earned or	Stock	Option		Total
Name and Position	Year	Salary	Paid in Cash*	Awards	Awards	Other	Compensation*
William Schueller (Chairman, Former CEO)	2010	—	$11,250	—	—	—	$11,250
	2009	—	$13,000	—	—	—	$13,000

Bruce Klostermann (CEO)	2010	—	$11,500	—	—	—	$11,500
	2009	—	$12,750	—	—	—	$12,750

*	Includes $500 per month for services performed as officers. Remaining fees were for services as directors.
Director Compensation Table
The table below summarizes the compensation that we have paid to our directors for our fiscal year ended December 31, 2010. Compensation paid to our Chairman and our CEO, both of whom serve as directors, is reflected only in the summary executive compensation table above.

Director	Stock Awards	Option Awards	Other	Total
George Davis (CFO)	—	—	$4,500	$4,500
Joyce Jarding	—	—	$8,250	$8,250
Craig Breitbach	—	—	$11,000	$11,000
Warren Bush	—	—	$5,500	$5,500
Jack Friedman	—	—	$10,500	$10,500
Denny Mauser	—	—	$5,500	$5,500
David O’Brien	—	—	$5,000	$5,000

TOTAL (Above Directors)	$0	$0	$50,250.00	$50,250.00

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OTHER MATTERS
Reports, Opinions, Appraisals and Negotiations
We have not received any report, opinion or appraisal from an outside party that is materially related to the Reclassification.
Other Matters of the Member Meeting
As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.
Forward Looking Statements
Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “Where You Can Find More Information” below.
Where You Can Find More Information
We are subject to the information requirements of the Exchange Act, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov). In addition, we are mailing herewith, copies of our Annual Report for the fiscal year ended December 31, 2010 and our Quarterly Report for the fiscal quarter ended June 30, 2011 and all of the financial statements and related notes contained in the Annual Report and Quarterly Report.
Information Incorporated by Reference
In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including unaudited financial information; and
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including audited financial information.

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We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have already received the information incorporated by reference in this document by us, and we have attached our Annual Report for the fiscal year ended December 31, 2010 and our Quarterly Report for the fiscal quarter ended June 30, 2011 with this proxy statement as Appendix C. You can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Western Dubuque Biodiesel, LLC, 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52406.
By order of the Board of Directors:
Bruce Klostermann
Vice Chairman and Director (Principal Executive Officer)

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APPENDIX A
AMENDED AND RESTATED OPERATING AGREEMENT

WESTERN DUBUQUE BIODIESEL, LLC
AMENDED AND RESTATED OPERATING AGREEMENT

SECTION 1. THE COMPANY	4
1.1 Formation	4
1.2 Name	4
1.3 Purpose; Powers	4
1.4 Principal Place of Business	5
1.5 Term	5
1.6 Agent For Service of Process	5
1.7 Title to Property	5
1.8 Payment of Individual Obligations	5
1.9 Independent Activities: Transactions with Affiliates	5
1.10 Definitions	6

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	12
2.1 Original Capital Contributions	12
2.2 Additional Capital Contributions ; Additional Units	12
2.3 Capital Accounts	12

SECTION 3. ALLOCATIONS	13
3.1 Profits	13
3.2 Losses	13
3.3 Special Allocations	13
3.4 Curative Allocations	15
3.5 Loss Limitation	15
3.6 Other Allocation Rules	16
3.7 Tax Allocations: Code Section 704(c)	16
3.8 Tax Credit Allocations	17

SECTION 4. DISTRIBUTIONS	17
4.1 Net Cash Flow	17
4.2 Amounts Withheld	17
4.3 Limitations on Distributions	17

SECTION 5. MANAGEMENT	17
5.1 Directors	17
5.2 Number of Total Directors	18
5.3 Election of Directors	18
5.4 Committees	20
5.5 Authority of Directors	20
5.6 Directors as Agent	22
5.7 Restrictions on Authority of Directors	22
5.8 Director Meetings and Notice	23
5.9 Action Without a Meeting	23
5.10 Quorum; Manner of Acting	23

5.11 Voting; Potential Financial Interest	23
5.12 Duties and Obligations of Directors	24
5.13 Chairman and Vice Chairman	24
5.14 President and Chief Executive Officer	24
5.15 Chief Financial Officer	24
5.16 Secretary; Assistant Secretary	25
5.17 Vice President	25
5.18 Delegation	25
5.19 Execution of Instruments	25
5.20 Limitation of liability; Indemnification of Directors	25
5.21 Compensation; Expenses of Directors	26
5.22 Loans	26

SECTION 6. ROLE OF MEMBERS	27
6.1 One Membership Class	27
6.2 Members	27
6.3 Additional Members	27
6.4 Rights or Powers	27
6.5 Voting Rights of Members	27
6.6 Member Meetings	27
6.7 Conduct of Meetings	27
6.8 Notice of Meetings; Waiver	28
6.9 Quorum and Proxies	28
6.10 Voting; Action by Members	28
6.11 Record Date	28
6.12 Termination of Membership	28
6.13 Continuation of the Company	28
6.14 No Obligation to Purchase Membership Interest	29
6.15 Waiver of Dissenters’ Rights	29
6.16 Limitation on Ownership	29

SECTION 7. ACCOUNTING, BOOKS AND RECORDS	29
7.1 Accounting, Books and Records	29
7.2 Delivery to Members and Inspection	29
7.3 Reports	30
7.4 Tax Matters	30

SECTION 8. AMENDMENTS	31
8.1 Amendments	31

SECTION 9. TRANSFERS	31
9.1 Restrictions on Transfers	31
9.2 Permitted Transfers	31
9.3 Conditions Precedent to Transfers	32
9.4 Prohibited Transfers	33
9.5 No Dissolution or Termination	34
9.6 Prohibition of Assignment	34
9.7 Rights of Unadmitted Assignees	34

9.8 Admission of Substituted Members	34
9.9 Representations Regarding Transfers	35
9.10 Distribution and Allocations in Respect of Transferred Units	36
9.11 Additional Members	37

SECTION 10. DISSOLUTION AND WINDING UP	37
10.1 Dissolution	37
10.2 Winding Up	37
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	38
10.4 Deemed Distribution and Recontribution	38
10.5 Rights of Unit Holders	38
10.6 Allocations During Period of Liquidation	38
10.7 Character of Liquidating Distributions	39
10.8 The Liquidator	39
10.9 Forms of Liquidating Distributions	39

SECTION 11. MISCELLANEOUS	39
11.1 Notices	39
11.2 Binding Effect	39
11.3 Construction	40
11.4 Headings	40
11.5 Severability	40
11.6 Incorporation By Reference	40
11.7 Variation of Terms	40
11.8 Governing Law	40
11.9 Waiver of Jury Trial	40
11.10 Counterpart Execution	40
11.11 Specific Performance	40

AMENDED AND RESTATED OPERATING AGREEMENT
OF
WESTERN DUBUQUE BIODIESEL, LLC
THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the 5th day of December, 2007, by and among Western Dubuque Biodiesel, LLC, an Iowa limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit “A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
WHEREAS, the Company’s organizer caused to be filed with the state of Iowa, Articles of Organization dated November 9, 2005, pursuant to the Iowa Limited Liability Company Act (the “Act”); and
WHEREAS, the Members desire to adopt this Amended and Restated Operating Agreement, to set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on November 14, 2005 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Western Dubuque Biodiesel, LLC” and all business of the Company shall be conducted in such name.
1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance , contract with, and/or invest in biodiesel production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of feedstock into biodiesel and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at PO Box 82,, Farley, IA 52046, or elsewhere in the state of Iowa as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.
1.5 Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Warren L. Bush, 101 Boyer St., P.O. Box 159, Wall Lake, IA 51466-0159, or any successor appointed by the Directors.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities: Transactions with Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other person or enterprise in any capacity that the Director may deem appropriate in such director’s discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

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1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
(a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee and of such person; (iii) any person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling”, “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such person or entities.
(d) “Agreement” means this Amended and Restated Operating Agreement of Western Dubuque Biodiesel, LLC, as amended from time to time.
(e) “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time to time.
(f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.
(g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
(h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

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(i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
(j) “Company” means Western Dubuque Biodiesel, LLC, an Iowa limited liability company.
(k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
(l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to insure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
(m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
(n) “Director” means any Person who (i) is referred to as such an Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
(o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

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(p) “Effective Date” means December 5, 2007.
(q) “Facilities” shall mean the biodiesel production and co-product production facilities in Iowa or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Company’s business plan.
(r) “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
(s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
(t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de mittimus Capital Contribution; (B) the distribution by the Company to a Member of more than a de mittimus amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” of Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

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(u) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
(v) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
(w) “Liquidator” has the meaning set forth in Section 10.8 hereof.
(x) “Losses” has the meaning set forth in the definition of “Profits” and “Losses”.
(y) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.
(z) “Members” means all such members.
(aa) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses”, the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the Unit of measurement referred to herein as “Units”.
(bb) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
(cc) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.
(dd) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
(ee) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.
(ff) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

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(gg) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
(hh) “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.
(ii) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
(jj) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
(kk) ” Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset)or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

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(ll) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
(mm) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
(nn) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.
(oo) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
(pp) “Securities Act” means the Securities Act of 1933, as amended.
(qq) “Subsidiary” means any corporation, partnership, joint venture , limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
(rr) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.
(ss) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
(tt) “Units” of “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
(uu) “Unit Holders” means all Unit Holders.
(vv) “Unit Holder” means the owner of one or more Units.
(ww) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

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(xx) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
(yy) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Units qualifying the Membership Interest of each Member are set out in “Exhibit A” attached hereto, and shall also be set out in the Membership Register.
2.2 Additional Capital Contributions ; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.
Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause the Membership Register as maintained by the Company at its principal office and incorporated herein by this reference, to be appropriately amended and such amendments shall not be considered amendments to this agreement for purposes of Section 8.1 hereof.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
(a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
(b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

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(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-(f) of the Regulations and shall be interpreted consistently therewith.

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(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year , each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.
(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

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(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations) the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

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3.6 Other Allocation Rules.
(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of company income and loss for income tax purposes.
(c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
(d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits , Losses, other items, or distributions pursuant to any provision of this Agreement.

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3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.
SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan, credit or any other debt financing agreements with the Company’s lenders and creditors from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

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5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of Thirteen (13); and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or vice versa by majority vote at any annual or special meeting.
5.3 Election of Directors.
(a) Election of Directors and Terms. The initial Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve until the first annual or special meeting of the Members following substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial term of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The initial Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Director positions to be elected and shall classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected directors. The terms of Group I Directors shall expire first (initial term until second annual meeting with successors elected to three-year terms thereafter), followed by those of Group II Directors (initial term until third annual meeting with successors elected to three-year terms thereafter), and then Group III Directors (initial term until the fourth annual meeting and subsequent terms of three years). Directors shall be elected by a plurality vote of the Members so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.
(b) Nominations for Directors. One or more nominees for Director positions up for election shall be nominated by the then current Directors or by a nominating committee established by the Directors. Nominations for election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of that Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting or such date as determined by the Directors and designated in the prior year’s annual meeting proxy statement. Each such notice to the Secretary shall set forth:
(i)	The name and address of record of the Member who intends to make the nomination;

(ii)
A representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	The name, age, business and residence address, and principal occupation or employment of each nominee;

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(iv)
A description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(v)
Such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	The consent of each nominee to serve as a Director of the Company if so elected; and

(vii)
A nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent herewith shall require the approval of a majority of the Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
(c) Special Rights of Appointment of Directors for Certain Members. Commencing with the first annual or special meeting of the Members following financial closing, each Member who holds three thousand (3,000) or more Units, all of which were purchased by such Member from the Company during the Company’s initial registered offering (“Appointing Members”), shall be entitled to appoint one (1) Director, so long as the Appointing Member is the holder of three thousand (3,000) or more Units. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this Section. Only Members who acquire three thousand (3,000) or more Units from the Company in its initial registered offering are granted appointment rights hereunder. Accordingly, any Member who subsequently acquires three thousand (3,000) or more Units other than by acquisition from the Company in its initial registered offering beginning in 2005, shall not be entitled to appoint any Directors, regardless of the number of Units held by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by a Member falls below the threshold of three thousand (3,000) Units, the term of any Director appointed by such Member shall terminate, the seat will dissolve, and the Unit Holder will elect Directors with Unit Holders in accordance with this section 5.3(a). The Member’s special right of appointment will terminate.

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5.4 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors, and vacancies in the membership thereof shall be filled by the Directors. A majority of the Members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.
5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(c) Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

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(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;
(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
(i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;
(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or any government, state, territory, government district or municipality or of any instrumentality of any of them;
(n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and
(o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

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5.6 Directors as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7 Restrictions on Authority of Directors.
(a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.
(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of the Members:
(i)
Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units, other than the 100 Units issued to each of the five (5) members of The Biodiesel Group, at a purchase price of less than $500 per Unit;

(iv)	Issue more than an aggregate of 35,000 Units; and

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

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The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by the number of votes necessary to constitute member action pursuant to Section 6.10 herein.
5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may be called by the Chairman of the Company or by two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
5.9 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a super majority of seventy-five percent (75%) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.
5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Director shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.
5.11 Voting; Potential Financial Interest. No Directors shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed to the Board of Directors on behalf of the company at the time of such vote.

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5.12 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of its Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the forgoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13 Chairman and Vice Chairman. Unless otherwise provided by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.
5.14 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and Chief Executive Officer (“CEO”) of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Director shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.15 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer (“CFO”) of the Company shall be the Treasurer of the
Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as CFO and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

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5.16 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other Person or Persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.17 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other Person or Persons as may be designated from time to time by the Directors.
5.20 Limitation of liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustees (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify,

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save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interests of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
5.22 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most credit worthy commercial borrowers, plus four per cent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

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SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units. Additional classes of Membership Interests and Units may be created and issued to new Members or to existing Members on such terms and conditions as the Directors may determine and may include the creation of different classes of Membership Interests represented by different classes of Units, which classes may have different rights, powers and preferences, which rights, powers and preferences may be senior to those of existing Members, including, without limitation, voting rights and distribution preferences. Members shall have no preemptive rights to acquire additional or newly created Units of the Company.
6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on the membership register as maintained by the Company at its principal office and which by this reference is incorporated herein.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement. Upon the admission of a member the Directors shall cause the Membership Register to be appropriately amended pursuant to Section 8.1 of this Agreement and will not require Member action for purposes of Section 8.1.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have the right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.

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6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the Members’ meeting (in person, by proxy, or by mail ballot) and entitled to vote on the matter shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

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6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.15 Waiver of Dissenters’ Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
6.16 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine per cent (49%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties, Subsidiaries and Affiliates.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known address or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

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7.3 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through the Company’s web site shall constitute delivery pursuant to this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 and any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

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SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as otherwise provided in this Agreement a proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the number of votes necessary to constitute Member action as provided in Section 6.10 herein. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement no Member shall transfer all or any part of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, each pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:
(a) At any time Transfer all or any portion of its Units:
(i)	To the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)	Without consideration to or in trust for descendants or the spouse of a Member; and

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(b) At any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units:
(i)	To any person approved by the Directors in writing;

(ii)	To any other Member or to any Affiliate or Related Party of another Member; or

(iii)	To any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in section 9.3 below is referred to in this Agreement as a “Permitted Transfer”.
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:
(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
(b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distributions otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.
(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

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(e) Unless otherwise approved by the Directors and Members representing in the aggregate a seventy five per cent (75%) majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
(f) No notice or requests initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code. The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirements set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors , in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company, and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

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9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may not be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.7 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substituted Member provided that such transferee has complied with the following provisions:
(a) The transferee of the Units shall, by written instrument in form and substance reasonably satisfactory to the Directors;
(i)	Accept and adopt the terms and provisions of this agreement, including this Section 9, and

(ii)	Assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except:
(x)	Those obligations or liabilities of the transferor Member arising out of a breach of this Agreement,

(y)
In the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and

(z)	In the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;

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(b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and
(c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.
9.9 Representations Regarding Transfers.
(a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all members, that
(i)	It is not currently making a market in Units and will not in the future make a market in Units,

(ii)
It will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other of initial pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and

(iii)
In the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

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(b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, EXCEPT THE STATE OF IOWA, AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, IN ADDITION, THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHILE THE COMPANY
IS OFFERING SUCH UNITS FOR SALE AND FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE BY THE COMPANY OF SUCH UNITS, TO ANY PERSONS RESIDENT OUTSIDE THE STATE OF IOWA.
9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interest during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

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9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit “C”, attached hereto. Upon execution of such Addendum such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit “C”, attached hereto.
SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (Each a “Dissolution Event”): (i) The affirmative vote of a seventy-five per cent (75%) super majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

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10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company, with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provisions of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

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10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, or any officers, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct, or a knowing violation of the laws by the Liquidator which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
SECTION 11. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address as has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

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11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.
11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

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IN WITNESS WHEREOF, the parties have executed and entered into this Amended and Restated Operating Agreement of the Company as of the date first set forth above.
COMPANY:
WESTERN DUBUQUE BIODIESEL, LLC

/s/ William G. Schueller By: William G. Schueller
Its: Chairman

41

EXHIBIT C
MEMBER SIGNATURE PAGE
ADDENDUM
TO THE
WESTERN DUBUQUE BIODIESEL, LLC
AMENDED AND RESTATED OPERATING AGREEMENT
The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Western Dubuque Biodiesel, LLC (the “Company”), has received a copy of the Amended and Restated Operating Agreement dated December 5, 2007, as amended, and if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Transferee (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Transferee (Please Print)	Signature of Officer

Signature of Joint Individual Transferee	Date

Date

Agreed and accepted on behalf of the Company and its Members:

WESTERN DUBUQUE BIODIESEL, LLC

By:
Its:

Date:

42

APPENDIX B
PROPOSED SECOND AMENDED AND RESTATED OPERATING AGREEMENT

WESTERN DUBUQUE BIODIESEL, LLC
SECOND AMENDED AND RESTATED OPERATING AGREEMENT

ARTICLE I. THE COMPANY	4
1.1 Formation	4
1.2 Name	4
1.3 Purpose; Powers	4
1.4 Principal Place of Business	5
1.5 Term	5
1.6 Agent For Service of Process	5
1.7 Title to Property	5
1.8 Payment of Individual Obligations	5
1.9 Independent Activities; Transactions with Affiliates	5
1.10 Definitions	6

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	13
2.1 Membership Register	13
2.2 Additional Capital Contributions; Additional Units	13
2.3 Capital Accounts	13

ARTICLE III. ALLOCATIONS	14
3.1 Profits	14
3.2 Losses	14
3.3 Special Allocations	14
3.4 Curative Allocations	16
3.5 Loss Limitation	16
3.6 Other Allocation Rules	17
3.7 Tax Allocations: Code Section 704(c)	17
3.8 Tax Credit Allocations	18

ARTICLE IV. DISTRIBUTIONS	18
4.1 Net Cash Flow	18
4.2 Amounts Withheld	18
4.3 Limitations on Distributions	18

ARTICLE V. MANAGEMENT	18
5.1 Directors	18
5.2 Number of Total Directors	18
5.3 Election of Directors	19
5.4 Committees	20
5.5 Authority of Directors	20
5.6 Directors as Agent	22
5.7 Restrictions on Authority of Directors	22
5.8 Director Meetings and Notice	23

5.9 Action Without a Meeting	23
5.10 Quorum; Manner of Acting	23
5.11 Voting; Potential Financial Interest	24
5.12 Duties and Obligations of Directors	24
5.13 Chairman and Vice Chairman	24
5.14 President and Chief Executive Officer	24
5.15 Chief Financial Officer	24
5.16 Secretary; Assistant Secretary	25
5.17 Vice President	25
5.18 Delegation	25
5.19 Execution of Instruments	25
5.20 Limitation of liability; Indemnification of Directors	25
5.21 Compensation; Expenses of Directors	26
5.22 Loans	26

ARTICLE VI. ROLE OF MEMBERS	27
6.1 One Membership Class	27
6.2 Members	27
6.3 Additional Members	27
6.4 Rights or Powers	27
6.5 Voting Rights of Members	27
6.6 Member Meetings	28
6.7 Conduct of Meetings	28
6.8 Notice of Meetings; Waiver	28
6.9 Quorum and Proxies	28
6.10 Voting; Action by Members	28
6.11 Record Date	29
6.12 Termination of Membership	29
6.13 Continuation of the Company	29
6.14 No Obligation to Purchase Membership Interest	29
6.15 Waiver of Dissenters’ Rights	29
6.16 Limitation on Ownership	29
6.17 Additional Members	29

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS	30
7.1 Accounting, Books and Records	30
7.2 Delivery to Members and Inspection	30
7.3 Reports	31
7.4 Tax Matters	31

ARTICLE VIII. AMENDMENTS	31
8.1 Amendments	31

ARTICLE IX. TRANSFERS	32
9.1 Restrictions on Transfers	32
9.2 Permitted Transfers	32

9.3 Conditions Precedent to Transfers	33
9.4 Prohibited Transfers	34
9.5 No Dissolution or Termination	34
9.6 Prohibition of Assignment	35
9.7 Rights of Unadmitted Assignees	35
9.8 Admission of Substituted Members	35
9.9 Representations Regarding Transfers	36
9.10 Distribution and Allocations in Respect of Transferred Units	37
9.11 Pledges	37

ARTICLE X. DISSOLUTION AND WINDING UP	38
10.1 Dissolution	38
10.2 Winding Up	38
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	38
10.4 Deemed Distribution and Recontribution	39
10.5 Rights of Unit Holders	39
10.6 Allocations During Period of Liquidation	39
10.7 Character of Liquidating Distributions	39
10.8 The Liquidator	39
10.9 Forms of Liquidating Distributions	40

ARTICLE XI. MISCELLANEOUS	40
11.1 Notices	40
11.2 Binding Effect	40
11.3 Construction	40
11.4 Headings	40
11.5 Severability	40
11.6 Incorporation By Reference	41
11.7 Variation of Terms	41
11.8 Governing Law	41
11.9 Waiver of Jury Trial	41
11.10 Counterpart Execution	41
11.11 Specific Performance	41

SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
WESTERN DUBUQUE BIODIESEL, LLC
THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the  _____th day of September, 2011, by and among Western Dubuque Biodiesel, LLC, an Iowa limited liability company (the “Company”), each of the Persons who are identified as Members in the Membership Register maintained at the principal office of the Company and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
WHEREAS, the Members adopted an Amended and Restated Operating Agreement on December 5, 2007 to set forth their respective rights, duties and responsibilities with respect to the Company and its business and affairs;
WHEREAS, the Members desire to amend and restate the Amended and Restated Operating Agreement to revise and set forth the respective rights, duties and responsibilities with respect to the Company and its business and affairs; and
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I. THE COMPANY
1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on November 14, 2005 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Western Dubuque Biodiesel, LLC,” and all business of the Company shall be conducted in such name.
1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of feedstock into biodiesel and related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company as set forth in this Section 1.3 and has, without limitation, all powers that may be exercised on behalf of the Company by the Directors under Article V.

1.4 Principal Place of Business. The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 904 Jamesmeier Road, Farley, IA 52046, or elsewhere in the state of Iowa as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.
1.5 Term. The term of the Company commenced on the date the Articles of Organization were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X.
1.6 Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Tom Brooks at 904 Jamesmeier Road, Farley, IA 52046, or any successor appointed by the Directors.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. The Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions with Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other person or enterprise in any capacity that the Director may deem appropriate in such director’s discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

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1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
(a) “Act” means the Iowa Revised Uniform Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee and of such person; or (iii) any person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling”, “controlled by” or “under common control with” shall mean the direct or indirect power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such person or entities.
(d) “Agreement” means this Second Amended and Restated Operating Agreement of Western Dubuque Biodiesel, LLC, as amended from time to time.
(e) “Articles” refers to the Articles of Organization filed with the Iowa Secretary of State on November 14, 2005, as amended from time to time.
(f) “Assignee” means a transferee of Units who is not admitted as a substituted member under Section 9.8.
(g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
(h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

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(i) “Class A Member” means any Person (i) who has become a Member under this Agreement, and (ii) is the owner of one or more Class A Units. “Class A Members” means all such Persons.
(j) “Class A Unit” means a Unit that has been classified into a Class A Unit.
(k) “Class A Unit Holder(s)” means the owner(s) of one or more Class A Units.
(l) “Class B Member” means any Person (i) who has become a Member under this Agreement, and (ii) who is the owner of one or more Class B Units. “Class B Members” means all such Persons.
(m) “Class B Unit” means a Unit that has been classified into a Class B Unit.
(n) “Class B Unit Holder(s)” means the owner(s) of one or more Class B Units.
(o) “Class C Member” means any Person (i) who has become a Member under this Agreement, and (ii) who is the owner of one or more Class C Units. “Class C Members” means all such Persons.
(p) “Class C Unit” means a Unit that has been classified into a Class C Unit.
(q) “Class C Unit Holder(s)” means the owner(s) of one or more Class C Units.
(r) “Classification” refers to the division of the Units into different classes such that the Company has fewer than three hundred (300) Class A Unit Holders of record, resulting in a suspension of the Company’s reporting obligations as a public company upon making the appropriate filings with the SEC.
(s) “Classification Date” means 5:00 p.m. on  _____, 2011.
(t) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
(u) “Company” means Western Dubuque Biodiesel, LLC, an Iowa limited liability company.
(v) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

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(w) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to insure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) (iv) and (v), above. However, the term “Debt” shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
(x) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
(y) “Director” means any Person who (i) has become a Director under this Agreement, and (ii) has not ceased to be a Director under this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
(z) “Dissolution Event” shall have the meaning set forth in Section 10.1.
(aa) “Facilities” shall mean the Company’s biodiesel production and co-product production facilities in Iowa or such other location as may be determined by the Directors.
(bb) “Fiscal Year” means (i) any twelve-month period commencing on January 1 and ending on December 31 and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders under Article X, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made. The Directors may establish a different Fiscal Year that is not contrary to the Code or any state or local tax law.
(cc) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

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(dd) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company under Section 2.1 shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimus Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimus amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” of Section 3.3(c); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
(ee) “Issuance Items” has the meaning set forth in Section 3.3(h).
(ff) “Liquidation Period” has the meaning set forth in Section 10.6.
(gg) “Liquidator” has the meaning set forth in Section 10.8.
(hh) “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”
(ii) “Member” means any Person who has (i) become a Member under this Agreement, and (ii) who is the owner of one or more Class A, Class B, or Class C Units.
(jj) “Members” means all such Members.

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(kk) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the Unit of measurement referred to herein as “Units.”
(ll) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
(mm) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address and the class and number of Units of each Member, which shall be modified from time to time as additional Units are issued and as Units are transferred under this Agreement.
(nn) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in Section 6.5 of this Agreement, Section 8.1 of this Agreement and as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
(oo) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.
(pp) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
(qq) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
(rr) “Officer” or “Officers” has the meaning set forth in Section 5.18.
(ss) “Permitted Transfer” is defined in Section 9.2.
(tt) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

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(uu) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) If the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset)or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 3.3 and Section 3.4 shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 3.3 and Section 3.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
(vv) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
(ww) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
(xx) “Regulatory Allocations” has the meaning set forth in Section 3.4.
(yy) “Related Parties” of a Person means the adopted or birth relatives of such Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing(yy) “SEC” means the Securities and Exchange Comission.

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(zz) “Securities Act” means the Securities Act of 1933, as amended.
(aaa) “Subsidiary” of a Person means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
(bbb) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
(ccc) “Unit” means an ownership interest in the Company representing a Capital Contribution in consideration of the Units, including any benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with this Agreement. “Unit” refers to any Class A, Class B or Class C Unit when no distinction is required by the context in which the term is used herein.
(ddd) “Unit Holder” means the owner of one or more Class A, Class B or Class C Units when no distinction is required by the context in which the term is used herein.
(eee) “Unit Holders” means all Class A, Class B and Class C Unit Holders when no distinction is required by the context in which the term is used herein.
(fff) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
(ggg) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
(hhh) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
(iii) “Units” means all Class A, Class B and Class C Units when no distinction is required by the context in which the term is used herein.

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ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Membership Register. The name, address, class and number of Units quantifying the Membership Interest of each Member shall be set out in the Membership Register. The Directors shall cause the Membership Register, incorporated herein by this reference, to be appropriately amended to reflect changes from time to time, and such amendments shall not be considered amendments to this Agreement for purposes of Section 8.1.
2.2 Additional Capital Contributions; Additional Units.
(a) No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.
(b) Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall only be admitted as a Member in accordance with this Agreement. A Member pledges the Units to the Company as security for, and the Company shall have a first lien upon the Units of a Member for, the amount of any Capital Contribution owing by such Member to the Company. If a Member fails to pay all or any part of a Capital Contribution for Units owed by such Member to the Company when due, the Company shall be entitled to transfer such Units into its name on its books and records without any further action or payment of any consideration, and the Member shall immediately forfeit the Units and any and all rights, interests and ownership in and to such Units. The remedies set forth in this Section 2.2 shall not be the exclusive remedy of the Company for a Member’s failure to pay all or any part of a Capital Contribution and shall be in addition to any other rights or remedies which the Company may have under applicable law, this Agreement, any promissory note evidencing a Capital Contribution owed by the Member to the Company, or any other agreement between the Company and the Member. Each Member authorizes the Company to file such financing statements (including any amendments or continuations thereof) as may be necessary or desirable to perfect the Company’s lien and security interest in the Units under this Section 2.2.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
(a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
(b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

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(c) If Units are Transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. If the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person under Article X upon the dissolution of the Company. The Directors shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
ARTICLE III. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and Section 3.4, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations under the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-(f) of the Regulations and shall be interpreted consistently therewith.

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(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year , each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations under the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
(c) Qualified Income Offset. If any Unit Holder unexpectedly receives any adjustments, allocations or distributions described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation under this Section 3.3(c) shall be made only if and to the extent that the Unit Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.
(d) Gross Income Allocation. If any Unit Holder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unit Holder is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Unit Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Unit Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation under this Section 3.3(d) shall be made only if and to the extent that such Unit Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

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(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Unit Holders in proportion to Units held.
(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company if Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made if Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations) the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. If some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

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3.6 Other Allocation Rules.
(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of company income and loss for income tax purposes.
(c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
(d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). If the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits , Losses, other items, or distributions pursuant to any provision of this Agreement.

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3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Unit Holders in accordance with their respective Units for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.
ARTICLE IV. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders. Except as otherwise provided in Article X, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan, credit or any other debt financing agreements with the Company’s lenders and creditors from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and Article X. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
ARTICLE V. MANAGEMENT
5.1 Directors. Except as otherwise expressly provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as they may deem advisable.
5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of thirteen (13); and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors. The number of Directors may be increased or decreased, or changed from a variable range to a fixed number or vice versa, by a majority of the Membership Voting Interests held by the Class A Members.

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5.3 Election of Directors.
(a) Election of Directors and Terms. The Directors and their Group classification (I, II, III) as of the date of this Agreement shall be as set forth on Exhibit “B” attached hereto. At each annual meeting of the Members, Directors shall be elected for staggered terms of three (3) years and until a successor is elected and qualified, with the Group classification to serve as the basis for the staggering of terms among the elected directors. The current Directors shall serve until the annual meeting of the Members of the Company held in the year of the expiration of their term as set forth on Exhibit B, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. Directors shall be elected by a plurality vote of the Class A Members and Class B Members so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.
(b) Nominations for Directors. The then-current Directors or a nominating committee established by the Directors shall nominate one or more nominees for Director positions up for election. Any Class A Member or Class B Member entitled to vote generally in the election of Directors may also make nominations for Directors only by providing written notice by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days before the first day of the month corresponding to the previous year’s annual meeting, or by such other date determined by the Directors and designated in writing. Each such notice shall set forth:
(i)	The name and address of record of the Member making the nomination;

(ii)	A representation that the Member is a holder of record of Class A Units or Class B Units, is entitled to vote for Directors and intends to appear in person or by proxy at the meeting;

(iii)	The name, age, business and residence address, and principal occupation or employment of each nominee;

(iv)
A description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(v)	Such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

(vi)	The consent of each nominee to serve as a Director if so elected; and

(vii)
A nominating petition signed and dated by the holders of at least five percent (5%) of the then-outstanding Class A Units and Class B Units, combined, and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

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The proposed nominee shall furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
(c) Vacancies. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
5.4 Committees. The Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided by resolution. A committee shall consist of one or more persons appointed by the Directors. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors, and vacancies in the membership thereof shall be filled by the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided by resolution approved by the Directors.
5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement (including those in Section 5.7), the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(c) Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(d) Execute all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

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(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;
(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
(i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;
(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or any government, state, territory, government district or municipality or of any instrumentality of any of them;

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(n) Purchase or redeem Units from Unit Holders;
(o) Issue additional Units or an additional class of Units, which classes may have different rights, powers and preferences, which rights, powers and preferences may be senior to those of existing Members, including, without limitation, voting rights and distribution preferences. Members shall have no preemptive rights to acquire additional or newly created Units of the Company;
(p) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and
(q) Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6 Directors as Agent. No Director shall have authority to act as agent for the Company (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7 Restrictions on Authority of Directors.
(a) The Directors shall not do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3;
(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; or
(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose.
(b) The Directors shall not, and shall not cause the Company to, without the consent of a majority of the Membership Voting Interests held by the Class A Members:
(i)	Confess a judgment against the Company in excess of $500,000; or

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(ii)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
(c) The Directors shall not, and shall not cause the Company to, without the consent of a majority of the outstanding Membership Voting Interests held by all Members regardless of class:
(i)	Elect to dissolve the Company; or
(ii)
Merge the Company or consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property (except for a liquidating sale of the Property in connection with the Company’s dissolution approved under subpart (i)).

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors that are specified in the non-waivable provisions of Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by the number of votes necessary to constitute member action under Section 6.10 herein.
5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Meetings of the Directors may be called by the Chairman of the Company or by two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
5.9 Action without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a super majority of seventy-five percent (75%) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. For purposes of this section, “written action” shall include documents and messages sent by electronic mail, counterpart signatures, and facsimile signatures.
5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Director shall take action by the vote of a majority of the Directors constituting a quorum.

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5.11 Voting; Potential Financial Interest. No Directors shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed to other Directors at the time of such vote.
5.12 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of its Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the forgoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13 Chairman and Vice Chairman. Unless otherwise provided by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors to denote which is most senior in office.
5.14 President and Chief Executive Officer. The Directors shall appoint someone other than the Chairman as the President and Chief Executive Officer (“CEO”) of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to the same office and Officer of the Company). Such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.15 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer (“CFO”) of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as CFO and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

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5.16 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other Person or Persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.17 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18 Delegation. Unless prohibited by a resolution of the Directors, the President, CFO, Vice President and Secretary (individually, an “Officer” and collectively “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other Person or Persons as may be designated from time to time by the Directors.
5.20 Limitation of liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely due to being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a

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wrongful distribution in violation of Section 405 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustees (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director. However, irrespective of any personal interests of any of the Directors, the Directors shall have authority to establish reasonable compensation for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
5.22 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

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ARTICLE VI. ROLE OF MEMBERS
6.1 Classification of Membership Units. Effective as of the Classification Date, there shall be three (3) classes of membership Units such that:
(a) each Unit outstanding immediately prior to the Classification Date owned by a Member who is the holder of record of fifty (50) or more Units on the Classification Date shall, by virtue of this Section 6.1 and without any action on the part of the holder thereof, hereafter be classified as a Class A Unit;
(b) each Unit outstanding immediately prior to the Classification Date owned by a Member who is the holder of record of at least twenty-five (25) but less than fifty (50) Units on the Classification Date shall by virtue of this Section 6.1 and without any action on the part of the holder thereof, hereafter be classified as a Class B Unit; and
(c) each Unit outstanding immediately prior to the Classification Date owned by a Member who is the holder of record of less than twenty-five (25) Units on the Classification Date shall, by virtue of this Section 6.1 and without any action on the part of the holder thereof, hereafter be classified as a Class C Unit.
The classification of each Unit as a Class A Unit, Class B Unit or Class C Unit shall remain in effect permanently following the Classification Date. Classes will not be subject to minimum ownership requirements after the Classification.
6.2 Members. Each Person who desires to become a new Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Directors in their discretion. The Membership Interests of the Members shall be set forth on the Membership Register.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the new Member’s agreement to be bound by this Agreement. Upon the admission of a new Member, the Directors shall cause the Membership Register to be appropriately amended, which will not require Member action for purposes of Section 8.1.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members.
(a) The Membership Voting Interest of Class A Members shall include the right to vote on all matters brought before the Members.

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(b) The Membership Voting Interest of Class B Members shall be limited to the right to vote only on:
(i) election of Directors under Section 5.3; and
(ii) the merger or voluntary dissolution of the Company under Section 5.7(c).
(c) The Membership Voting Interest of Class C Members shall be limited to the right to vote only on the merger or voluntary dissolution of the Company under Section 5.7(c).
(d) Except as required by law or otherwise provided by Section 8.1 of this Agreement, on any matter upon which more than one class of Members are entitled to vote, the classes entitled to vote thereon shall vote together as a single class and not as separate classes.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 [reserved].
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests entitled to vote on any matter coming before the meeting is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the Members’ meeting (in person, by proxy, or by mail ballot) and entitled to vote on the matter shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

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6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including removal and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.15 Waiver of Dissenters’ Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
6.16 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine percent (49%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties, Subsidiaries and Affiliates.
6.17 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve, including additional or different classes. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a new Member, such Person shall agree to be bound by this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit “C,” attached hereto. Upon execution of such Addendum such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit “C,” attached hereto.

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ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known address or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company under Section 7.1. The rights granted to a Member under this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

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7.3 Reports. The CFO shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders under Article X following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through the Company’s website shall constitute a method of delivery under this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the tax matters member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 and any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.
ARTICLE VIII. AMENDMENTS
8.1 Amendments.
(a) The Board of Directors or any Class A Member may propose amendments to this Agreement. Following such proposal, the Board of Directors shall submit to the Class A Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Class A Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by a majority of the Membership Voting Interests held by the Class A Members representing a quorum at a Meeting of the Class A Members (in person, by proxy, or by mail ballot).

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(b) The approval of the Class B Members and Class C Members shall not be required to amend this Agreement, except:
(i) This Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability or Membership Economic Interest of such Member. However, an adversely affected Member’s consent shall not be required for any alteration resulting from a change in the number of outstanding Units, the adjustment to the Capital Accounts permitted by this Agreement, or the creation of new classes of Units or changes to the rights of existing class of Units that effect the class generally; and
(ii) This Agreement shall not be amended without the approval of a majority of the Membership Voting Interests representing a quorum of each class of Units adversely affected if such amendment modifies the rights and obligations of the class. However, an adversely affected class’s consent shall not be required for any alteration resulting from a change in the number of outstanding Units, the adjustment to the Capital Accounts permitted by this Agreement, the creation of new classes of Units or changes that apply to all of the classes.
ARTICLE IX. TRANSFERS
9.1 Restrictions on Transfers. Except for Permitted Transfers, no Member shall transfer all or any part of its Units, voluntarily or involuntarily, or by operation or process of law or equity, unless and until the Directors have approved the Transfer in writing, which approval may be withheld in the Directors’ sole discretion. Additionally, no Member may Transfer all or any portion of its Units after a Dissolution Event has occurred.
9.2 Permitted Transfers. Any Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 is referred to in this Agreement as a “Permitted Transfer”. Permitted Transfers do not require Director approval; however, the admission of any transferee as a substituted Member is subject to the requirements of Section 9.8.
(a) Class A Permitted Transfer. So long as such Transfer does not increase the number of Unit Holders of the Company, a Class A Member may Transfer its Class A Units in blocks of at least ten (10) Units each (i) to the Member’s administrator or trustee to whom such Units are Transferred at death involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of the Member.
(b) Class B Permitted Transfer. So long as such Transfer does not increase the number of Unit Holders of the Company, a Class B Member may Transfer its Class B Units (i) to the Member’s administrator or trustee to whom such Class B Units are Transferred involuntarily at death by operation of law, or (ii) without consideration to or in trust for descendants of the Member.

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(c) Class C Permitted Transfer. So long as such Transfer does not increase the number of Unit Holders of the Company, a Class C Member may Transfer its Class C Units (i) to the Member’s administrator or trustee to whom such Class C Units are transferred involuntarily at death by operation of law, or (ii) without consideration to or in trust for descendants of the Member.
9.3 Conditions Precedent to Transfers. In addition to all of the other conditions set forth in this Article, no Transfer of a Unit shall be effective unless and until all of the conditions in this section have been satisfied.
(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, including, if requested by the Directors, an opinion of counsel that any or all of such conditions have been met. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company.
(b) The transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the transferee as a Member and incurred because of such Transfer, including but not limited to, legal fees and costs.
(c) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distributions otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.
(d) The Transfer: is exempt from all applicable securities registration requirements; will not violate any applicable laws regulating the Transfer of securities; and will not cause the Company to be deemed an “investment company” under the Investment Company Act of 1940.
(e) Unless otherwise approved by the Directors and seventy-five percent (75%) of the Membership Voting Interests held by Class A Members, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Units would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination so long as such Transfers are in compliance with this Article IX. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless the transferor Member and the transferee Member agree upon another method of securing the payment thereof.

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(f) The Transfer will not, in the determination of the Directors, cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
(g) If Transfer is of Class A Units, the Transfer is made in blocks of at least ten (10) Class A Units each.
(h) Transfer will not result in the number of Class A Unit Holders of record equaling three hundred (300) or more, or such other number as required to maintain suspension of the Company’s reporting obligations under the Securities Exchange Act of 1934.
(i) The Transfer will not result in the number of Class B or Class C Unit Holders of record equaling five hundred (500) or more, or such other number that would otherwise require the Company to register its Class B or Class C Units with the SEC.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirements set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Article, the parties engaging or attempting to engage in such Transfer shall reimburse, indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the rights granted hereby.
9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned.

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9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may not be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code. In the event of a Transfer of any Membership Interests, the Class A Members will determine whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member under Section 9.8 shall be an unadmitted assignee entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. A transferee of Units shall only be admitted as a substituted Member if approved by the Board in its sole discretion and if such transferee has complied with the following provisions:
(a) The transferee of the Units shall, by written instrument in form and substance reasonably satisfactory to the Directors:
(i)	Accept and adopt the terms and provisions of this Agreement in writing, and
(ii)	Assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except:
(x)	Those obligations or liabilities of the transferor Member arising out of a breach of this Agreement,

(y)
In the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and

(z)	In the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;

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(b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and
(c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such person to become a Member and to be bound by this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.
9.9 Representations Regarding Transfers.
(a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all members, that
(i)	It is not currently making a market in Units and will not in the future make a market in Units,
(ii)
It will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other of initial pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder),

(iii)	It will not Transfer any Units through a matching service that is not approved in advance by the Company, and
(iv)	It will not Transfer any Units to any Person unless such Person agrees to be bound by this Article IX and to Transfer such Units only to Persons who agree to be similarly bound.
(b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

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THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, EXCEPT THE STATE OF IOWA, AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are transferred during any Fiscal Year in compliance with this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interest during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.
9.11 Pledges. If any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article IX. If such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, each pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

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ARTICLE X. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (Each a “Dissolution Event”): (i) The affirmative vote of a majority of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed under this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined under Section 10.8), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. If the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company, with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

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10.4 Deemed Distribution and Recontribution. Notwithstanding any other provisions of this Article X, if the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority of the Membership Voting Interests held by Class A Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, or any officers, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

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10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
ARTICLE XI. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined under Section 1.4; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, to the address set forth in the Membership Register.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

40

11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.
11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.
IN WITNESS WHEREOF, the Members have approved this Second Amended and Restated Operating Agreement of the Company as of the date first set forth above.
WESTERN DUBUQUE BIODIESEL, LLC

By: William G. Schueller Its: Chairman

41

EXHIBIT B
DIRECTORS

Name	Group Classification	End of Term

42

EXHIBIT C
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF WESTERN DUBUQUE BIODIESEL, LLC
The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Western Dubuque Biodiesel, LLC (the “Company”), has received a copy of the Second Amended and Restated Operating Agreement dated  _____, 2011, as amended, and if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Second Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Second Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Second Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Transferee (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Transferee (Please Print)	Signature of Officer

Signature of Joint Individual Transferee	Date

Date
Agreed and accepted on behalf of the
Company and its Members:
WESTERN DUBUQUE BIODIESEL, LLC

By:
Its:

Date:

43

APPENDIX C
ANNUAL REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2010 ON FORM 10-K
AND
QUARTERLY REPORT FOR THE FISCAL QUARTER ENDED
JUNE 30, 2011 ON FORM 10-Q

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K

☑	Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
For the fiscal year ended December 31, 2010

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
For the transition period from                      to
Commission file number 000-52617
WESTERN DUBUQUE BIODIESEL, LLC
(Exact name of registrant as specified in its charter)

Iowa (State of Organization)	20-3857933 (I.R.S. Employer Identification No.)

904 Jamesmeier Road, P.O. Box 82
Farley, Iowa	52046
(Address of principal executive offices)	(Zip Code)
(563) 744-3554
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:
None
Securities registered pursuant to Section 12(g) of the Act:
Membership Units
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. ☐ Yes ☑ No
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. ☐ Yes ☑ No
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☑ Yes ☐ No
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulations S-T (§229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☐ Yes ☐ No
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐ Yes ☑ No
As of June 30, 2010, the end of the registrant’s most recently completed second fiscal quarter, the aggregate market value of the membership units held by non-affiliates (computed by reference to the issuer’s offering price of such membership units in its 2006 state registered offering, as no public trading market currently exists for such membership units) was $23,568,000.
As of March 31, 2011, Western Dubuque Biodiesel, LLC had 29,779 membership units outstanding.
DOCUMENTS INCORPORATED BY REFERENCE
Exhibits incorporated by reference.

AVAILABLE INFORMATION
Our website address is http://www.wdbiodiesel.net. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are available, free of charge, on our website under the link “SEC Reports,” as soon as reasonably practicable after we electronically file such materials with, or furnish such materials to, the Securities and Exchange Commission (SEC). The contents of our website are not incorporated by reference in this annual report on Form 10-K.
CAUTION CONCERNING FORWARD LOOKING STATEMENTS
This report contains forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “future,” “intend,” “could,” “hope,” “predict,” “target,” “potential,” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described under “RISK FACTORS” and elsewhere in this report. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include:
•	The status of the $1.00 per gallon blenders credit and other federal biodiesel supports;
•	Our ability to enter into toll manufacturing agreements or other arrangements that shift responsibility for feedstock procurement and costs to other parties;
•	Our ability to secure and retain service providers to replace REG after our MOSA terminated;
•	The availability and terms of credit or equity financing needed to continue operations if our income from operations is insufficient for us to continue producing biodiesel;
•	Our ability to generate free cash flow to invest in our business and service our debt;
•	Our ability to negotiate reduced loan payments with our lender;
•	Our ability to comply with our loan covenants and our lender’s response to our noncompliance with such covenants;
•	Our ability to market our products and our reliance on others to market our products;
•	Fuel prices, diesel and biodiesel consumption and consumer attitudes regarding biodiesel use;
•	Prices of vegetable oils (particularly soybean oil), animal fats and other feedstock;
•	The continued imposition of tariffs or other duties on biodiesel exported to Europe;
•	Overcapacity within the biodiesel industry resulting in increased competition and costs for feedstock and/or decreased prices for our biodiesel and glycerin;
•	Changes in soy-based biodiesel’s qualification under the RFS and similar legislation;
•	Decreased availability of soybean oil, animal fat or other feedstock;
•
Our ability to locate alternative feedstock to respond to market conditions, particularly since we lack the capability to pre-treat and process raw animal fats and certain crude vegetable oils at our plant;

•	Laws, tariffs, trade or other controls or enforcement practices such as: national, state and local energy policy; federal biodiesel tax incentives; and environmental laws and regulations;
•	The biodiesel industry’s ability to successfully lobby for legislation beneficial to the biodiesel industry;

•	Changes in plant production capacity or technical difficulties in operating the plant, including changes due to events beyond our control or due to intentional reductions or shutdowns;
•	Changes and advances in biodiesel production technology, including our competitors’ ability to process raw animal fats or other feedstock which we cannot process;
•	Competition from alternative fuels; and
•	Other factors described in this report.

We undertake no duty to update these forward-looking statements, even though our situation may change. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this report. You should read this report and the documents that we reference in this report and have filed as exhibits completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify our forward-looking statements by these cautionary statements.
PART I

ITEM 1.	Business.
Business Development
Western Dubuque Biodiesel, LLC was formed on November 14, 2005 as an Iowa limited liability company. We own and operate a 30 million gallon per year biodiesel production plant in Farley, Dubuque County, Iowa and produce and sell biodiesel and its primary co-product, glycerin. We began producing biodiesel on August 1, 2007, but have historically operated at less than our capacity due to such factors as high feedstock prices and lack of demand for biodiesel. We operated at significantly less than our capacity during our 2010 fiscal year, producing 2,224,194 gallons of biodiesel, which represents 7.4% of our nameplate capacity.
We anticipate that lack of demand for biodiesel will continue into our 2011 fiscal year due to uncertainty surrounding the Renewable Fuels Standard (RFS and RFS2) and the biodiesel tax credit known as the blenders credit. The blenders credit is $1.00 per gallon of biodiesel blended and allows biodiesel to stay competitive with petroleum diesel. The credit expired on December 31, 2009. As a result, demand for biodiesel was drastically reduced and many producers, including us, reduced or stopped production. In December 2010, the credit was reinstated and made retroactive to January 1, 2010 and will again expire on December 31, 2011. It remains uncertain whether a one-year extension of the blenders credit will be sufficient to stimulate demand for biodiesel. In addition, application of the RFS2 has remained unclear despite favorable regulations released in February 2010. To the extent RFS2 and the blenders credit are not swiftly and effectively implemented, or if either of these supports expire or are terminated, we will likely continue to experience lack of demand and instability in our business.
Renewable Energy Group, Inc. (REG) constructed and designed our plant and provided management and operational services for our facility under our Management and Operational Services Agreement dated August 29, 2006 (the “MOSA”). The MOSA terminated on August 1, 2010. Following the termination of the MOSA, we have entered into and continue to seek short-term arrangements with large companies such as Gavilon, Archer Daniels Midland (ADM) and REG to provide feedstock for us to process into biodiesel for them. Without such arrangements, we do not currently have sufficient working capital to purchase feedstock for production and hold biodiesel until it can be sold. We do not currently have any binding tolling agreements or biodiesel sales contracts, though we are currently producing biodiesel under a nonbinding tolling arrangement. We anticipate we will have operating interruptions throughout our 2011 fiscal year because of our liquidity position and the lack of demand for biodiesel.
We are currently out of compliance with all of the financial covenants of our loan agreement with our primary lender, Beal Bank Nevada (Beal Bank), and we anticipate that we will be out of compliance with such covenants during at least part of 2011. Our net losses, the termination of the MOSA, our failure to satisfy our loan covenants and the uncertainty of important federal biodiesel supports have raised doubts as to our ability to continue as a going concern.

Principal Products, Demand and Markets
Our principal products are biodiesel and crude glycerin. Our plant is designed with an annual capacity to process approximately 33,000,000 gallons of feedstock into approximately 30,000,000 gallons of biodiesel and 3,000,000 gallons (approximately 31,200,000 pounds) of crude glycerin. Our plant can produce biodiesel from refined animal fats and crude and refined vegetable oils (such as soybean oil). Corn oil and raw or crude animal fats must be refined before we process them at our plant. Therefore, we rely on third parties to pre-treat these feedstocks before we can use them in the biodiesel production process. We do not have any long-term arrangements for feedstock pre-treatment, which could result in our inability to use certain feedstocks that would otherwise be more cost-effective.
Biodiesel
Biodiesel is a high-lubricity, clean-burning alternative fuel produced from domestic, renewable resources. Biodiesel is primarily used in diesel engines and may also be used as home heating oil. Biodiesel is comprised of mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats. A chemical process called transesterification removes the free fatty acids from the base oil and creates the desired esters. Transesterification is the reaction of vegetable oil or animal fat with an alcohol, such as methanol or ethanol, in the presence of a catalyst. The process yields four products: mono-alkyl ester (biodiesel), glycerin, feed-quality fat and soapstock, a by-product of refining the incoming oil. Biodiesel can be used in neat (pure) form or blended with petroleum-based diesel.
Pure biodiesel is typically designated in the marketplace as B100. When biodiesel is blended with petroleum-based diesel, it is typically identified in the marketplace according to the percentage of biodiesel in the blend. For example, “B20” indicates that 20% of the fuel is biodiesel and 80% is petroleum-based diesel.
Biodiesel’s physical and chemical properties, as they relate to operations of diesel engines, are similar to petroleum-based diesel fuel. As a result, blends of B20 or less may be used in most standard diesel engines without requiring engine modifications. Biodiesel demonstrates greater lubricating properties than petroleum-based diesel. This could lead to less long-term engine wear as biodiesel creates less friction in engine components than petroleum-based diesel. Biodiesel also demonstrates greater solvent properties. With higher percentage blends of biodiesel, this may cause breakdowns in certain rubber engine components such as seals. The solvent properties of biodiesel also can cause accumulated deposits from petroleum-based diesel in fuel systems to break down, leading to clogged fuel filters in the short-term. These issues are less prevalent in blends that utilize lower concentrations of biodiesel.
General Demand for Biodiesel
The biodiesel industry needs to grow demand for biodiesel to support biodiesel prices and allow us to operate the biodiesel plant profitably. Currently, there is little demand for biodiesel because of the uncertainty surrounding the blenders credit. The credit’s expiration made biodiesel expensive compared to petroleum-based diesel. Management believes that demand for biodiesel may increase due to the retroactive reinstatement of the blenders credit, federal biodiesel use mandates under the RFS2 (described below under “Federal Biodiesel Supports”) and various state biodiesel use mandates. However, the RFS2 mandate only requires the use of 1 billion gallons of biodiesel by 2012 which is significantly less than the current production capacity of the biodiesel industry. Additionally, in July 2008 there was a change to the ASTM standards which allows up to 5% biodiesel to be blended in with petroleum diesel and the product to still be labeled as petroleum diesel. This may continue to provide demand for biodiesel, especially in conjunction with the renewed blenders credit and RFS2, and offset some of the negative public opinions the biodiesel industry has faced.
The biodiesel industry constitutes only a small part of the US diesel fuel market. Moreover, biodiesel production continues to decrease, remaining far below capacity, due to unfavorable market conditions. The National Biodiesel Board estimated US biodiesel production at 691 million gallons in 2008, 545 million gallons in 2009, and 315 million gallons in 2010. The Biodiesel Magazine website estimates that as of December 12, 2010, national biodiesel production capacity totaled approximately 2.83 billion gallons per year. According to the Biodiesel Magazine website, there are 167 plants, with 58 currently not producing biodiesel and many others that do not operate at full capacity. It is possible that any increased demand could be offset by increased production if biodiesel plants were to increase production in response to improving market conditions. Moreover, the biodiesel that is used to fulfill increased demand may be manufactured by biodiesel producers who can produce biodiesel more cost-effectively than we can.

Cold Flow Properties
Biodiesel has different cold flow properties depending on the feedstock used in its manufacture. “Cold flow” refers to a fuel’s ability to flow easily at colder temperatures and is an important consideration in producing and blending biodiesel for use in colder climates. To provide biodiesel with an acceptable pour point in cold weather, we need to blend our biodiesel with petroleum-based diesel. Generally, biodiesel that is used in blends of 2% to 20% will provide an acceptable pour point for the Iowa market. Cold flow additives can also be used seasonally to provide a higher level of cold weather protection, similar to the current practice with conventional diesel fuel. Demand for our biodiesel is generally lower in colder climates and during the colder months because of cold flow concerns.
Biodiesel Markets
Biodiesel is primarily used as fuel for diesel engines. It is produced using renewable resources and provides environmental advantages over petroleum-based diesel fuel, such as reduced vehicle emissions. Our ability to market our biodiesel is heavily dependent upon the price of petroleum-based diesel fuel as compared to the price of biodiesel. Biodiesel prices also depend upon the availability of economic incentives to produce and use biodiesel.
Biodiesel is frequently used as fuel in transport trucks, ships, trains, in farming activities and government vehicles. Government legislation that seeks to encourage renewable fuels use could lead to an expansion of the market for biodiesel in the future. Biodiesel has also been identified as a substitute for diesel fuel in underground mining operations because it burns cleaner and leads to less air pollution. Further, biodiesel may be safer to handle in a mine setting where fire can be disastrous. Additional markets may become available because of growing environmental concerns by American consumers as well as an increased awareness of energy security and the United States’ ability to supply its own fuel needs. However, biodiesel still only accounts for a very small percentage of the diesel fuel market as a whole. The biodiesel industry will need to continue to grow demand to sustain the price of biodiesel into the future.
Wholesale Market / Biodiesel Marketers. The wholesale market involves selling biodiesel directly to fuel blenders or through biodiesel marketers. Fuel blenders purchase B100 from biodiesel production plants, mix it with petroleum diesel fuel, and deliver a final product to retailers. There are few wholesale biodiesel marketers in the US. Three examples are World Energy in Chelsea, Massachusetts; Eco-Energy, Inc. in Franklin, Tennessee; and REG, Inc. in Ames, Iowa. These companies use their existing marketing relationships to market the biodiesel of individual plants to end users for a fee.
Under the MOSA which expired in August 2010, REG marketed the biodiesel produced at our plant. We continue to evaluate our options with respect to marketing our biodiesel. Following the termination of the MOSA, we have entered into and continue to seek short-term arrangements with large companies such as Gavilon, ADM and REG to provide feedstock for us to process into biodiesel for them. Without such arrangements, we do not currently have sufficient working capital to purchase feedstock for production and hold biodiesel until it can be sold. We do not currently have any binding tolling agreements or biodiesel sales contracts, though we are currently producing biodiesel under a nonbinding tolling arrangement. We anticipate we will have operating interruptions throughout our 2011 fiscal year because of our liquidity position and the lack of demand for biodiesel. Moreover, if we are not able to engage new service providers, we may not be able to perform all of the services that REG provided using our own employees, including marketing our products, particularly if we increase production in the future.
Retail Market. The retail market consists of biodiesel distribution primarily through fueling stations to transport trucks and “jobbers,” which buy products from manufacturers and sell them to retailers. Retail level distributors include oil companies, independent station owners, marinas and railroad operators. The biodiesel retail market is still in its very early stages as compared to other types of fuel. The present marketing and transportation network must expand significantly for us to effectively market our biodiesel to retail users. Areas requiring expansion include, but are not limited to: rail capacity; storage facilities for biodiesel; truck fleets capable of transporting biodiesel within localized markets; refining and blending facilities to handle biodiesel; and service stations equipped to handle biodiesel fuels.

International Markets. We or our marketers may sell a portion of our biodiesel in international markets, particularly in Europe. The European Union has, as a result of its investigation into alleged unfair trade practices of the US biodiesel industry, imposed tariffs and duties on biodiesel produced in the US and exported to Europe. This has significantly reduced the ability of US producers to market biodiesel in the European market at a profit. Other countries may make similar claims regarding US biodiesel sales in those countries, which would further limit markets for US biodiesel and depress demand.
Government/Public Sector. The government has increased its use of biodiesel since the implementation of the Energy Policy Act of 1992, amended in 1998 (EPACT), which authorized federal, state and public agencies to use biodiesel to meet the EPACT alternative fuel vehicle requirements. However, it is unlikely we could successfully market our biodiesel directly to such entities due to very long sales cycles based on the intricacies of their decision-making and budgetary processes. Moreover, many government entities are struggling with budgetary shortfalls because of the global economic conditions and making significant cuts to their spending and services.
Primary Co-product — Glycerin
Glycerin is the primary co-product of the biodiesel production process and equals approximately 10% of the quantity of biodiesel produced. It is highly stable under typical storage conditions, compatible with many other chemicals and comparatively non-toxic. Glycerin possesses a unique combination of physical and chemical properties that are used in a large variety of products. It is an ingredient or processing aid in cosmetics, toiletries, personal care, pharmaceuticals and food products. In addition, new uses for glycerin are frequently being discovered and developed due to its versatility. However, oversupply of glycerin and low glycerin prices may limit our ability to generate revenues through the sale of our primary co-product. Additionally, many of the uses for glycerin require refined glycerin, and we cannot refine the crude glycerin produced at our plant.
As of mid-December 2010, according to the Jacobsen Biodiesel Bulletin, average crude glycerin prices were approximately 14 to 16 cents per pound.
Distribution of Principal Products
We can deliver our products by truck or rail. Our property is on the Canadian National Railroad. We have established rail service directly to the plant to ship biodiesel to our customers.
Sources and Availability of Raw Materials
The cost of feedstock accounts for 70% to 90% of the cost of producing biodiesel. Soybean oil is the most abundant feedstock available in the US to produce biodiesel. The ten-year average price for soybean oil is approximately 28 cents per pound. However, soybean oil prices have been extremely volatile, reaching record highs in the summer of 2008 and sharply declining thereafter, likely due to changing global economic conditions. The USDA December 13, 2010 Oil Crops Outlook report states that the average November 2010 soybean oil price was approximately 47.62 cents per pound, which is below the July 2008 peak prices of 62.54 cents. According to the USDA’s National Weekly Ag Energy Round-Up report, crude soybean oil prices in Iowa for the week of December 10, 2010 ranged from 49.90 to 51.15 cents per pound. However, increased competition with other biodiesel plants for soybean oil may result in prices again increasing to 2008 prices for soybean oil. Additionally, the number of acres of soybeans planted and harvested can impact the price of and competition for soybean oil.
The charts below show US soybean oil prices over the past ten years and for each month from the beginning of the 2009/2010 marketing year to November 2010:
US Soybean Oil Average Prices for the
Past 10 Years

Marketing Year	Price (cents)
1999/00	15.60
2000/01	14.15
2001/02	16.46
2002/03	22.04
2003/04	29.97
2004/05	23.01
2005/06	23.41
2006/07	31.02
2007/08	52.03
2008/09	32.16
2009/10	35.95
2010/11	45.0-49.0	(1)
US Soybean Oil Average Prices
for 2009-2010
Marketing Year

Month	Price (cents)
October 2009	33.15
November 2009	36.59
December 2009	36.81
January 2010	34.88
February 2010	34.69
March 2010	36.39
April 2010	37.11
May 2010	35.41
June 2010	34.47
July 2010	35.07
August 2010	37.57
September 2010	39.21
October 2010	44.02
November 2010(1)	47.62

(1)	Preliminary Price
Data provided by USDA, Oil Crops Outlook Report, December 13, 2010

Because more than seven pounds of soybean oil is needed to make one gallon of biodiesel, increases in soybean oil costs significantly reduce our potential profit margin on each gallon of biodiesel. Any increase in the cost of soybean oil will negatively impact our ability to generate revenues and profits.
Due to the volatility of soybean oil prices, we also use alternative feedstocks, including refined animal fat. However, prices for these alternative feedstocks have tended to correlate with the cost of soybean oil. Like soybean oil prices, for example, animal fat prices peaked in 2008 and declined thereafter as domestic and global economic conditions worsened. The USDA December 13, 2010 Oil Crops Outlook report provides that the average November 2010 prices for lard and edible tallow were 37.32 and 41.75 cents per pound, respectively. The USDA predicted lard and edible tallow prices could increase slightly for 2010/2011, ranging from 41 to 45 cents per pound for lard and 38.5 to 42.5 cents per pound for edible tallow.
Crude animal fats and certain crude vegetable oils (such as corn oil) need to be pretreated before we can process them into biodiesel at our plant. Pretreatment takes crude feedstocks, removes the impurities, and prepares the feedstock to go through the biodiesel production process. The cost of the process is driven by the structure of the feedstock and the impurities in the feedstock. We do not anticipate that we will secure the necessary equipment to pre-treat animal fats at our plant in the foreseeable future and we anticipate continuing to be dependent on third parties to pre-treat certain feedstocks (such as corn oil and crude animal fats) for us if we choose to use them in the biodiesel production process.
Following the termination of the MOSA, we have entered into and continue to seek short-term arrangements with large companies such as Gavilon, ADM and REG to provide feedstock for us to process into biodiesel for them. Without such arrangements, we do not currently have sufficient working capital to purchase feedstock for production. We do not currently have any binding tolling agreements or biodiesel sales contracts, though we are currently producing biodiesel under a nonbinding tolling arrangement. We anticipate we will have operating interruptions throughout our 2011 fiscal year because of our liquidity position and the lack of demand for biodiesel.
Utilities and Infrastructure
Electricity. Alliant Energy, Inc. provides us with electrical service at the regulatory rate and service standard tariffs on file with the Iowa Commerce Commission. To maintain the Large General Service Usage rates, we must consume at least 20,000 kWh or more of electricity each billing month.
Water. Based upon operations at full plant capacity, our plant requires approximately 55 gallons of water per minute. The City of Farley supplies us with water to operate the biodiesel plant. We are billed by the City of Farley for at least 50,000 gallons per day. We pay the City of Farley 1.25 times the normal rate for any water we consume in excess of 150,000 gallons per day. The maximum usage under the agreement is measured quarterly, and we will be in breach of the agreement if we exceed this maximum usage for any quarter. The maximum usage under the contract is 150,000 gallons per day. The term of the agreement continues for as long as there is a water use permit in effect for the City of Farley.

The City of Dubuque processes our wastewater. Sewage treatment rates are based on City of Dubuque ordinances and a schedule in our agreement with the city. The agreement establishes maximum discharge amounts based partially on the wastewater permits held by the City of Dubuque. If we exceed the discharge limitations, we will have ten working days after receiving written notice of the violation from the City of Dubuque to come into compliance. We will be charged a surcharge of $100 per day if we discharge water that falls outside of the acceptable pH range specified in the contract. The term of this agreement runs from May 20, 2007 until July 30, 2012. The agreement can be terminated by the City of Dubuque should we fail to pay any amount due under the agreement within 30 days of the due date. The City of Dubuque may also terminate the agreement if we breach the agreement and do not correct our breach within 90 days.
Natural Gas. Constellation Energy, Inc. (“Constellation”) provides the natural gas we require at the biodiesel plant on a month-to-month basis. Constellation delivers our natural gas to the city of Farley. We have a separate agreement with Black Hills Energy, who delivers the natural gas to our biodiesel plant.
Rail. The Canadian National Railroad provides rail service near our biodiesel plant. We are responsible for the maintenance costs for the portion of the track we own. If we do not use the portion of track that services the plant for any consecutive 12-month period, the railroad may consider the track abandoned and could remove the track owned by the railroad.
Dependence on One or a Few Major Customers
Following the termination of the MOSA, we have entered into and continue to seek short-term arrangements with large companies such as Gavilon, ADM and REG to provide feedstock for us to process into biodiesel for them. Without such arrangements, we do not currently have sufficient working capital to purchase feedstock for production and hold biodiesel until we are able to sell it. We do not currently have any binding tolling agreements or biodiesel sales contracts, though we are currently producing biodiesel under a nonbinding tolling arrangement. We anticipate we will have operating interruptions throughout our 2011 fiscal year because of our liquidity position and the lack of demand for biodiesel.
New Products and Services
We have not introduced any new products or services during the fiscal year ended December 31, 2010.
Research and Development
We continue to explore acquiring and processing alternative feedstocks and technology for using other feedstocks. However, as discussed in “RISK FACTORS,” it is difficult to locate alternative feedstocks at acceptable prices; moreover, we may not be able to obtain new technology if we are unable to procure financing to cover the associated costs.
Federal Biodiesel Supports
Biodiesel Tax Credits
The American Jobs Creation Act of 2004 originally created the biodiesel blenders excise tax credit. It provided a $1.00 tax credit per gallon for biodiesel. The blenders credit may be claimed in both taxable and nontaxable markets, including exempt fleet fuel programs and off-road diesel markets. The blenders credit’s desired effect was to streamline biodiesel use and encourage petroleum blenders to blend biodiesel to allow more biodiesel to be used in the marketplace. The blenders credit also streamlined the tax refund system for below-the-rack blenders to provide a tax refund on each gallon of biodiesel blended with diesel (dyed or undyed) to be paid within 20 days of blending. The blenders credit expired on December 31, 2009, hampering the ability of biodiesel to compete with petroleum diesel prices and decreasing demand for biodiesel. In December 2010, the blenders credit was reinstated retroactively for 2010 and extended through December 31, 2011. It remains uncertain whether a one-year extension of the blenders credit will be sufficient to stimulate demand for biodiesel. Moreover, we do not anticipate that we will benefit much from the retroactive application of the blenders credit in 2010 because of our limited production and sales during the year. If the credit expires again in 2011 without extension, we anticipate negative impacts to the biodiesel industry similar to those seen in 2010.

Renewable Fuels Standard
The Energy Policy Act of 2005 created the RFS which required refiners to use 7.5 billion gallons of renewable fuels by 2012. The Energy Independence and Security Act of 2007 (EISA) expanded the RFS to require the use of 9 billion gallons of renewable fuel in 2008, increasing to 36 billion gallons of renewable fuel by 2022 (RFS2). The RFS2 requires that 600 million gallons of renewable fuel used in 2009 must come from advanced biofuels other than corn-based ethanol, such as ethanol derived from cellulose, sugar or crop residue and biomass-based diesel (which includes biodiesel and renewable diesel), increasing to 21 billion gallons in 2022. The RFS2 further requires that 500 million gallons of biodiesel and biomass-based diesel fuel be blended into the national diesel pool in 2009, gradually increasing to one billion gallons by 2012. However, in November 2008, the EPA announced that the RFS2 program in 2009 would continue to apply to gasoline producers and importers. This meant that the 500 million gallons of biomass-based diesel required by the RFS2 did not have to be blended into US fuel supplies in 2009 because the regulatory structure of the original RFS program did not provide a mechanism for implementing the EISA requirement for the use of 500 million gallons of biomass-based diesel. On February 3, 2010, the EPA issued final rules under RFS2. The final rules combined the 2010 and 2009 biomass-based diesel requirements to require that obligated parties meet a combined 2009/2010 requirement of 1.15 billion gallons by the end of the 2010 compliance year. We anticipate that there will again be a roll-over of some of the 2010 requirement into 2011 and also that some of the cellulosic requirements that cannot be achieved due to lack of technology may be allowed to be filled by biodiesel. Thus, we anticipate that biodiesel requirements under the 2011 RFS2 may exceed the standard 800 million gallon requirement.
Part of RFS2 required that advanced biofuels reduce life cycle greenhouse gas emissions by 50% relative to gasoline sold or distributed in transportation. In May 2009, the EPA proposed rules that took into account indirect land use changes when calculating greenhouse gas emissions. Based on the EPA’s preliminary findings, soy-based biodiesel was found to reduce greenhouse gas emissions by only 22%, which would disqualify it from counting towards the RFS2. Biodiesel from animal fat was found to reduce greenhouse gas emissions by approximately 80%. The EPA did not measure biodiesel produced from corn oil. However, when the EPA issued its final determinations under the RFS2, it found that soy oil complies with the 50% greenhouse gas emission reduction requirements.
RFS2 recently gained additional certainty when on December 21, 2010, a lawsuit challenging the RFS2 regulations was dismissed. We anticipate that the RFS2 may increase demand for biodiesel in the long-term, as it sets a minimum usage requirement for biodiesel and other types of biomass-based diesel. However, there can be no assurances that demand for biodiesel will be increased by the RFS2. As of December 12, 2010, estimated national biodiesel production capacity already exceeded the 2012 biodiesel and biomass-based diesel use mandate contained in the EISA. Accordingly, additional production of biodiesel and biomass-based diesel may continually outstrip any additional demand for biodiesel created by this new law. We also anticipate that the expanded RFS2 will be primarily satisfied by ethanol, including both corn-based and other types of ethanol. The amount of corn-based ethanol that may be used to satisfy the RFS2 requirements is capped at 15 million gallons starting in 2015 and, accordingly, other types of ethanol, including cellulose-based ethanol, will likely be used to satisfy any requirements over and above the 15 million gallon corn-based ethanol cap. Furthermore, we have not yet significantly benefited from RFS2 because the blenders credit had expired when the final RFS2 regulations were released, and we were producing very little biodiesel. Therefore, we are still not certain if RFS2 will stimulate the biodiesel market.
RFS2 and RINs
One potential advantage biodiesel has in the petroleum diesel market is the marketability and value of renewable identification numbers (RINs). The RFS2 system is enforced through a system of registration, recordkeeping and reporting requirements for obligated parties and renewable producers (“RIN generators”), as well as parties that procure or trade RINs, either as part of their renewable purchases or separately. Any person who violates the RFS2 program may be subject to civil penalties for each day of each violation. For example, a failure to acquire sufficient RINs to meet a party’s renewable fuels obligation constitutes a separate day of violation for each day the violation occurred during the annual averaging period. The enforcement provisions are directed at ensuring the RFS2 program goals are not compromised by illegal conduct in the creation and transfer of RINs. The EPA has assigned “equivalence values” to each type of renewable fuel to determine compliance with the RFS2. The equivalence values use ethanol as the base-line measurement (one gallon of ethanol equals one credit toward RFS2 compliance) and assign biodiesel an equivalence value of 1.5 (one gallon of biodiesel equals one and one-half gallons credit toward RFS2 compliance). A market has emerged in the petroleum diesel industry for trading these RINs. The value of the RIN can sometimes offset higher biodiesel pricing, which can make biodiesel more competitive with petroleum diesel.

Small Agri-Biodiesel Producer Credit
The Energy Policy Act of 2005 provides for a tax subsidy for small agri-biodiesel producers with total annual production capacities of 60 million gallons or less. The subsidy is applicable to the first 15 million gallons of biodiesel produced annually. The subsidy is equivalent to a 10-cent credit per gallon of biodiesel produced annually and the maximum annual subsidy per biodiesel producer is $1.5 million. Because we are taxed as a partnership, this credit passes through to our members and is used as a credit against their federal income tax liability, subject to various limitations. The credit expired on December 31, 2010.
Commodity Credit Corporation Bioenergy Program
The Farm, Nutrition, and Bioenergy Act of 2008 (Farm Bill) reauthorized the Commodity Credit Corporation (CCC) Bioenergy Program. The program provides $300 million in mandatory funding to biodiesel producers over the 5-year duration of the Farm Bill to biodiesel producers. The Farm Bill also authorizes an additional $25 million in funding each year from fiscal year 2009 through 2012, if Congress provides the additional funding during its annual appropriations process. The CCC Bioenergy Program creates two classes of producers; producers with production capacity of less than 150 million gallons will be eligible for 95% of the funds provided under the program. We received approximately $178,927 and $254,000 from this program in 2010 and 2009, respectively.
State Legislation
Several states, including Iowa, are currently researching and considering legislation to increase the amount of biodiesel used and produced in their states. Minnesota was the first state to mandate biodiesel use in September 2005, requiring that all diesel fuel sold in the state contain a minimum of 2% biodiesel. In 2008, Minnesota passed additional legislation to increase biodiesel content of diesel fuel sold in the state from 2% to 20% by 2015. In 2009, Minnesota increased its biodiesel blend requirements to mandate all diesel fuel contain a minimum of 5% biodiesel. However, the state has occasionally had to suspend this requirement during winter months due to cold flow concerns. Similarly, in July 2008, Massachusetts signed a law that requires all home heating oil and diesel fuel in the state to consist of 2% biodiesel by 2010 and 5% biodiesel by 2013. However, the Massachusetts Department of Energy Resources will be entitled to delay those requirements if it determines that fuels are not available to meet these requirements.
Originally passed in May 2006, and updated in 2009, the Iowa renewable fuels standard (IRFS) requires that 10% of the fuel used in Iowa be from renewable sources by 2009 and increasing to 25% by 2021. While this does not specifically require biodiesel use, it may significantly increase renewable fuels use in Iowa, including biodiesel. The Iowa legislation includes tax credits to help retailers meet this requirement, such as an incentive of three cents per gallon of biodiesel sold for retailers who sell at least 50% biodiesel blends, which are set to expire in 2012.
In addition, in 2009, Iowa passed the Ethanol Promotion Tax Credit, which ends after calendar year 2020. The incentive is directly tied to the IRFS schedule with amounts to be paid only for “pure” ethanol gallons (E100). The law allows “pure” biodiesel gallons (B100) to count toward achieving the threshold schedule. However, biodiesel gallons are not eligible for these credits as they are covered by the Biodiesel Blended Fuel Tax Credit. The schedule is based on E100 plus B100 divided by total gasoline gallons. The amount of the credit will be determined each year using:
•	6.5 cents per gallon of E100 if retailer meets the biofuel standard threshold percentage

•	4.5 cents per gallon of E100 if retailer is within 1-2% of threshold percentage
•	2.5 cents per gallon of E100 if retailer is within 3-4% of threshold percentage
•	0 cents if more than 4% below the threshold percentage
Other states have enacted legislation to encourage (but not require) biodiesel production and use. Several states provide tax incentives and grants for biodiesel-related studies and biodiesel production, blending, and use. In addition, several governors have issued executive orders directing state agencies to use biodiesel blends to fuel their fleets.

Effect of Government Regulation
The biodiesel industry and our business depend upon the continuation of the state and federal biodiesel supports discussed above. These incentives have supported a market for biodiesel that might disappear without the incentives. As demonstrated by the effect the expiration of the blenders credit had on the industry, the elimination or reduction of such state and federal biodiesel supports would make it more difficult for us to sell our biodiesel at acceptable prices and would increase our net loss and negatively impact our future financial performance.
Additionally, environmental laws aimed at lowering fuel emissions may also promote biodiesel consumption. The Clean Air Act Amendments of 1990 required the EPA to regulate air emissions from numerous sources. In a 2001 rule, the EPA provided for the decrease of emissions from vehicles using on-road diesel by requiring a reduction in the sulfur content of diesel fuel from 500 parts per million (ppm) to a significantly lower 15 ppm commencing in June 2006, and 10 ppm by 2011. Reducing the sulfur content of petroleum-based diesel leads to a decrease in fuel lubricity, which may adversely impact engines. However, biodiesel is able to supply lubricity, which makes biodiesel an attractive blending stock to satisfy the requirements.
Environmental regulations that affect our company change frequently. The government could adopt more stringent environmental rules or regulations that could increase our operating costs or might eliminate provisions such as the Clean Air Act Amendments that indirectly promote biodiesel use. The government could also adopt environmental rules or regulations that may have an adverse effect on biodiesel use.
Furthermore, the Occupational Safety and Health Administration (OSHA) governs our plant operations. Compliance with OSHA regulations may increase the costs of our operations. Any of these regulatory factors may result in higher costs or other materially adverse conditions affecting our operations, cash flows and financial performance.
Competition with Other Biodiesel Producers
We operate in a competitive environment. We compete with large, multi-product companies and other biodiesel plants with varying capacities. We face competition from these plants for capital, labor, management, feedstock and other resources.
Biodiesel is a relatively uniform commodity where competition is predominantly based on price, consistent fuel quality, and delivery service. As of December 12, 2010, the Biodiesel Magazine website reported that there were 167 biodiesel plants in the US, but that only 109 of these plants are currently operating. Currently, there are 12 existing biodiesel plants in Iowa, including our plant; however, according to the Biodiesel Magazine website, only six of these are currently operating and several of these plants may not be operating at full capacity. We expect that biodiesel producers may increase production due to the reinstatement of the blenders credit. However, without increased demand to meet additional production, biodiesel prices may decrease further.
We must compete with other biodiesel producers not just in the sale of our biodiesel, but also in the acquisition of feedstock and other raw materials. Most plants, and many of the largest producers, utilize soybean oil as the feedstock to produce biodiesel. This makes it more expensive for us to produce biodiesel from soybean oil and reduces our profit margins from soybean oil-based biodiesel. This is because there is little or no correlation between the feedstock prices and the market price of biodiesel and, therefore, we cannot pass along increased feedstock costs to our biodiesel customers. Some of our competitors have soy-crushing facilities and are thus not reliant upon third parties for their feedstock supply. As a result, we face a competitive challenge from biodiesel plants owned and operated by the companies that supply our inputs, such as Cargill and ADM. This may change over time as high soybean oil prices are encouraging biodiesel producers to find ways to utilize alternative and less costly feedstock types. However, alternative feedstocks have also increased in price as biodiesel producers have increased demand for them.
Some of our competitors have benefited from forgiveness of all or part of their loans, or have acquired plants out of bankruptcy for relatively lower prices, which allows them to use more cash for their business rather than for repayment of loans. Other competitors have greater resources than we currently have or will have in the future. Some of the largest plants include the 180 million gallon per year RBF Port Neches multi-feedstock plant in Port Neches, Texas; the 100 million gallon per year multi-feedstock Imperium Grays Harbor plant in Grays Harbor, Washington; the 100 million gallon per year Biodiesel of Las Vegas multi-feedstock plant in Las Vegas, Nevada; the 90 million gallon per year Green Earth Fuels of Houston multi-feedstock plant in Galena Park, Texas; and the 85 million gallon per year ADM canola-based plant in Velva, North Dakota.

Competition from Other Fuel Sources and Additives
The biodiesel industry competes with the diesel fuel segment of the petroleum industry. Historically, biodiesel prices have correlated to petroleum-based diesel prices. Diesel prices reached record highs in July 2008 of approximately $4.70 per gallon for No. 2 ultra low sulfur diesel, and fell significantly thereafter. Biodiesel prices similarly increased leading up to the July 2008 peak and then fell significantly. Lower petroleum-based diesel prices make it difficult for biodiesel to compete, due to feedstock costs and other market factors. As noted under “Federal Biodiesel Supports,” certain government supports, including the effect of RFS2 and RINs, may help biodiesel to compete more favorably with diesel. The expiration or termination of these supports negatively impact the ability of biodiesel to compete with petroleum-based diesel, thereby reducing demand. For example, biodiesel prices have been negatively impacted by the expiration of the blenders credit, which significantly increased the market price of biodiesel.
Renewable diesel is another form of diesel with which we compete. Renewable diesel has characteristics similar to that of petroleum-based diesel fuel and can be co-processed at traditional petroleum refineries from vegetable oils or animal fats mixed with crude oil through a thermal de-polymerization process.
We also compete with producers of other diesel additives, such as petroleum-based lubricity additives. Some major oil companies produce these additives and strongly favor their use because they may be used in lower concentrations than biodiesel. In addition, much of the infrastructure in place is for petroleum-based additives. As a result, petroleum-based additives may be more cost-effective than biodiesel, making it difficult to successfully market our biodiesel as a lubricity additive.
Glycerin Competition
As biodiesel production has increased, the glycerin market has become increasingly saturated. Glycerin prices dropped dramatically in 2006, with crude glycerin prices hovering around 2 cents per pound or less. Some plants had to give away glycerin, and according to the Jacobsen Publishing Company’s Biodiesel Bulletin, others paid to dispose of crude glycerin. However, as of mid December 2010, according to the Jacobsen Biodiesel Bulletin, average crude glycerin prices were approximately 14 to 16 cents per pound.
Some of our competitors, such as Cargill and ADM, have expanded their glycerin refining capacities due to relatively higher prices for refined glycerin when compared to crude glycerin prices. In Iowa Falls, Iowa, Cargill has built a 30 million pound per year glycerin refinery near its 37.5 million gallon per year biodiesel production plant. These biodiesel producers may therefore have a competitive advantage over plants like ours that do not have glycerin refining capabilities.
Costs and Effects of Compliance with Environmental Laws
We are subject to extensive air, water and other environmental regulations and oversight by the EPA. We have obtained the necessary permits to conduct plant operations, including air emissions permits, a NPDES permit, and boiler permits. We also entered into an agreement with the City of Dubuque for the discharge of our wastewater into its wastewater disposal system. REG assisted us in obtaining our required permits. Although we have been successful in obtaining the permits currently required, any retroactive change in environmental regulations, either at the federal or state level, could require us to obtain additional or new permits or spend considerable resources on complying with such regulations. For the fiscal year ended 2010, we estimate that we spent approximately $27,000 in complying with federal, state and local environmental laws. We estimate that we will spend approximately $100,000 in complying with federal, state, and local environmental laws during our 2011 fiscal year.
Iowa and EPA rules are subject to change, and any such changes could result in greater regulatory burdens on plant operations. Any of these regulatory factors may result in higher costs or other materially adverse conditions affecting our operations, cash flows and financial performance.

Employees
As of December 31, 2010, we have 13 full-time employees. We have reduced our employment levels due to reduced production and shutdowns. We now directly employ our general manager, Tom Brooks, who was previously employed by REG and provided services for our plant under the MOSA. We currently do not have an operations manager.

ITEM 1A.	RISK FACTORS.
You should carefully read and consider the risks and uncertainties below and the other information contained in this report. The risks and uncertainties described below are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial could impair our financial condition and results of operations.
Risks Related to Our Business
There are doubts about our ability to continue as a going concern. For the 2010 fiscal year, we have net losses of $4,230,842. We are in violation of the financial covenants contained in our loan agreement with Beal Bank, which constitutes an event of default under our loan agreement. At its election, Beal Bank could require us to immediately repay all amounts that we owe. We do not anticipate having the funds to immediately repay Beal Bank if Beal Bank accelerates our loan. Further, the MOSA terminated on August 1, 2010, and we have not contracted with any company to replace the services previously provided by REG. In addition, due to lack of demand for biodiesel caused by the expiration of the blenders credit, we have operated at substantially less than our production capacity. These and other unfavorable operating conditions have created uncertainty regarding our ability to continue to operate as a going concern. If we are not able to continue to operate as a going concern, we may be forced to liquidate our assets. This could result in the loss of some or all of the value of our units.
We are in violation of the terms of our loan agreement with Beal Bank which could result in Beal Bank foreclosing on our biodiesel plant. We are in violation of the terms of our loan agreement with Beal Bank. Beal Bank may proceed with its rights under the loan agreement, which includes the right to demand immediate repayment of the entire outstanding principal and interest we owe. If Beal Bank were to demand immediate repayment of its loan, we do not anticipate that we could repay Beal Bank. This could result in Beal Bank foreclosing on all of our assets to satisfy our repayment obligations. If our assets are sold, there may not be funds to distribute to our unit holders.
Doubts about our ability to continue as a going concern may make it difficult to obtain additional funds in the future. If we need additional debt or equity financing to comply with our loan covenants or to otherwise fund our operations, our board of directors may attempt to sell additional units or obtain additional debt financing. However, the doubts relating to our ability to continue as a going concern may make it difficult or impossible to raise capital or obtain additional debt financing. Additionally, the global economic crisis has contributed to a generally unfavorable credit environment. If we are unable to raise any additional capital or procure additional funds deemed necessary by our board of directors, our business may fail and our members could lose some or all of their investment.
Liquidity issues could require us to cease operations. Due to many factors described throughout this report, it may not be feasible to operate the biodiesel plant. While we are working to conserve as much cash as possible, we must use cash to maintain the plant so that we can operate it when we have contracts and ramp up production if conditions in the biodiesel industry become more favorable. We do not currently have sufficient working capital to purchase feedstock for production, and we anticipate we will have operating interruptions throughout our 2011 fiscal year because of our liquidity position and the lack of demand for biodiesel. If we are unable to finance our operations, we may be forced to liquidate our assets which may result in the loss of some or all of the value of our units.

We may file for bankruptcy protection if economic conditions and our liquidity problems do not improve. Various biofuels companies across the country have filed for bankruptcy, which is likely due in part to the unfavorable economic climate and market conditions. We are currently experiencing liquidity problems due to our lack of working capital and available credit, decreased biodiesel demand, and lack of biodiesel sale contracts. If our current liquidity problems persist and we are unable to generate sufficient revenues, we may have to consider bankruptcy as an option to cope with our financial difficulties. This would reduce or eliminate the value of our units.
We have experienced net losses and may not operate profitably in the future. We experienced net losses of approximately $4,230,842 and $2,335,532 for our 2010 and 2009 fiscal years, respectively. Management attributes these losses to unfavorable operating conditions. Management anticipates that we may experience a net loss during our 2011 fiscal year as well. If we continue to experience unfavorable operating conditions in the biodiesel industry, including biodiesel prices that are not sufficient to offset our inputs and operating expenses, we may not be able to operate the biodiesel plant. This may eliminate our ability to generate revenues and result in our failure which could decrease or eliminate the value of our units.
Our business is not diversified. Our success depends on our ability to operate our biodiesel plant. We do not have any other lines of business or other revenue sources. If we are not able to operate the biodiesel plant for an extended period, we might not be able to pay our debts as they become due, including payments required under our loan agreements with our lender. In such an event, our members could lose some or all of their investment.
We have limited experience in the biodiesel industry. Most of our directors are experienced in business generally but have limited experience in operating a biodiesel plant or in governing and operating a public company. Additionally, our directors are presently engaged in business and other activities that impose substantial demands on their time and attention. We have been highly dependent upon REG to manage our plant, procure our inputs and market our products under our MOSA. However, the MOSA terminated on August 1, 2010. We hired our general manager, who was previously placed at our plant by REG under the MOSA. We are in the process of evaluating our options with respect to other providers of the services that REG provided. We may not be able to perform all of the services that REG provided using our own employees, including marketing our products, particularly if we increase production in the future. If we lose the services of our general manager or are not able to engage new service providers, we may not be able to operate our business.
Risks Related to Biodiesel Production and the Biodiesel Industry
Decreased biodiesel and glycerin demand and prices have a significant negative impact on our financial performance. The prices at which we can sell biodiesel and glycerin greatly affect our revenues. These prices can be volatile because of many factors over which we have no control, including overall supply and demand, diesel fuel prices, government supports, the availability and price of competing products, and domestic and global economic conditions. Continued lack of demand for our products and any further lowering of biodiesel prices may negatively impact our ability to generate profits.
Changes in feedstock price and availability may hinder our ability to generate revenues and may result in plant shutdowns. Because there is little or no correlation between the feedstock prices and biodiesel prices, we cannot pass along increased feedstock prices to our biodiesel customers. Changes in the price and supply of feedstock are subject to and determined by market forces over which we have no control. The cost of feedstock represents approximately 70%-90% of our production costs. Higher feedstock prices, especially when combined with lower prices for biodiesel, have precluded us from profitably operating the biodiesel plant. Moreover, we do not currently have sufficient working capital to purchase feedstock for production. If we are unable to enter into tolling arrangements or otherwise obtain feedstock at acceptable prices, we may have to shut down the plant.
We are unable to process crude animal fats, which may put us at a competitive disadvantage. Several of our competitors have pretreatment capabilities allowing them to process crude animal fats and other alternative feedstocks to reduce costs. Our plant does not have crude animal fat pretreatment capabilities, which means that the only animal fats we can process at our plant are refined animal fats that have been pretreated by a third party. If we are not able to continue to engage third parties to pre-treat animal fat for us, or we are unable to secure such pretreatment services at reasonable rates, we may not be able to use animal fats which could harm our ability to operate the biodiesel plant profitably.
Changes in production technology could harm our business. The plant is a single-purpose facility and likely has no use other than the production of biodiesel and associated products. Advances and changes in biodiesel production technology may occur that make our biodiesel production technology less desirable or obsolete. Our competitors may develop more efficient technologies that allow them to produce biodiesel more cost-effectively than us. Such developments could require us to commit resources to update the biodiesel plant or otherwise hinder our ability to compete in the biodiesel industry or to operate at a profit.

We may engage in hedging transactions which involve risks that can harm our business. We are exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on various feedstocks for the biodiesel production process as well as the market price of biodiesel. We may seek to minimize the risks from fluctuations in the prices of our feedstock and the price of biodiesel through using hedging instruments or we may choose not to engage in hedging transactions. Our hedging activities may not be effective in reducing the risk caused by price fluctuation in our feedstock prices and biodiesel prices. This may leave us vulnerable to high feedstock prices and low biodiesel prices. Our financial performance may be significantly affected by the impact that our hedging transactions have on the costs of our raw materials and the selling price of our biodiesel.
The European Commission has imposed anti-dumping and countervailing duties on US biodiesel imported into Europe, which may negatively impact biodiesel demand. The European Commission imposed anti-dumping and anti-subsidy tariffs on biodiesel produced in the US which extend until 2014. These duties significantly increase the price at which US biodiesel producers may be able to sell biodiesel in European markets, making it difficult or impossible to compete with European biodiesel producers. According to the May 2009 issue of the Biodiesel Magazine, the tariffs could result in an additional charge of $30 to $265 per metric ton of biodiesel. These tariffs have virtually eliminated our ability to make profitable sales in Europe. The lack of European markets also reduces overall demand for US biodiesel, making it even more difficult for us to sell our biodiesel.
Increases in natural gas prices could reduce our profitability. Natural gas prices and availability is subject to volatile market conditions due to factors beyond our control, such as weather conditions, overall economic conditions and foreign and domestic governmental regulations and relations. Significant disruptions in natural gas supply could impair our ability to manufacture biodiesel. Increases in natural gas prices or changes in our natural gas costs may adversely affect our results of operations and financial condition.
The downturn in the US economy has caused demand for biodiesel to decline, which may adversely affect our ability to generate revenues. Several factors have caused significant economic stress and upheaval in the financial and credit markets in the US, as well as abroad since 2008. Credit markets have tightened and lending requirements have become more stringent. Oil prices have dropped rapidly as demand for fuel has decreased. We believe that these economic factors have contributed to an even greater decrease in demand for biodiesel, which may persist throughout all or parts of fiscal year 2011.
Excess biodiesel production would adversely impact our financial condition. The Biodiesel Magazine website estimates the dedicated US biodiesel production capacity of existing biodiesel plants as of December 12, 2010 is approximately 2.83 billion gallons per year. Plants under construction and expansion as of December 12, 2010, if completed, are expected to result in another 386 million gallons of annual US biodiesel production capacity, for total annual production capacity of approximately 3.22 billion gallons. Annual production capacity far exceeds annual biodiesel consumption. As a result, many biodiesel plants, including ours, are operating significantly less than full capacity. Several biodiesel plants have even been forced to completely shut down or declare bankruptcy. If biodiesel demand does not grow to meet the available supply, we may continue to experience shutdowns and the value of your units could be decreased or eliminated.
We face competition from other biodiesel plants for inputs. Biodiesel production at our plant requires significant amounts of soybean oil, animal fats and other inputs. We expect that some plants may increase production due to the reinstatement of the blenders credit, which means we will face increased competition for inputs, including from other biodiesel producers that supply our inputs.
Excess glycerin production may cause the price of glycerin to decline. It is estimated that every million gallons of biodiesel produced adds approximately 100,000 gallons (1,040,000 pounds) of crude glycerin into the market. As biodiesel production has increased, the glycerin market has become increasingly saturated, resulting in significant declines in glycerin prices. Excess glycerin production capacity may limit our ability to market our glycerin co-product and could negatively impact our future revenues.

We compete with some larger, better-financed entities which could impact our ability to operate profitably. We face a competitive challenge from larger biodiesel plants and from biodiesel plants owned and operated by the companies that supply our inputs, such as: REG, which formerly managed our plant and now owns multiple production facilities; Cargill, a large supplier of soybean oil (37.5 million gallon biodiesel plant in Iowa Falls, Iowa); ADM, a large supplier of soybean oil (85 million gallon biodiesel plant in Velva, North Dakota that processes canola oil); Biodiesel of Las Vegas (100 million gallon per year multi-feedstock biodiesel plant); Imperium Renewables (100 million gallon per year biodiesel plant in Grays Harbor, Washington); and RBF Port Neches (180 million gallon per year multi-feedstock plant in Port Neches, Texas). We may not be able to successfully compete with these entities in purchasing inputs or selling our products.
Risks Related to Regulation and Government Action
The biodiesel industry depends upon government supports and incentives to compete with petroleum-based diesel. The biodiesel industry and our business are assisted by various federal biodiesel incentives. One such incentive is the blenders credit, which provides a $1.00 tax credit per gallon of biodiesel. The blenders credit expired on December 31, 2009 and only in December 2010 was it extended for 2011 and made retroactive for 2010. Due to the expiration of the blenders credit, demand for biodiesel was significantly reduced because biodiesel could not compete with petroleum-based diesel prices. The elimination or reduction of tax incentives to the biodiesel industry, including the blenders credit, could eliminate the market for biodiesel and materially impair our ability to profitably produce and sell biodiesel. We could be forced to permanently cease production at our plant.
A change in environmental regulations or violations thereof could result in the devaluation of our units. We are subject to extensive air, water and other environmental regulations. We obtained the permits required to construct the plant and that are currently required to operate the plant. However, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the proper time, we may be required to spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations.
Risks Related to Conflicts of Interest
Our directors may have relationships with individuals, companies or organizations with which we do business which may result in conflicts of interest. There may be business relationships between our directors and other individuals, companies or organizations with which we do business that may pose potential conflicts of interest with us. See Part III, Item 13 for specific related-party transactions.
Risks Related to Tax Issues in a Limited Liability Company
We do not anticipate declaring distributions to members in the foreseeable future. We have never made distributions to our members, and we do not anticipate that our board of directors will declare distributions to our members in the foreseeable future. Accordingly, members will not likely receive distributions on their units and, if members incur any tax liability because of their ownership of our units, members may be required to satisfy such liability with their personal funds.
If we are taxed as a corporation, we would be subject to corporate level taxes which would decrease our net income and decrease the amount of cash available to distribute to our members. We expect that our company will continue to be taxed as a partnership. This means that our company does not pay any entity-level taxes. Instead, the members are allocated any income we generate based on the member’s ownership interest and pay taxes on the member’s share of our income. If we are not taxed as a partnership and we generated taxable income, our company would be liable for corporate-level taxes which would decrease our net income and the cash we have to distribute to our members.
IRS audits and adjustments could lead to additional tax liability for our members. The IRS could audit our tax returns and disagree with tax decisions we have made on our returns. The IRS could require us to reallocate items of income, gain, losses, deductions, or credits that could change the amount of our income or losses allocated to members. This could require adjustments to members’ tax returns and audits of members’ tax returns by the IRS. If adjustments are required, members could incur additional tax liabilities as well as penalties and interest.

The IRS may classify members’ investments as passive activity income. It is likely that the IRS will treat members’ interests in us as a “passive activity.” If a member is either an individual or a closely held corporation, and if the IRS deems the member’s interest to be “passive activity,” then the member’s allocated share of any loss we incur will be deductible only against income or gains the member has earned from other passive activities. Passive activity losses that the IRS disallows in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict our members’ ability to currently deduct any of our losses that are passed through to such members.

ITEM 2.	PROPERTIES.
The plant site is approximately 36 acres located at 904 Jamesmeier Road, Farley, Iowa. The site is approximately eighty miles from Interstate 80 and twenty miles from the Mississippi River, located on Highway 20 and the Canadian National Railroad. The plant consists of a principal office building, processing building, pretreatment building and storage tank farm. The site also has improvements such as rail tracks and a rail spur, landscaping, drainage systems and paved access roads.
Our tangible and intangible property, real and personal, serves as the collateral for our debt financing with Beal Bank. Money borrowed under the Iowa Department of Economic Development (IDED) loan is also secured by substantially all of our assets, but is subordinate to Beal Bank’s lien.

ITEM 3.	LEGAL PROCEEDINGS.
None.

ITEM 4.	(REMOVED AND RESERVED).
PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.
Market Information
There is no public trading market for our units. To facilitate trading, we have created an online service designed to comply with federal tax laws and IRS regulations for establishing a “qualified matching service” (QMS) as well as state and federal securities laws. There are detailed timelines that must be followed under the QMS rules and procedures with respect to offers and sales of units. All transactions must comply with the QMS rules and our operating agreement and are subject to approval by our board of directors. Our service consists of an electronic bulletin board that provides information to prospective sellers and buyers of our units. We do not receive any compensation for creating or maintaining the service. We do not become involved in purchase or sale negotiations arising from the service. We do not characterize ourselves as being a broker or dealer in an exchange or give advice regarding the merits or shortcomings of any particular transaction. We do not receive, transfer or hold funds or securities as an incident of operating the service. We do not use the bulletin board to offer to buy or sell securities other than in compliance with the securities laws, including any applicable registration requirements. We have no role in effecting the transactions beyond approval required under our operating agreement, and issuing new certificates. To date, a total of 25 units have been transferred using the QMS.
Unit Holders
As of March 31, 2011, we had 603 unit holders of record and 29,779 units issued and outstanding.

Distributions
We did not declare or pay any distributions during the fiscal year ended December 31, 2010 and, based on current market conditions, production levels and restrictions on distributions imposed by our loan agreement, we do not anticipate that we will make any distributions during our 2011 fiscal year.
Equity Compensation Plans
We do not have any equity compensation plans under which our units are authorized for issuance.
Sale of Unregistered Securities
We did not sell any units during our 2010 fiscal year.
Repurchases of Equity Securities
Neither we nor anyone acting on our behalf has repurchased any of our outstanding units during the period covered by this report.

ITEM 6.	SELECTED FINANCIAL DATA
We are a Smaller Reporting Company and, therefore, are not required to provide the information required by this Item.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
Overview
We incurred a net loss of $4,230,842 for our 2010 fiscal year and a net loss of $2,335,532 for our 2009 fiscal year. We faced a lack of demand for our biodiesel in 2010 due to the expiration of the blenders credit, which had previously allowed biodiesel to compete with petroleum-based diesel prices. In 2009, our net losses were primarily due to high feedstock costs in comparison with the price at which we could sell our products. As a result, we have operated at significantly less than capacity, experiencing periods of shutdowns.
We are currently out of compliance with all of the financial covenants of our loan agreement with Beal Bank., and we anticipate that we will be out of compliance with them during our 2011 fiscal year.
We have entered into and continue to seek short-term arrangements with large companies such as Gavilon, ADM and REG to provide feedstock for us to process into biodiesel for them. Without such arrangements, we do not currently have sufficient working capital to purchase feedstock for production. We do not currently have any binding tolling agreements or biodiesel sales contracts, though we are currently producing biodiesel under a nonbinding tolling arrangement. We anticipate we will have operating interruptions throughout our 2011 fiscal year because of our liquidity position and the lack of demand for biodiesel. We anticipate that we will continue to employ our current production strategy, producing biodiesel only when feedstock costs and biodiesel prices allow us to maintain positive cash flows. However, our ability to do so depends on factors described throughout this report, many of which are outside of our control.
Plant Operations
Production Rate
During our 2010 fiscal year, we operated at approximately 7.4% of our total capacity, producing approximately 2,224,194 gallons of biodiesel. We produced biodiesel only when feedstock costs and biodiesel prices allowed us to maintain positive cash flows. As a result, we did not produce any biodiesel in the first and third quarters of 2010 and produced 1,935,485 and 288,709 gallons in the second and fourth quarters, respectively.

MOSA
Under the MOSA which terminated August 1, 2010, REG provided for our plant’s overall management, placed a general manager and an operations manager at our plant, acquired our feedstock and basic chemicals and provided administrative, sales and marketing functions. For the periods ending December 31, 2010 and 2009, we incurred fees under the MOSA of $15,311 and $283,250, respectively. The amount payable to REG as of December 31, 2010 was $11,113.
Results of Operations
The following table shows the results of our operations and the percentage of revenues, cost of sales, operating expenses and other items to total revenues in our statement of operations for the fiscal years ended December 31, 2010 and 2009.

	Fiscal Year Ended		Fiscal Year Ended
	December 31, 2010		December 31, 2009
Income Statement Data	Amount	Percent	Amount	Percent
Revenues	$7,642,693	100.0%	$23,361,586	100.0%

Cost of Sales	$10,053,304	131.5%	$24,027,842	102.9%

Gross Profit (Loss)	$(2,410,611)	(31.5)%	$(666,256)	(2.9)%

Operating Expenses	$603,348	7.9%	$564,587	2.4%

Other Income (Expense)	$(1,216,883)	(15.9)%	$(1,104,689)	(4.7)%

Net Income (Loss)	$(4,230,842)	(55.4)%	$(2,335,532)	(10.0)%

Revenues
Our revenues from operations come from three primary sources: (1) biodiesel and crude glycerin sales; (2) income from tolling services agreements; and (3) government incentives. The following table shows the sources of our revenue for the fiscal years ended December 31, 2010 and 2009.

	Total Revenue		Total Revenue
	December 31, 2010		December 31, 2009
Revenue Sources	Amount	Percent	Amount	Percent
Biodiesel and By Product Sales — related party	$7,463,766	97.7%	$8,421,038	36.0%

Biodiesel sales — unrelated party	—	0.0%	$8,801,666	37.7%

Tolling services — related party	—	0.0%	$1,030,384	4.4%

Incentive funds	$178,927	2.3%	$5,107,498	21.9%

Total Revenues	$7,642,693	100.0%	$23,361,586	100.0%

We experienced a significant decrease in our total revenue for our 2010 fiscal year compared to our 2009 fiscal year, primarily because of decreased biodiesel and glycerin production and sales. During our 2010 fiscal year, we produced approximately 2,224,194 gallons of biodiesel and approximately 2,225,029 pounds of glycerin. By comparison, we produced approximately 8,167,000 gallons of biodiesel and approximately 7,377,000 pounds of glycerin during our 2009 fiscal year. During our 2010 fiscal year, we did not produce biodiesel under any tolling services agreements compared to 1,254,000 gallons during our 2009 fiscal year.

Management attributes the decrease in our total biodiesel and glycerin production to decreased biodiesel demand because of the expiration of the blenders credit, the European Union trade dispute and the delay in implementing the RFS2. In particular, the biodiesel industry depends on the blenders credit to make biodiesel cost competitive with petroleum-based diesel, especially when petroleum-based diesel prices are lower. The blenders credit was reinstated retroactively in December of 2010 to extend through December 31, 2011.
We experienced a decrease in our incentive revenue for our 2010 fiscal year compared to our 2009 fiscal year. Management attributes this decrease in incentive revenue with decreased biodiesel production and sales in 2010.
Cost of Sales
The primary components of our cost of sales are raw materials (feedstock, hydrochloric acid, methanol, and sodium methylate), energy (natural gas and electricity), labor and depreciation on process equipment. We experienced a significant decrease in our cost of sales during our 2010 fiscal year compared to our 2009 fiscal year, primarily due to decreased raw material costs associated with our decreased biodiesel and glycerin production in 2010. However, the decrease we experienced in our cost of sales during our 2010 fiscal year compared to our 2009 fiscal year was relatively smaller than the decrease we experienced in our revenues during the same periods. The tolling services agreements we entered into during our 2009 fiscal year allowed us to produce biodiesel for a fixed fee without having to purchase the feedstock necessary to produce biodiesel. In the absence of such agreements, we must purchase our own feedstock to operate the biodiesel plant. In the future, we expect to seek tolling services agreements and anticipate producing biodiesel from feedstock that we purchase directly when market factors are favorable.
Operating Expenses
Our operating expenses for the fiscal year ended December 31, 2010 were $603,348 or 7.9% of our revenues, increasing from $564,587 or 2.4% of our revenues for our fiscal year ended December 31, 2009. Our operating expenses are relatively stable whether we are operating the biodiesel plant or not. Therefore, when we have reduced revenues, our operating expenses represent a larger percentage of our revenues. We do not anticipate the amount of these expenses to change significantly during our 2011 fiscal year. We anticipate that our consulting and professional fees will be comparable during our 2011 fiscal year compared to our 2010 fiscal year.
Other Income (Expenses)
Our other expenses for our 2010 fiscal year were comparable to our 2009 fiscal year, and we expect these expenses to remain relatively consistent.
Liquidity and Capital Resources
Our only source of liquidity is cash we generate from our operations. We do not have revolving lines of credit or other working capital sources. Due to conditions in the biodiesel industry and the credit markets generally, we do not anticipate that we will be able to secure additional financing should we exhaust the cash we have available from our operations. As of December 31, 2010, we have cash and cash equivalents of approximately $2.1 million, as compared to $3.4 million as of December 31, 2009. Following the end of our 2009 fiscal year, we received an incentive payment of approximately $3.5 million related to biodiesel sold during December 2009 which augmented our cash position for our 2010 fiscal year.
Without tolling arrangements, we do not currently have sufficient working capital to purchase feedstock for production and hold biodiesel until it is sold to customers. We anticipate we will have operating interruptions throughout our 2011 fiscal year because of our liquidity position and the lack of demand for biodiesel. We anticipate that we will continue to employ our current production strategy, producing biodiesel only when feedstock costs and biodiesel prices allow us to maintain positive cash flows. However, our ability to do so depends on factors described throughout this report, many of which are outside of our control, including federal incentives.
We are currently out of compliance with all of the financial covenants of our loan agreement with Beal Bank. While Beal Bank has not foreclosed on our property or otherwise enforced its rights under the loan agreement, it may do so at any time. As a result, we have included the total amount of our long-term debt as a current liability. If Beal Bank were to proceed with its rights under the loan agreement, including requiring immediate repayment, we do not anticipate that we could repay the loan, and we anticipate that we would be forced to file for bankruptcy or otherwise liquidate our assets.

We do not believe that market conditions are favorable for us to secure additional debt or equity financing. However, management continues to consider all opportunities to increase our liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.
The following table shows our cash flows for the fiscal years ending December 31, 2010 and December 31, 2009, respectively.

	Year ended December 31,
	2010	2009
Net cash provided by (used in) operating activities	$154,840	$(1,401,316)
Net cash used in investing activities	(60,828)	(110,977)
Net cash used in financing activities	(1,367,634)	(2,661,879)
Net cash from operating activities
Our operations generated cash in our 2010 fiscal year, while we used cash in our operating activities during our 2009 fiscal year. Our cash flows were negatively impacted during our 2009 fiscal year because of a significant incentive receivable as of December 31, 2009. This incentive receivable was paid in January 2010 which benefited our cash position for our 2010 fiscal year.
Net cash used in investing activities
The amount of cash we used for investing activities during our 2010 fiscal year was comparable to our 2009 fiscal year. Our primary property, plant and equipment purchases during our 2010 fiscal year were for computers and software and related service and installation expenses. Our primary property, plant and equipment purchase during our 2009 fiscal year was for the installation of heat coils.
Net cash used for financing activities
We used less cash for our financing activities during our 2010 fiscal year compared to our 2009 fiscal year, primarily because of our reduced payments on our loan. Our lender allowed us to make reduced payments on our term loan of $150,000 per month beginning in November 2009 and continuing through and including November 1, 2010.
Changes in Financial Condition
The following table highlights the changes in our financial condition from December 31, 2010 to December 31, 2009:

	Year ended December 31,
	2010	2009
Current Assets	$2,770,835	$7,505,501
Current Liabilities	24,228,670	26,959,633
Members’ Equity	13,053,762	17,284,604
Current Assets. We experienced a significant decrease in current assets as of December 31, 2010 compared to December 31, 2009, primarily due to our losses during the year.
Current Liabilities. We experienced a decrease in our current liabilities at December 31, 2010 compared to December 31, 2009, primarily because of a decrease in our long-term debt and a decrease in our accounts payable due to reduced operations. Due to our non-compliance with our loan agreement with Beal Bank and concerns regarding our ability to continue as a going concern, we have classified our long-term debt as a current liability.

Members’ Equity. We experienced a decrease in members’ equity as of December 31, 2010 compared to December 31, 2009, due to an increased accumulated deficit from net losses in operating the biodiesel plant.
Sources of Funds
Equity Financing. We used all of the proceeds from our equity offerings to fund the plant construction and operations. We do not believe that market conditions will be favorable for us to secure additional equity financing for at least the first half of the 2011 fiscal year. However, management continues to consider all opportunities to increase our liquidity, including through additional equity financing and joint ventures or other arrangements with strategic business partners.
Debt Financing. In October 2006, we closed on our term loan with Marshall Bankfirst. In July 2009, state banking regulators shut down Marshall Bankfirst and Beal Bank became our new lead lender. The loan documents we executed with our lender describe the requirements of our term loan in more detail. The loan term is seventy-four months, which consists of a construction phase and a term phase. The term phase commenced on March 1, 2008. We selected the variable rate option for the loan of 0.25% over the prime rate (3.50% at December 31, 2010). Monthly payments are $339,484 including interest at a variable rate. Payments are calculated in an amount necessary to amortize the principal amount of this note plus interest thereon over a 10-year period. The remaining unpaid principal balance, together with all accrued but unpaid interest, is due in full on January 1, 2013. As of December 31, 2010, the outstanding balance on our term loan was $23,887,852. We have exhausted the funds available under our debt facilities and do not have further commitments for funds from any lender.
Our lender allowed us to make reduced payments on our term loan of $150,000 per month beginning in November 2009 and continuing through and including November 1, 2010. Our monthly payment increased to $339,484 beginning December 1, 2010 and payments are currently otherwise payable and applied according to the original terms of the loan agreement.
We executed a mortgage in favor of our lender creating a first lien on substantially all of our assets, including our real estate, plant, all personal property located on our property and our revenues and income. Due to our lender’s security interest in our assets, we cannot sell our assets without its permission, which could limit our operating flexibility. Additionally, our term loan agreement imposes various covenants upon us which may restrict our operating flexibility. The term loan requires us to: maintain up to $125,000 in a capital improvements reserve fund that we must replenish as we use these funds for capital improvement expenditures; maintain certain financial ratios; and obtain our lender’s permission before making any significant changes in our material contracts with third-party service providers. The term loan requires us to certify to our lender at intervals designated in the term loan that we are meeting the financial ratios required by the loan agreement. We are out of compliance with all of the financial covenants as of December 31, 2010, and management projects that we will fail to comply with one or more loan covenants in our 2011 fiscal year. Failure to comply with such covenants constitutes a default under our loan agreement. While we are in default, our lender may elect to take several actions, including, without limitation, acceleration of the unpaid principal balance and accrued interest and foreclosure on its mortgage and security interest. Such actions could result in the loss of our assets.
Although our lender has not elected to exercise its remedies as of the date of this report, it may do so in the future. Our lender has not provided us a waiver of our failure to satisfy the covenants or otherwise agreed not to take action. Our default has caused doubts about our ability to continue as a going concern.
During the fourth quarter of 2009, we entered into an agreement with ADM to purchase canola oil for feedstock to produce biodiesel. We also agreed to sell the biodiesel that was produced to ADM. We engaged Innovative Ag Services (IAS) to provide financing for us to purchase the feedstock from ADM. Jack Friedman, one of our directors and a member of our audit committee, is the Chief Executive Officer of IAS. We agreed to pay IAS interest on the financing provided, as well as a fee per gallon of biodiesel produced with the feedstock. The biodiesel that ADM agreed to purchase from us under this agreement was delivered before the end of 2009. In March 2010, we entered into a subsequent agreement with IAS to purchase approximately 1,975,000 gallons of soybean oil. In exchange for this trade financing, we granted IAS a security interest in our biodiesel and feedstock inventory. As of December 31, 2010, we did not owe any funds under these arrangements.

Government Programs and Grants. We entered into a loan agreement with IDED for $400,000. This loan is part of the IDED’s Value Added Program and $100,000 of the loan is forgivable. As of December 31, 2010, we owe $180,000. The loan requires us to maintain production rates at our nameplate capacity and certain employment levels. Effective September 17, 2009, IDED agreed to amend the loan requirements to extend the project completion date and the project maintenance date. This means that beginning on May 31, 2011, we must have 30 full time employees and maintain those positions through May 31, 2013. Any failure to satisfy these requirements constitutes a default, and may result in acceleration of the loan, as well as partial or full repayment of the forgivable portion if IDED exercises the remedies available to it.
On July 1, 2009, the USDA preliminarily approved our application for financial assistance. If finalized as proposed, the arrangement would allow us to use a $10 million guarantee by the USDA to secure a new $20 million loan from a third-party lender, which we expect we would use to replace our existing debt financing. However, final approval and receipt of the funds is contingent upon several conditions, some of which are outside of our control. For example, we do not have an agreement with any third-party lender to lend us the funds. As a result, we may be unable to obtain third party funding or satisfy the requirements for receipt of funds under the USDA guarantee.
Plan of Operations for the Next 12 Months
We expect to spend approximately $100,000 to purchase spare Teikoku pumps and motors as spare parts to minimize extended downtime. These pumps and motors are specialty and require long lead times for construction. Management does not anticipate any other capital purchases over the next 12 months.
We anticipate that we will continue to employ our current production strategy over the next 12 months, producing biodiesel only when feedstock costs and biodiesel prices allow us to maintain positive cash flows. However, our ability to do so depends on factors described throughout this report, many of which are outside of our control.
Critical Accounting Estimates
Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses.
Revenue Recognition
Revenue from the production of biodiesel and related products is recorded upon transfer of the risks and rewards of ownership and delivery to customers. Interest income is recognized as earned.
Derivative Instruments and Hedging Activities
ASC 815, formerly Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS No. 133, requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain derivative contracts may be exempt under ASC 815 as normal purchases or normal sales, which are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Generally, our forward contracts related to the purchase of soybean oil feedstock and home heating oil contracts that correlate with feedstock are considered normal purchases and, therefore, are exempted from the accounting and reporting requirements of ASC 815. Contracts related to exchange traded commodities are considered non-hedge transactions, with unrealized gains and losses recorded as a component of cost of sales. We do not have any forward contracts for the period covered by this report.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
We are a Smaller Reporting Company and, therefore, are not required to provide the information required by this Item.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Members
Western Dubuque Biodiesel, LLC
Farley, Iowa
We have audited the accompanying balance sheets of Western Dubuque Biodiesel, LLC as of December 31, 2010 and 2009, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Dubuque Biodiesel, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years the ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has suffered a loss from operations during 2010 and trends related to the price of raw materials and the selling price of finished goods provide uncertainty as to whether the Company will be able to operate profitably. As a result, reduced production levels or temporary or extended plant shutdowns may occur. In addition, the Company was not in compliance with certain loan covenants which may result in the lender requiring repayment of the debt during the next year. Management’s plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Minneapolis, Minnesota
March 31, 2011

WESTERN DUBUQUE BIODIESEL, LLC
BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,105,760	$3,379,382
Margin deposits	33,494	13,890
Accounts receivable:
Trade	—	55,090
Related party	—	143,059
Other receivables	12,904	12,000
Incentive receivables	—	3,494,322
Inventory	417,963	313,929
Utility deposits	87,099	—
Prepaid feedstocks and expenses	113,615	93,829

Total current assets	2,770,835	7,505,501

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	3,091,093	3,091,093
Office building and equipment	417,392	407,203
Plant and process equipment	37,850,626	37,799,987
Vehicles	42,537	42,537

Total, at cost	41,401,648	41,340,820
Less accumulated depreciation	7,487,298	5,294,490

Total property, plant and equipment	33,914,350	36,046,330

OTHER ASSETS
Restricted cash	406,929	406,929
Loan origination fees, net of amortization	190,318	285,477

Total other assets	597,247	692,406

TOTAL ASSETS	$37,282,432	$44,244,237

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$51,378	$390,791
Related parties	11,113	1,047,081
Current portion of long-term debt	24,067,852	25,435,486
Derivative instruments	—	5,737
Accrued liabilities	73,527	63,138
Deferred rent	24,800	17,400

Total current liabilities	24,228,670	26,959,633

MEMBERS’ EQUITY
Contributed capital	26,230,096	26,230,096
Accumulated deficit	(13,176,334)	(8,945,492)

Total members’ equity	13,053,762	17,284,604

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$37,282,432	$44,244,237

See accompanying notes to financial statements.

WESTERN DUBUQUE BIODIESEL, LLC
STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and 2009

	2010	2009

REVENUES
Biodiesel and by product sales — related parties	$7,463,766	$8,421,038
Biodiesel sales — unrelated party	—	8,801,666
Tolling services — related party	—	1,030,384
Incentive funds	178,927	5,108,498

Total revenues	7,642,693	23,361,586

COST OF SALES
Materials, labor and overhead	10,228,646	23,713,994
Net losses (gains) on derivative instruments	(175,342)	313,848

Total cost of sales	10,053,304	24,027,842

Gross loss	(2,410,611)	(666,256)

OPERATING EXPENSES
Consulting and professional fees	205,033	255,315
Office and administrative expenses	398,315	309,272

Total operating expenses	603,348	564,587

OTHER INCOME (EXPENSE)
Other income	25,277	58,414
Interest income	3,414	2,600
Interest expense	(1,245,574)	(1,165,703)

Total other expense	(1,216,883)	(1,104,689)

NET LOSS	$(4,230,842)	$(2,335,532)

BASIC AND DILUTED LOSS PER UNIT	$(142.07)	$(78.43)

WEIGHTED AVERAGE UNITS OUTSTANDING,
BASIC AND DILUTED	$29,779	$29,779

See accompanying notes to financial statements.

WESTERN DUBUQUE BIODIESEL, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
Years Ended December 31, 2010 and 2009

		Contributed	Accumulated
	Units	Capital	Deficit	Total

BALANCE, DECEMBER 31, 2008	29,779	26,230,096	(6,609,960)	19,620,136

Net loss for the year ended December 31, 2009	—	—	(2,335,532)	(2,335,532)

BALANCE, DECEMBER 31, 2009	29,779	26,230,096	(8,945,492)	17,284,604

Net loss for the year ended December 31, 2010	—	—	(4,230,842)	(4,230,842)

BALANCE, DECEMBER 31, 2010	29,779	$26,230,096	$(13,176,334)	$13,053,762

See accompanying notes to financial statements.

WESTERN DUBUQUE BIODIESEL, LLC
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,230,842)	$(2,335,532)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,192,808	2,189,729
Amortization	95,159	95,159
Effects of changes in operating assets and liabilities:
Margin deposits	(19,604)	(8,890)
Accounts receivable	198,149	1,327,161
Other receivables	(904)	(12,000)
Incentive receivables	3,494,322	(3,494,322)
Inventory	(104,034)	228,472
Utility deposits	(87,099)	—
Prepaid feedstocks and expenses	(19,786)	(9,385)
Derivative instruments	(5,737)	5,737
Accounts payable	(1,375,381)	689,711
Accrued liabilities	10,389	(94,556)
Deferred rent	7,400	17,400

Net cash provided by (used in) operating activities	154,840	(1,401,316)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and equipment, including construction in progress	(60,828)	(41,385)
Increase in restricted cash	—	(69,592)

Net cash used in investing activities	(60,828)	(110,977)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(1,367,634)	(2,661,879)

Net cash used in financing activities	(1,367,634)	(2,661,879)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,273,622)	(4,174,172)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,379,382	7,553,554

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,105,760	$3,379,382

See accompanying notes to financial statements.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Western Dubuque Biodiesel, LLC located in Farley, Iowa was organized on November 14, 2005 to own and operate a 30 million gallon annual production biodiesel plant for the production of fuel grade biodiesel. The Company’s fiscal year ends on December 31. Significant accounting policies followed by the Company are presented below:
Use of Estimates in Preparing Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Basis of Accounting
The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. This method recognizes revenues as earned and expenses as incurred.
Revenue Recognition
Revenue from the production of biodiesel and related products is recognized upon delivery to customers or under the terms of a tolling service agreement. Revenue is recorded upon the transfer of the risks and rewards of ownership and delivery to customers. Interest income is recognized as earned.
Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
The Company maintains its accounts primarily at one financial institution. At times during the year, the Company’s cash and cash equivalents balances exceed amounts insured by the Federal Deposit Insurance Corporation.
Restricted Cash
The Company is required to maintain cash balances to be held at a bank as a part of their financing agreement as described in Note 4.
Accounts Receivable
Accounts receivable are presented at face value, net of the allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income and is maintained at a level believed adequate by management to absorb estimated bad debts based on historical experience and current economic conditions. Management believes all receivables will be collected and therefore the allowance has been established to be $-0- at December 31, 2010 and 2009.
Account balances with invoices past stated terms are considered delinquent. No interest is charged on trade receivables with past due balances. Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the customer’s total balances.
Derivative Instruments and Hedging Activities
Topic 815 of the Accounting Standards Codification (ASC), Derivatives and Hedging, requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from ASC 815 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal sales are documented as such, and exempted from the accounting and reporting requirements of ASC 815. When the Company enters into agreements to purchase feedstocks for anticipated production needs, these contracts are considered normal purchase contracts and exempted from ASC 815.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
Inventories
Inventory is stated at the lower of cost, determined on a first in, first out basis, or market value.
Property and Equipment
Property and equipment are stated at cost. Significant additions are capitalized, while expenditures for maintenance, repairs and minor renewals are charged to operations when incurred.
Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets determined as follows:

Years
Land improvements	20 - 40
Office equipment	5 - 10
Office building	30
Plant and process equipment	10 - 40
Vehicles	5 - 7
Depreciation expense for the years ended December 31, 2010 and 2009 was $2,192,808 and $2,189,729, respectively.
The Company reviews its property and equipment for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the fair market values of the asset to the carrying amount of the asset.
Loan Origination Fees
Loan origination fees are stated at cost and are amortized on the straight-line method over the life of the loan agreements. Amortization commenced as the Company borrowed funds on the loans. Amortization for each of the years ended December 31, 2010 and 2009 was $95,159.
Income Taxes
The Company is organized as a limited liability company under state law and is treated as a partnership for income tax purposes. Under this type of organization, the Company’s earnings pass through to the partners and are taxed at the partner level. Accordingly, no income tax provision has been calculated. Differences between financial statement basis of assets and tax basis of assets is related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes. Differences also exist in the treatment of expenses capitalized for inventory for tax purposes, prepaid expenses and differences between depreciable lives and methods used for book and tax purposes.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
Loss Per Unit
Loss per unit is calculated based on the period of time units have been issued and outstanding. As of December 31, 2010 and 2009, there was not a difference between basic and diluted earnings per unit as there were no units subscribed.
Cost of Sales
The primary components of cost of sales from the production of biodiesel products are raw materials (vegetable oil, animal fat, hydrochloric acid, methanol, and other catalysts), energy (natural gas and electricity), labor and depreciation on process equipment.
Under the tolling services agreements, the feedstock inputs are generally provided by the buyer. Primary components of cost of sales under the tolling services agreements are other raw material costs (hydrochloric acid, methanol, and other catalysts), energy (natural gas and electricity), labor and depreciation on process equipment.
Fixed costs during the periods when the plant is idle are classified in cost of sales. Cost of sales during these periods primarily consists of labor, depreciation on process equipment, and other indirect costs.
Shipping and Handling Costs
Shipping and handling costs are expensed as incurred and are included in the cost of sales.
Environmental Liabilities
The Company’s operations are subject to federal, state and local environmental laws and regulations. These laws require the Company to investigate and remediate the effects of the release or disposal of materials at its location. Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage and use of hazardous materials to prevent material, environmental or other damage; and to limit the financial liability which could result from such events. Environmental liabilities are recorded when the liability is probable and the costs can be reasonably estimated.
Fair Value of Financial Instruments
The following methods and assumptions were used to estimate the fair value of each class of financial instrument held by the Company:
Current assets and current liabilities — The carrying value approximates fair value due to the short maturity of these items.
Long-term debt — The carrying amount of long-term obligations approximated fair value based on estimated interest rates for comparable debt.
New Accounting Standards
In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements, amending ASC 820. ASU 2010-06 requires entities to provide new disclosures and clarify existing disclosures relating to fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial position or results of operations.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
NOTE 2 — INCENTIVE PAYMENTS AND RECEIVABLE
Revenue from federal incentive programs is recorded when the Company has sold blended biodiesel and satisfied the reporting requirements under the applicable program. When it is uncertain that the Company will receive full allocation and payment due under the federal incentive program, it derives an estimate of the incentive revenue for the relevant period based on various factors including the most recently used payment factor applied to the program. The estimate is subject to change as management becomes aware of increases or decreases in the amount of funding available under the incentive programs or other factors that affect funding or allocation of funds under such programs.
The Company receives federal incentive revenues from the Volumetric Ethanol Excise Tax Credit (“VEETC”) and Commodity Credit Corporation (CCC) Bioenergy Programs. The VEETC expired on December 31, 2009 and was reinstated in December 2010 and made retroactive for 2010. However, no additional incentive revenues were recognized for the year ended December 31, 2010 as the Company did not have any sales of product qualifying under the program. The amount of incentives receivable was $-0- and $3,494,322 as of December 31, 2010 and December 31, 2009, respectively.
NOTE 3 — INVENTORY
Inventory consists of:

	2010	2009

Raw material	$185,481	$161,471
Work in progress	106,328	72,996
Finished goods	126,154	79,462

Total	$417,963	$313,929

NOTE 4 — LONG-TERM DEBT AND FINANCING
Long-term obligations of the Company are summarized as follows:

	2010	2009

Note payable to Beal Bank — see details below	$23,887,852	$25,188,855

Note payable to the Iowa Department of Economic Development — see details below	180,000	240,000

Note payable to Hodge Material Handling — see details below	—	6,631

Total	24,067,852	25,435,486
Less current portion	24,067,852	25,435,486

Long-term portion	$—	$—

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
Due to going concern issues addressed in Note 12, the debt has been classified as current.
On July 5, 2006, the Company entered into a $35,500,000 loan agreement with Marshall BankFirst, and in July 2009, the loan agreement was acquired by Beal Bank. The loan commitment was the lesser of $35,500,000 or sixty one percent of total project costs. The loan term is seventy-four months which consists of the construction phase and a term phase. The construction phase ended March 1, 2008 and the term phase commenced thereafter. Monthly interest payments were required during construction phase with monthly interest and principal required during the term phase to be based on a ten year principal amortization. Monthly payments of $339,484 including interest at a variable rate commenced March 1, 2008 under the term phase with the remaining principal and interest due at maturity, January 1, 2013. The agreement was amended and monthly payments were reduced to $150,000 beginning in November 2009 and continuing until November 2010. The loan commitment also includes a provision for additional payments during the term phase, based on one-third of all monthly earnings before interest, taxes, depreciation and amortization (EBITDA) remaining after the regularly scheduled principal and interest payments have been paid in full. The agreement also includes provisions for reserve funds for capital improvements, working capital, and debt service.
As of December 31, 2010 and 2009, balances of $354,708 and $52,221, remain in the debt service reserve and capital reserve funds, respectively, as restricted cash. During the term phase, the Company has the option of selecting an interest rate at 25 basis points over the prime rate as published in the Wall Street Journal or 300 basis points over the five-year LIBOR/Swap Curve rate. On March 1, 2008, upon commencement of the term phase the Company selected the variable rate option of 25 basis points over the prime rate (3.50% at December 31, 2010 and 2009). The notes are secured by essentially all of the Company’s assets. Under the terms of the agreements, the Company is to adhere to certain financial covenants. The Company is to adhere to minimum debt service coverage, fixed charge coverage, and current ratio requirements, as well as a maximum debt as a percentage of earnings before interest, taxes, depreciation and amortization (EBITDA) ratio. The Company was not in compliance with certain covenants as of December 31, 2010 and 2009. No waiver for said violations was sought by the Company.
The Company has been awarded $400,000 from the Iowa Department of Economic Development consisting of a $300,000 zero interest deferred loan and a $100,000 forgivable loan. The zero interest deferred loan requires sixty monthly installments of $5,000 beginning December 2006. In January 2007, the zero interest deferred loan was amended, and deferred monthly installments until August 2007, with remaining principal due at maturity, May 2012. The Company must satisfy the terms of the agreement, which include producing 30,000,000 gallons of biodiesel and wage and job totals, to receive a permanent waiver of the forgivable loan. The loan is secured by a security agreement including essentially all of the Company’s assets.
The Company had an installment sales contract with Hodge Material Handling dated October 16, 2007. The Company purchased a fork truck for $23,625, and made 36 monthly installments of $770, beginning 30 days after taking possession of the fork truck. Interest was implied at a rate of 10.69% per annum. The contract was paid off in 2010.
The Company had issued a $116,132 letter of credit through American Trust Bank in favor of Black Hills Energy (previously Aquila, Inc.). The letter of credit was effective for the period February 6, 2007 through February 6, 2010. The letter of credit expired in February 2010 and the Company placed funds on deposit with Black Hills Energy. The deposit is to be adjusted annually based on volume used.
During 2010, the Company entered into a financing agreement with a related party to produce a specified number of biodiesel gallons and finance the feedstock purchases (See Note 8). The agreement calls for specified fees based on gallons produced and interest on feedstock purchased. Interest was payable monthly at the prime rate plus 4.0% (7.25% at December 31, 2010). Outstanding borrowings and fees under this agreement were payable upon sale of the biodiesel. There was no outstanding balance under this agreement as of December 31, 2010. The agreement was secured by feedstock and biodiesel inventory. Upon the sale of biodiesel, credit may be extended when a new agreement is entered. As part of the agreement, the Company is required to hedge 85% of the biodiesel gallons produced. During 2010 the Company was not in compliance with these terms due to a pending sale with REG which was not finalized until October 2010. The Company obtained a waiver for this violation.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
NOTE 5 — MEMBERS’ EQUITY
The Company’s operating agreement provides that the net profits or losses of the Company will be allocated to the members in proportion to the membership units held. Members will not have any right to take part in the management or control of the Company. Each membership unit entitles the member to one vote on any matter which the member is entitled to vote. Transfers of membership units are prohibited except as provided for under the operating agreement and require approval of the Board of Directors.
NOTE 6 — INCOME TAXES
As of December 31, 2010 and 2009, the book basis of assets exceeded the tax basis of assets by approximately $9,130,000 and $7,655,000, respectively.
The Company is subject to the following material tax jurisdictions: U.S. and Iowa. The tax years that remain open to examination by the Internal Revenue Service are 2007 through 2010. The tax years that remain open to examination by the Iowa Department of Revenue are 2007 through 2010. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits in income tax expense. We have no accrued interest or penalties related to uncertain tax positions as of December 31, 2010 or December 31, 2009.
NOTE 7 — CASH FLOW DISCLOSURES
Supplemental disclosures of cash flows are as follows:

	2010	2009

Cash paid for interest	$1,150,415	$1,086,890

NOTE 8 — RELATED PARTY TRANSACTIONS
The Company’s general contractor (Renewable Energy Group, LLC) entered into an agreement to construct the plant. On July 31, 2006, the general contractor formed a new related entity called Renewable Energy Group, Inc. (REG, Inc.). The new entity, REG, Inc. was contracted to provide the management and operational services for the Company. On August 9, 2006, REG, LLC assigned its construction agreement to the newly formed entity REG, Inc., which became the general contractor.
The Company entered into an agreement with REG, Inc. to provide certain management and operational services. The agreement provided for REG, Inc. to place a general manager and operations manager, acquire substantially all feed stocks and basic chemicals necessary for production, and perform substantially all the sales and marketing functions for the Company. The agreement with REG, Inc. required a per gallon fee, paid monthly, based on the number of gallons of biodiesel produced or sold. In addition, an annual bonus based on a percentage of the plant’s profitability with such bonus not to exceed $1,000,000 per year.
On June 5, 2009, the Company received from REG, Inc., a notice of termination of its management and operational services agreement. The notification from REG, Inc. states that it shall constitute such twelve month advance termination notice required by the terms of the agreement. The Company and REG, Inc. were operating under an amended management and operational services agreement dated November 25, 2009. The management and operational services agreement expired on August 1, 2010.
In August 2008, the Company entered into a tolling service agreement with REG, Inc. to process a specified number of gallons of biodiesel from September to February 2009. Under the terms of the agreement, REG, Inc. was to provide the raw material feedstock and pay a specified price per gallon for processing. This agreement was completed in February 2009.
The Company incurred management and operational service fees, feed stock procurement fees, and sales fees with REG, Inc. For the years ended December 31, 2010 and 2009, the Company incurred fees of $15,311 and $283,250, respectively. The amount payable to REG, Inc. as of December 31, 2010 and 2009 was $11,113 and $29,756, respectively.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
The Company purchased feedstocks under financing agreements from a company related to a member of the Board of Directors during 2010 and 2009. The agreement calls for specified fees based on gallons produced and interest on feedstock purchases. For the years ended December 31, 2010 and 2009, the Company purchased feedstock and incurred fees plus interest of $6,435,994 and $10,787,670, respectively. During 2010, the Company entered into a short-term financing arrangement with this related company to finance biodiesel production and feedstock purchases (see Note 4). The Company also purchased feedstocks from this related party during 2009 under standard trade terms. The amount payable to this related company as of December 31, 2009 was $1,017,325.
A member of the Board of Directors is also a member of the board of directors of the Company’s depository bank.
NOTE 9 — COMMITMENTS AND CONTINGENCIES
The Company has received refunds from an industrial new jobs training program. The Company funds the program through diverting their state payroll tax withholdings. In the event these withholdings aren’t enough to cover the bond payments, the Company will need to advance the funds to cover the program costs. As of December 31, 2010 and 2009, there was a total of $364,902 committed under the program of which $239,444 and $287,232, respectively remained to be covered by future state payroll tax withholdings, respectively.
In June 2007, the Company entered into a water use agreement with the City of Farley. The agreement requires a minimum usage of 50,000 gallons per day over the life of the agreement, which expires 2026. At December 31, 2010, the remaining estimated minimum cost under the agreement was $600,684. The following is a schedule of future minimum costs under the agreement as of December 31, 2010:

2011	$36,548
2012	36,548
2013	36,548
2014	36,548
2015	36,548
Thereafter	417,944

Total	$600,684

Water usage costs for the years ended December 31, 2010 and 2009 was $40,732 and $52,921, respectively.
NOTE 10 — FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company follows the guidance set forth in ASC Topic 820 for assets and liabilities recognized at fair value on a recurring basis. This guidance provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, the guidance sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. The adoption of this guidance had an immaterial impact on the Company’s financial statements. The guidance defines levels within the hierarchy as follows:
•	Level 1—Unadjusted quoted prices for identical assets and liabilities in active markets;
•	Level 2—Quoted prices for similar assets and liabilities in active markets (other than those included in Level 1) which are observable for the asset or liability, either directly or indirectly; and

•	Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
The following table sets forth financial assets and liabilities measured at fair value in the statement of financial position and the respective levels to which the fair value measurements are classified within the fair value hierarchy as of December 31, 2009:

Significant
		Quoted Prices in	Other	Significant
	Carrying Amount	Active Markets for	Observable	Unobservable
	on	Identical Assets	Inputs	Inputs
	Balance Sheet	(Level 1)	(Level 2)	(Level 3)

Financial liabilities:

Commodity derivatives	$(5,737)	$(5,737)	$—	$—

There were no commodity derivatives open at December 31, 2010.
The Company enters into various commodity derivative instruments, including forward contracts, futures, options and swaps. The fair value of the Company’s derivatives is determined using unadjusted quoted prices for identical instruments on the applicable exchange in which the Company transacts. When quoted prices for identical instruments are not available, the Company uses forward price curves derived from market price quotations. Market price quotations are obtained from independent brokers, exchanges, direct communication with market participants and actual transactions executed by the Company.
NOTE 11 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
The Company adopted ASC Topic 815, Derivatives and Hedging, on January 1, 2009. This guidance was intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.
Objectives and Strategies for Holding Derivative Instruments
In the ordinary course of business, the company enters into contractual arrangements (derivatives) as a means of managing exposure to changes in biodiesel prices and feedstock costs under established procedures and controls. The company has established a variety of approved derivative instruments to be utilized in each risk management program, as well as varying levels of exposure coverage and time horizons based on an assessment of risk factors related to each hedging program. As part of its trading activity, the Company uses option and swap contracts offered through regulated commodity exchanges to reduce risk and is exposed to risk of loss in the market value of biodiesel inventories and input costs.
Commodity Risk Management
Commodity price risk management programs serve to reduce exposure to price fluctuations on purchases of feedstocks and biodiesel prices. The company enters into over-the-counter and exchange-traded derivative commodity instruments to hedge the commodity price risk associated with feedstocks and commodity exposures. There were no derivative commodity instruments open at December 31, 2010.
Accounting for Derivative Instruments and Hedging Activities
All derivatives are designated as non-hedge derivatives. Although the contracts may be effective economic hedges of specified risks, they do not meet the hedge accounting criteria of ASC 815. At December 31, 2010 and 2009, the Company had net derivative liabilities of $-0- and $5,737, respectively, related to these instruments, with the related mark-to-market effects included in “Cost of sales” in the statements operations.

WESTERN DUBUQUE BIODIESEL, LLC
Farley, Iowa
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009
The following table sets forth the fair value of derivatives not designated as hedging instruments as of December 31, 2009:

	Liability Derivatives
	Balance Sheet
	Location	Fair Value
Commodity contracts -
Heat oil swaps	Current liabilities	$(5,737)

During the years ended December 31, 2010 and 2009, net realized and unrealized losses on derivative transactions were recognized in the statement of operations as follows:

	Derivative (Gain) Loss		Derivative (Gain) Loss
	December 31, 2010		December 31, 2009
	Statement of		Statement of
	Operations Location	(Gain) Loss	Operations Location	(Gain) Loss
Commodity contracts -
Heat oil swaps	Cost of sales	$(175,342)	Cost of sales	$313,848

NOTE 12 — UNCERTAINTY
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended December 31, 2010, the Company generated significant net losses of $4,230,842 and experienced significant fluctuations in input costs and lack of demand for its products. The Federal blender’s tax credit expired on December 31, 2009 until December 2010, when it was reinstated retroactively for 2010. The credit is set to expire on December 31, 2011. The elimination or reduction in the credit may materially impair the Company’s ability to profitably produce and sell biodiesel. The Company’s management and operational service agreement with REG, Inc. also terminated in 2010 (See Note 8). In an effort to increase profit margins and reduce losses, the Company anticipates producing biodiesel from refined animal fats, canola oil and soybean oil to lower input costs. The Company also plans to seek to produce biodiesel on a toll basis where biodiesel would be produced using raw materials provided by someone else. Finally, the Company plans to scale back on its production or temporarily shut down the biodiesel plant depending on the Company’s cash situation and its ability to purchase raw materials to operate the plant.
The Company has also undertaken significant borrowings to finance the construction of its biodiesel plant. The loan agreements with the Company’s lender contain restrictive covenants, which require the Company to maintain minimum levels of working capital, and minimum financial ratios including; debt service coverage, fixed charge coverage and debt as a percentage of earnings before interest, taxes, depreciation, and amortization (EBITDA). The Company was not in compliance with certain restrictive covenants at December 31, 2010 and 2009, and it is projected the Company will fail to comply with one or more loan covenants, including the working capital covenant throughout the Company’s 2011 fiscal year. This raises doubt about whether the Company will continue as a going concern. These loan covenant violations constitute an event of default under the Company’s loan agreements which, at the election of the lender, could result in the acceleration of the unpaid principal loan balance and accrued interest under the loan agreements or the loss of the assets securing the loan in the event the lender elected to foreclose its lien or security interest in such assets. The Company’s ability to continue as a going concern is dependent on the Company’s ability to comply with the loan covenants and the lender’s willingness to waive any non-compliance with such covenants.
Management anticipates that if additional capital is necessary to comply with its loan covenants or to otherwise fund operations, the Company may issue additional membership units through one or more private placements. However, there is no assurance that the Company would be able to raise the desired capital.
NOTE 13 — SUBSEQUENT EVENTS
Management evaluated subsequent events through the date the financial statements were issued.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
Eide Bailly LLP is our independent auditor. We have had no disagreements with our auditors.

ITEM 9A.	CONTROLS AND PROCEDURES.
Disclosure Controls and Procedures
Our management, including our Chief Executive Officer (the principal executive officer), Bruce Klostermann, along with our Chief Financial Officer (the principal financial officer), George Davis, have reviewed and evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) as of December 31, 2010. Based on this review and evaluation, these officers have concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods required by the forms and rules of the SEC; and to ensure that the information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to our management including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
Internal Control over Financial Reporting
Inherent Limitations in Internal Controls
Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:
(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;
(ii)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

(iii)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.
Management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our internal controls will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of internal controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Also, any evaluation of the effectiveness of controls in future periods are subject to the risk that those internal controls may become inadequate because of changes in business conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Management’s Annual Report on Internal Control over Financial Reporting
Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the criteria set forth in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation, management has concluded that our internal control over financial reporting was effective as of December 31, 2010.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. As we are a smaller reporting company, management’s report is not subject to attestation by our registered public accounting firm pursuant to Section 404(c) of the Sarbanes-Oxley Act of 2002 that permits us to provide only management’s report in this annual report.
Changes in Internal Control over Financial Reporting
Following the third quarter, changes in controls were implemented in conjunction with FASB Codification 330-10-35 to alleviate future misstatements in inventory pricing. There were no other changes in our internal control over financial reporting during the fourth quarter of our 2010 fiscal year, which were identified in connection with management’s evaluation required by paragraph (d) of rules 13a-15 and 15d-15 under the Exchange Act, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION.
The board of directors expects that the previously-anticipated date for the company’s 2011 annual meeting of members will be delayed more than 30 days. Additional information, including new deadlines for member proposals and director nominations, will be provided as soon as practicable after the date for the annual meeting has been determined.
PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE.
Identification of Directors, Officers and Certain Employees
Bruce Klostermann, Director and Chief Executive Officer, Age 47. For the last thirteen years, Mr. Klostermann has co-owned and managed Klostermann Bros., Inc., a company which manufactures feed and grain. He is also the co-owner and vice-president of Agri-Vest, Inc. Prior to this, he played in the NFL for five years, with the Denver Broncos and the LA Rams. He also serves on the board of directors of American Trust Bank. Mr. Klostermann has served as our director and vice-chairman since November 15, 2005. In August 2007, Mr. Klostermann was appointed as our CEO.
Joyce Jarding, Director and Secretary, Age 67. Ms. Jarding currently serves on the Farley City Council, as President of the Farley Economic Development Group, as a member of the Dubuque County Investment Policy Committee and as a director on the Dubuque County Safe Youth Coalition. In addition, she previously was a member of the Western Dubuque Community School District School Board, project coordinator for the Area Governmental Resources Education and Economic Development Committee for IDED, a commissioner on the Iowa Racing and Gaming Commission, project coordinator for the Iowa Department of Transportation Community Project, and a director on the Iowa League of Cities Board as well as other community and charitable organizations. Ms. Jarding has been employed by Farley Fertilizer, Inc. as a secretary and bookkeeper since 1996. Ms. Jarding has served as our director and secretary since November 15, 2005.
Craig Breitbach, Director, Age 45. Mr. Breitbach is from Farley, Iowa and is the founder and CEO of Cedar Valley Steel, Inc. Cedar Valley Steel was founded in 1993, and Mr. Breitbach has been CEO since its inception. Cedar Valley Steel and its related companies are steel erection and crane services companies with approximately 300 employees. Mr. Breitbach graduated from Western Dubuque Schools and served four years in the United States Marine Corp. He serves as a director of the National BioDiesel Board, the Iowa Renewable Fuels Association, the Master Builders of Iowa, the Iowa Ironworkers Apprenticeship Board and the Farley Development Corporation and is a member of the Farley Young Men’s Association and the Alliance for Construction Excellence (ACE) group. Mr. Breitbach has served as our director since November 15, 2005.

Jack Friedman, Director, Age 53. Mr. Friedman is the CEO of Innovative Ag Services where he has been employed for the past 33 years. Innovative Ag Services is an Eastern Iowa grain and farm supply cooperative with over $600 million in annual sales. Mr. Friedman graduated from Muscatine Community College with an AAS degree in Farm Supply Marketing and currently serves as director and vice-chairman of International Assets Holding Corporation, of which FC Stone is a wholly-owned subsidiary. He is a resident of Dyersville, Iowa. Mr. Friedman has been our director since November 15, 2005.
George Davis, Chief Financial Officer, Director and Treasurer, Age 48. Mr. Davis is an attorney in private practice at the Locher & Locher law firm in Farley, Iowa. He lives in Dubuque, Iowa and graduated from the University of Nebraska College of Law in 1993. Prior to joining the Locher & Locher law firm, he was a CPA with McGladrey and Pullen in Dubuque from 1993 to 1998 and an attorney with the O’Connor & Thomas law firm in Dubuque from 1998 to 2000. Mr. Davis has been our director and treasurer since November 15, 2005. In August 2007, he was also appointed as our Chief Financial Officer.
Denny Mauser, Director, Age 62. Mr. Mauser has farmed for more than 39 years in Buena Vista County and Sac County, Iowa. His 750-acre operation includes corn, soybeans and popcorn; he also manages a cow-calf herd. He formerly served as president of the Iowa Farm Bureau Young Members and on the Schaller Community School Board. He currently serves as a member of the boards of directors of Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa and a public reporting company. He is also a former director of Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and of Iowa Renewable Energy, a biodiesel plant located in Washington, Iowa. He is past-president of Sac County Rural Electric Cooperative. Mr. Mauser has served as our director since November 15, 2005.
William G. Schueller, Director and Chairman, Age 59. Mr. Schueller has owned and operated Schueller Construction Company for over 33 years. He is also a partner in Southlake Development, selling residential lots and homes in Farley, Iowa. Mr. Schueller currently serves on the advisory board of American Trust & Savings Bank in Dyersville and Farley and is a member of the Farley Economic Development Group. Mr. Schueller has served as our director and chairman since November 15, 2005.
Warren L. Bush, Director, Age 63. Mr. Bush is a licensed attorney in both Iowa and Arizona. For the past twenty-two years, Mr. Bush has served as a Judicial Magistrate for the State of Iowa. He is also a self-employed attorney and practices out of offices in Wall Lake, Iowa and Dunlap, Iowa. Mr. Bush serves as a member of the board of directors of Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa and a public reporting company. He is also a former director of Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and of Iowa Renewable Energy, a biodiesel plant located in Washington, Iowa. He is a principal in Bush Boys’ Enterprises, LLC, Bush Boys, Inc. and Front Row Racing Stable, Ltd. Mr. Bush has served as our director since November 15, 2005.
David P. O’Brien, Director, Age 42. Mr. O’Brien has been employed as a mechanical reliability engineer at LyondellBasell, one of the world’s largest polymers, petrochemicals and fuels companies, in Clinton, Iowa since 1998. He graduated from Iowa State University in 1992 with a BS in Mechanical Engineering and is a registered Professional Engineer in Iowa. His career has focused on machinery reliability in the chemical processing industry. Mr. O’Brien has served on boards of various community and charitable organizations. Mr. O’Brien has served as our director since November 15, 2005.
Thomas R. Brooks, General Manager, Age 50. Mr. Brooks has served as our general manager since January 24, 2007 through his employment with REG, and we hired him following the termination of the MOSA. Prior to employment with REG, Mr. Brooks served as the general manager for two protein and oil conversion companies that turn co products into profits, most recently the general manager of Production and Administration for Perdue Agri-Recycle in Seaford, Delaware, where he was employed from 2003 to 2007. Mr. Brooks is a graduate of Texas A&M University and Air University.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require Officers, directors and greater than 10% beneficial owners to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2010.

Code of Ethics
The Board of Directors has not formally adopted a Code of Ethics at this time but may adopt one in the future.
Director Nominations
There have not been any material changes to the procedures by which security holders may recommend nominees to the our board of directors.
Audit Committee
The Board of Directors created an audit committee in March 2007 which operates under a charter adopted by the Board of Directors in March 2007. The Board of Directors has appointed Joyce Jarding, Craig Breitbach and Jack Friedman to the audit committee.
The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, for the fiscal year ended December 31, 2010, a majority of our audit committee is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350. Under NASDAQ Rule 4200, Craig Breitbach and Jack Friedman are independent; however, Joyce Jarding is an executive officer of the Company and therefore does not meet the definition of an independent director under NASDAQ Rule 4200.
Our audit committee charter requires a majority of our audit committee to be independent as defined in the charter. The charter definition of independence does not exclude executive officers, which means Joyce Jarding is independent under our audit committee charter. We are in compliance with our audit committee charter by having a majority of independent directors on the audit committee.
We do not currently have an audit committee financial expert serving on our audit committee. With the exception of George Davis, no member of our Board of Directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K. George Davis cannot serve on our audit committee because he is our CFO. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee and anticipates it will use an advisor to assist the audit committee until a member of the audit committee qualifies as a financial expert. The audit committee met four times in fiscal year ended December 31, 2010 to discuss audit-related issues. All of our audit committee members attended at least 75% of the audit committee meetings.

ITEM 11.	EXECUTIVE COMPENSATION.
Director and Officer Compensation Plan
On August 27, 2007, the Board of Directors adopted a compensation plan for directors and officers. Under the plan, each director receives $500 per month if the director attends the regular monthly board meeting in person or via teleconference. Members of our Audit Committee receive an additional $250 per month, and the Chairman and the President/CEO each receive an additional $500 per month. Additionally, each director will be paid $250 per day, which includes meal expenses, for attending other meetings (if any) on our behalf. At the end of each fiscal year, each director who has attended nine or more of the monthly board meetings for the past year will be paid an additional $250 per monthly meeting attended, provided there is at least a 15% return on investment for the fiscal year. Similarly, such directors will receive an additional $250 per monthly meeting attended if all loan covenants were met for the fiscal year.

Summary Executive Compensation Table
The following table shows compensation paid or payable us during the last two fiscal years to William Schueller, our chairman and former CEO, and Bruce Klostermann, our current CEO. As of December 31, 2010, our officers do not have any options, warrants, or similar rights to purchase our securities.

	Fiscal		Fees Earned or	Stock	Option		Total
Name and Position	Year	Salary	Paid in Cash*	Awards	Awards	Other	Compensation*
William Schueller (Chairman, Former CEO)	2010	—	$11,250	—	—	—	$11,250
	2009	—	$13,000	—	—	—	$13,000

Bruce Klostermann (CEO)	2010	—	$11,500	—	—	—	$11,500
	2009	—	$12,750	—	—	—	$12,750

*	Includes $500 per month for services performed as officers. Remaining fees were for services as directors.
Director Compensation Table
The table below summarizes the compensation that we have paid to our directors for our fiscal year ended December 31, 2010. Compensation paid to our Chairman and our CEO, both of whom serve as directors, is reflected only in the summary executive compensation table above.

Director	Stock Awards	Option Awards	Other	Total
George Davis (CFO)	—	—	$4,500	$4,500
Joyce Jarding	—	—	$8,250	$8,250
Craig Breitbach	—	—	$11,000	$11,000
Warren Bush	—	—	$5,500	$5,500
Jack Friedman	—	—	$10,500	$10,500
Denny Mauser	—	—	$5,500	$5,500
David O’Brien	—	—	$5,000	$5,000

TOTAL (Above Directors)	$0	$0	$50,250.00	$50,250.00

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.
REG owns 2,500 units, which is approximately 8.4% of our total outstanding units. REG’s address is 416 S. Bell Avenue, Ames, Iowa. No other person or entity currently beneficially owns more than 5% of our units.
Security Ownership of Management
As of March 31, 2010, our directors and executive officers own units as listed in the following table.

			Amount and Nature	Percent
Title of Class	Name	Position	of Beneficial Owner(1)	of Class
Membership Units	William Schueller(2)	Chairman and Director	350 units	1.18%
Membership Units	Bruce Klostermann(3)	CEO and Director	300 units	1.01%
Membership Units	George Davis(4)	Treasurer and Director	300 units	1.01%
Membership Units	Joyce Jarding	Secretary and Director	150 units	0.50%
Membership Units	Craig Breitbach(5)	Director	501 units	1.68%
Membership Units	Warren Bush(6)	Director	340 units	1.14%
Membership Units	Jack Friedman	Director	180 units	0.60%
Membership Units	Denny Mauser(7)	Director	340 units	1.14%
Membership Units	David O’Brien(8)	Director	150 units	0.50%

	Totals:		2,611 units	8.76%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(2)	Includes 100 units held by Southlake Development Inc. and 100 units held by Schueller Construction Co. Inc. Mr. Schueller is a principal of both of these businesses.

(3)	Includes 100 units held by Bruce Klostermann and 200 Units held by Agri-Vest, Inc. Mr. Klostermann is a principal of this business.

(4)	Includes 100 units held by Biodiesel Investment Group, LLC of which Mr. Davis is a principal.

(5)
Includes 51 units held by Capital Steel Investments, LLC and 100 units held by Design Build Structures, LLC and 50 units held by Cedar Valley Properties, LLC. Mr. Breitbach is a principal of these businesses.

(6)	Includes 100 units jointly owned with spouse.

(7)	Includes 100 units held in joint tenancy with spouse.

(8)	Includes 50 units held in joint tenancy with spouse.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.
Related Party Transactions
In March 2010, we entered into an agreement to purchase approximately 1,975,000 gallons of soybean oil for feedstock to produce biodiesel. We engaged Innovative Ag Services (IAS) to provide financing for us to purchase the feedstock. Jack Friedman, one of our directors and a member of our audit committee, is the Chief Executive Officer of IAS. We agreed to pay IAS interest on the financing provided, as well as a fee per gallon of biodiesel produced with the feedstock. In exchange for this trade financing, we granted IAS a security interest in our biodiesel and feedstock inventory. As of December 31, 2010, we did not owe any funds under this arrangement.
Director Independence
Our Board of Directors is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each director is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES
Our audit committee-approved one hundred percent (100%) of all audit services, audit-related services and tax-related services. Eide Bailly’s aggregate fees related to financial statement audits and reviews of the Company for the fiscal years ended December 31, 2009 and 2010 are as follows:

Category	Year	Fees
Audit Fees(1)	2010	$85,902.00
	2009	$81,944.00
Audit-Related Fees	2010	$0.00
	2009	$0.00
Tax Fees	2010	$0.00
	2009	$0.00
All Other Fees	2010	$0.00
	2009	$0.00

(1)	Audit fees include review of statutory and regulatory filings and research and consultation related to such filings.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES.
Exhibits Filed as Part of this Report and Exhibits Incorporated by Reference.
The following exhibits and financial statements are filed as part of, or are incorporated by reference into, this report:
(1)	Financial Statements
The financial statements appear beginning at page 26 of this report.
(2)	Financial Statement Schedules
All supplemental schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.
(3)	Exhibits

Exhibit No.	Exhibit	Filed Herewith	Incorporated by Reference
3.1	Registrant’s Articles of Organization dated November 14, 2005		Exhibit 3.1 to the registrant’s registration statement on Form 10-SB filed on April 30, 2007 (Commission File 000-52617).

3.2	Registrant’s Operating Agreement dated November 29, 2005		Exhibit 3.2 to the registrant’s registration statement on Form 10-SB filed on April 30, 2007 (Commission File 000-52617).

3.3	Registrant’s Amended and Restated Operating Agreement dated December 5, 2007.		Exhibit 3.3 to the registrant’s Form 10-KSB filed with the Commission on March 31, 2008.

10.1	Management and Operational Services Agreement between Renewable Energy Group, Inc. and Western Dubuque Biodiesel, LLC dated August 29, 2006. +		Exhibit 10.6 to the registrant’s registration statement on Form 10-SB filed on April 30, 2007 (Commission File 000-52617).

10.2	Construction-Term Loan Agreement between Bankfirst and Western Dubuque Biodiesel, LLC dated October 25, 2006.		Exhibit 10.8 to the registrant’s registration statement on Form 10-SB filed on April 30, 2007 (Commission File 000-52617).

10.3	Cornerstone Energy Agreement with Western Dubuque Biodiesel dated December 15, 2006.		Exhibit 10.9 to the registrant’s registration statement on Form 10-SB filed on April 30, 2007 (Commission File 000-52617).

10.4	Large Volume Transportation Service Agreement between Aquila, Inc. and Western Dubuque Biodiesel, LLC dated December 16, 2006.		Exhibit 10.10 to the registrant’s registration statement on Form 10-SB filed on April 30, 2007 (Commission File 000-52617).

Exhibit No.	Exhibit	Filed Herewith	Incorporated by Reference
10.5	Iowa Department of Economic Development Promissory Note dated March 30, 2007.		Exhibit 10.12 to the registrant’s registration statement on Form 10-SB filed on April 30, 2007 (Commission File 000-52617).

10.6	Industry Track Agreement between Chicago, Central and Pacific Railroad Company and Western Dubuque Biodiesel, LLC dated June 15, 2007		Exhibit 10.14 to the registrant’s registration statement on Form 10-SB filed on August 10, 2007 (Commission File 000-52617).

10.7	Water Use Agreement between the City of Farley, Iowa and Western Dubuque Biodiesel, LLC dated June 8, 2007		Exhibit 10.15 to the registrant’s registration statement on Form 10-SB filed on August 10, 2007 (Commission File 000-52617).

10.8	Sewer Use Agreement between the City of Dubuque, Iowa and Western Dubuque Biodiesel, LLC dated May 20, 2007		Exhibit 10.16 to the registrant’s registration statement on Form 10-SB filed on August 10, 2007 (Commission File 000-52617).

10.9	Electric Service Agreement between Alliant Energy and Western Dubuque Biodiesel, LLC dated June 13, 2007.		Exhibit 10.17 to the registrant’s registration statement on Form 10-SB filed on August 10, 2007 (Commission File 000-52617).

10.10
First Amendment to Management and Operational Services Agreement between Renewable Energy Group, Inc., REG Services Group, LLC, REG Marketing & Logistics Group, LLC and Western Dubuque Biodiesel, LLC dated November 25, 2009. +
Exhibit 10.10 to the registrant’s annual report on Form 10-K filed on March 31, 2010.

10.11	Fourth Amendment to Loan Agreement between Beal Bank Nevada and Western Dubuque Biodiesel, LLC dated July 1, 2010.		Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q filed on November 15, 2010.

31.1	Certificate Pursuant to 17 CFR 240.13a-14(a)	X

31.2	Certificate Pursuant to 17 CFR 240.13a-14(a)	X

32.1	Certificate Pursuant to 18 U.S.C. Section 1350	X

32.2	Certificate Pursuant to 18 U.S.C. Section 1350	X

+	Confidential Treatment Requested

SIGNATURES
In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC
Date: March 31, 2011	/s/ Bruce Klostermann
Bruce Klostermann
Vice Chairman and Director (Principal Executive Officer)

Date: March 31, 2011	/s/ George Davis
George Davis
Treasurer and Director (Principal Financial and Accounting Officer)
In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: March 31, 2011	/s/ William Schueller William Schueller, Chairman and Director

Date: March 31, 2011	/s/ Bruce Klostermann Bruce Klostermann, Vice Chairman and Director (Principal Executive Officer)

Date: March 31, 2011	/s/Joyce Jarding Joyce Jarding, Secretary and Director

Date: March 31, 2011	/s/ George Davis George Davis, Treasurer, Director (Principal Financial and Accounting Officer)

Date: March 31, 2011	/s/ Warren Bush Warren Bush, Director

Date: March 31, 2011	/s/ Craig Breitbach Craig Breitbach, Director

Date: March 31, 2011	/s/ Jack Friedman Jack Friedman, Director

Date: March 31, 2011	/s/ Denny Mauser Denny Mauser, Director

Date: March 31, 2011	/s/ David P. O’Brien David P. O’Brien, Director

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q

☑	Quarterly report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
For the quarterly period ended June 30, 2011
OR

☐	Transition report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
For the transition period from                      to
Commission file number 000-52617
WESTERN DUBUQUE BIODIESEL, LLC
(Exact name of registrant as specified in its charter)

Iowa	20-3857933
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)
904 Jamesmeier Rd.
P.O. Box 82
Farley, IA 52046
(Address of principal executive offices)
(563) 744-3554
(Registrant’s telephone number, including area code)
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☑ Yes ☐ No
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☑ No
Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: As of August 15, 2011, there were 29,779 membership units outstanding.

ii

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements
WESTERN DUBUQUE BIODIESEL, LLC
BALANCE SHEETS

	(UNAUDITED)
	June 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,496,977	$2,105,760
Margin deposits	33,494	33,494
Trade accounts receivable	4,161	—
Other receivables	18,705	12,904
Inventory	3,990,534	417,963
Utility deposits	87,099	87,099
Prepaid feedstocks and expenses	84,792	113,615

Total current assets	6,715,760	2,770,835

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	3,091,093	3,091,093
Office building and equipment	417,392	417,392
Plant and process equipment	37,850,626	37,850,626
Vehicles	42,537	42,537

Total, at cost	41,401,648	41,401,648
Less accumulated depreciation	8,578,105	7,487,298

Total property, plant and equipment	32,823,543	33,914,350

OTHER ASSETS
Restricted cash	406,929	406,929
Loan origination fees, net of amortization	142,739	190,318

Total other assets	549,667	597,247

TOTAL ASSETS	$40,088,970	$37,282,432

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$3,903,259	$51,378
Related party	—	11,113
Current portion of long-term debt	22,409,172	24,067,852
Accrued liabilities	90,830	73,527
Deferred rent	23,500	24,800

Total current liabilities	26,426,761	24,228,670

MEMBERS’ EQUITY
Contributed capital	26,230,096	26,230,096
Accumulated deficit	(12,567,887)	(13,176,334)

Total members’ equity	13,662,210	13,053,762

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,088,970	$37,282,432

See accompanying notes to financial statements.

1

WESTERN DUBUQUE BIODIESEL, LLC
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2011	June 30, 2010	June 30,2011	June 30, 2010

REVENUES
Biodiesel and by product sales	$21,032,641	$214,913	$24,995,126	$214,913

COST OF SALES
Materials, labor and overhead	19,428,169	656,583	23,697,635	1,519,850
Net losses (gains) on derivative instruments	—	(524,603)	—	(355,692)

Total cost of sales	19,428,169	131,980	23,697,635	1,164,158

Gross profit (loss)	1,604,472	82,933	1,297,491	(949,245)

OPERATING EXPENSES
Consulting and professional fees	113,175	41,707	205,111	119,523
Office and administrative expenses	145,843	80,976	247,864	143,959

Total operating expenses	259,018	122,683	452,975	263,482

OTHER INCOME (EXPENSE)
Other income	215,258	650	215,908	1,300
Interest income	1,589	7,496	3,828	17,514
Interest expense	(225,465)	(369,014)	(455,804)	(615,708)

Total other expense	(8,618)	(360,868)	(236,068)	(596,894)

NET INCOME (LOSS)	$1,336,836	$(400,618)	$608,447	$(1,809,621)

BASIC AND DILUTED INCOME (LOSS) PER UNIT	$44.89	$(13.45)	$20.43	$(60.77)

WEIGHTED AVERAGE UNITS OUTSTANDING, BASIC AND DILUTED	$29,779	29,779	29,779	29,779

See accompanying notes to financial statements.

2

WESTERN DUBUQUE BIODIESEL, LLC
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30, 2011	June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$608,447	$(1,809,621)
Adjustments to reconcile net income(loss) to net cash used in operating activities:
Depreciation	1,090,808	1,095,200
Amortization	47,580	47,579
Effects of changes in operating assets and liabilities
Margin deposits	—	(485,175)
Accounts receivable	(4,161)	160,416
Other receivables	(5,800)	(200,308)
Incentive receivables	—	3,494,322
Inventory	(3,572,571)	(7,124,347)
Deposits	—	(87,099)
Prepaid feedstocks and expenses	28,824	63,659
Derivative instruments	—	(75,516)
Accounts payable	3,840,769	(1,351,299)
Accrued liabilities	17,301	4,000
Deferred rent	(1,300)	(1,300)

Net cash provided by(used in) operating activities	2,049,897	(6,269,489)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under short-term financing with related party	—	5,658,500
Payments on long-term debt	(1,658,680)	(494,581)

Net cash provided by (used in) financing activities	(1,658,680)	5,163,919

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	391,217	(1,105,570)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,105,760	3,379,382

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,496,977	$2,273,812

See accompanying notes to financial statements.

3

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Western Dubuque Biodiesel, LLC located in Farley, Iowa was organized on November 14, 2005 to own and operate a 30 million gallon annual production biodiesel plant for the production of fuel grade biodiesel. The Company’s fiscal year ends on December 31. Significant accounting policies followed by the Company are presented below:
Use of Estimates in Preparing Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Basis of Presentation
The Company has prepared the financial statements included herein without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). However, all adjustments have been made to the accompanying financial statements which are, in the opinion of the Company’s management, necessary for a fair presentation of the Company’s operating results. All adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented herein not misleading. It is recommended that these financial statements be read in conjunction with the financial statements and the notes thereto included in the Company’s latest annual report on Form 10-K.
Revenue Recognition
Revenue from the production of biodiesel and related products is recognized upon shipment to customers or under the terms of a tolling service agreement. Revenue is recorded upon the transfer of the risks and rewards of ownership and delivery to customers. Interest income is recognized as earned.
Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
The Company maintains its accounts primarily at one financial institution. At times during the year, the Company’s cash and cash equivalents balances exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.
Restricted Cash
The Company is required to maintain cash balances to be held at a bank as a part of their financing agreement as described in Note 4.
Accounts Receivable
Accounts receivable are presented at face value, net of the allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income and is maintained at a level believed adequate by management to absorb estimated bad debts based on historical experience and current economic conditions. Management believes all receivables will be collected and therefore the allowance has been established to be $-0- and $-0- at June 30, 2011 and December 31, 2010, respectively.

4

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
Account balances with invoices past stated terms are considered delinquent. No interest is charged on trade receivables with past due balances. Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the customer’s total balances.
Derivative Instruments and Hedging Activities
Topic 815 of the Accounting Standards Codification (ASC), Derivatives and Hedging, requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from ASC 815 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal sales are documented as such, and exempted from the accounting and reporting requirements of ASC 815. The Company has entered into agreements to purchase feedstocks for anticipated production needs. These contracts are considered normal purchase contracts and exempted from ASC 815.
Inventories
Inventory is stated at the lower of cost, determined on a first in, first out basis, or market value.
Property and Equipment
Property and equipment are stated at cost. Significant additions are capitalized, while expenditures for maintenance, repairs and minor renewals are charged to operations when incurred.
Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets determined as follows:

Years

Land improvements	20 – 40
Office equipment	5 – 10
Office building	30
Plant and process equipment	10 – 40
Vehicles	5 – 7
Depreciation expense for the six months ended June 30, 2011 and 2010 was $1,090,808 and $1,095,200, respectively.
The Company reviews its property and equipment for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the fair market value of the asset to the carrying amount of the asset.
Loan Origination Fees
Loan origination fees are stated at cost and will be amortized on the straight-line method over the life of the loan agreements. Amortization commenced as the Company borrowed funds on the loans. Amortization for each of the six months ended June 30, 2011 and 2010 was $47,580 and $47,579, respectively.
Income Taxes
The Company is organized as a limited liability company under state law and is treated as a partnership for income tax purposes. Under this type of organization, the Company’s earnings pass through to the partners and are taxed at the partner level. Accordingly, no income tax provision has been calculated. Differences between financial statement basis of assets and tax basis of assets is related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes. Differences also exist in the treatment of expenses capitalized for inventory for tax purposes, prepaid expenses and differences between depreciable lives and methods used for book and tax purposes.

5

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
Income/Loss Per Unit
Income/Losses per unit are calculated based on the period of time units have been issued and outstanding. For purposes of calculating diluted earnings per capital unit, units subscribed for but not issued are included in the computation of outstanding capital units based on the treasury stock method. As of June 30, 2011 and 2010, there was not a difference between basic and diluted earnings per unit as there were no units subscribed.
Cost of Sales
The primary components of cost of sales from the production of biodiesel products are raw materials (feedstocks, hydrochloric acid, methanol, and other catalysts), energy (natural gas and electricity), labor and depreciation on process equipment.
Under the tolling services agreements, the feedstock inputs are generally provided by the buyer. Primary components of cost of sales under the tolling services agreements are other raw material costs (hydrochloric acid, methanol, and other catalysts), energy (natural gas and electricity), labor and depreciation on process equipment.
Fixed costs during the periods when the plant is idle are classified in cost of sales. Cost of sales when the plant is idled primarily consisted of labor, depreciation on process equipment, and other indirect costs.
Shipping and Handling Costs
Shipping and handling costs are expensed as incurred and are included in the cost of sales.
Environmental Liabilities
The Company’s operations are subject to federal, state and local environmental laws and regulations. These laws require the Company to investigate and remediate the effects of the release or disposal of materials at its location. Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage and use of hazardous materials to prevent material, environmental or other damage and to limit the financial liability which could result from such events. Environmental liabilities are recorded when the liability is probable and the costs can be reasonably estimated.
Fair Value of Financial Instruments
The following methods and assumptions were used to estimate the fair value of each class of financial instrument held by the Company:
Current assets and current liabilities — The carrying value approximates fair value due to the short maturity of these items.
Long-term debt — The carrying amount of long-term obligations approximated fair value based on estimated interest rates for comparable debt.
Insurance Proceeds
The Company received insurance proceeds of $214,608 due to a pump failure resulting in significant downtime. Insurance paid for a replacement pump and ten days of downtime.

6

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
New Accounting Standards
In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. ASU 2010-20 amends FASB ASC 310 to require additional disclosures about the credit quality of financing receivables and the allowance for credit losses. ASU 2010-20 defines two levels of disaggregation — portfolio segment and class of financing receivables — and amends existing disclosure requirements to include information about the credit quality of financing receivables and allowance for credit losses at a greater level of disaggregation. It also requires disclosures on credit quality indicators, past due information, and modifications of financing receivables by class of financing receivables and significant purchases and sales by portfolio segment. The new disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010, or December 31, 2010 for the Company. The new disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010, or three months ending March 31, 2011 for the Company. ASU 2010-20 is not expected to have a material effect on the Company’s financial position and results of operations. In January 2011 ASU 2010-20 was amended to delay the effective date until after June 15, 2011.
In April 2011, the FASB issued ASU 2011-4 to amend Fair Value Measurement (Topic 820) to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this Update change the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. The amendments in this Update are to be applied prospectively for public entities and effective during interim and annual periods beginning after December 15, 2011. ASU 2011-4 is not expected to have a material effect on the Company’s financial position and results of operations.
NOTE 2 — INCENTIVE PAYMENTS AND RECEIVABLE
Revenue from federal incentive programs is recorded when the Company has sold blended biodiesel and satisfied the reporting requirements under the applicable program. When it is uncertain that the Company will receive full allocation and payment due under the federal incentive program, it derives an estimate of the incentive revenue for the relevant period based on various factors including the most recently used payment factor applied to the program. The estimate is subject to change as management becomes aware of increases or decreases in the amount of funding available under the incentive programs or other factors that affect funding or allocation of funds under such programs.
The Company receives federal incentive revenues from the Biodiesel Blender’s Tax Credit and Commodity Credit Corporation (CCC) Bioenergy Programs. The blender’s tax credit expired on December 31, 2009, and was reinstated in December 2010 and made retroactive for 2010. There were no incentive revenues recorded for the six months ended June 30, 2011 and 2010. The amount of incentives receivable was $-0- and $-0- as of June 30, 2011 and December 31, 2010.
NOTE 3 — INVENTORY
Inventory consists of:

	June 30,	December 31,
	2011	2010

Raw material	$1,291,031	$185,481
Work in progress	2,626,166	106,328
Finished goods	73,337	126,154

Total	$3,990,534	$417,963

7

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
NOTE 4 — LONG-TERM DEBT AND FINANCING
Long-term obligations of the Company are summarized as follows:

	June 30,	December 31,
	2011	2010

Note payable to Beal Bank — see details below	$22,259,172	$23,887,852

Note payable to the Iowa Department of Economic Development — see details below	150,000	180,000

Total	22,409,172	24,067,852
Less current portion	22,409,172	24,067,852

Long-term portion	$—	$—

Debt has been classified as current because of lack of compliance with covenants as described below.
On July 5, 2006, the Company entered into a $35,500,000 loan agreement with Marshall BankFirst, and in July 2009, the loan agreement was acquired by Beal Bank. The loan commitment was the lesser of $35,500,000 or sixty one percent of total project costs. The loan term is seventy-four months which consists of the construction phase and a term phase. The construction phase ended March 1, 2008 and the term phase commenced thereafter. Monthly interest payments were required during the construction phase with monthly interest and principal required during the term phase to be based on a ten year principal amortization. Monthly payments of $339,484 including interest at a variable rate commenced March 1, 2008 under the term phase with the remaining principal and interest due at maturity, January 1, 2013. The agreement was amended and monthly payments were reduced to $150,000 beginning in November 2009 and continuing until November 2010. The loan commitment also includes a provision for additional payments during the term phase, based on one-third of all monthly earnings before interest, taxes, depreciation and amortization (EBITDA) remaining after the regularly scheduled principal and interest payments have been paid in full. The agreement also includes provisions for reserve funds for capital improvements, working capital, and debt service.
As of June 30, 2011, balances of $354,708 and $52,221 remain in the debt service reserve and capital reserve funds as restricted cash. During the term phase, the Company has the option of selecting an interest rate at 25 basis points over the prime rate as published in the Wall Street Journal or 300 basis points over the five-year LIBOR/Swap Curve rate. On March 1, 2008, upon commencement of the term phase the Company selected the variable rate option of 25 basis points over the prime rate (3.50% at June 30, 2011 and December 31, 2010). The notes are secured by essentially all of the Company’s assets. Under the terms of the agreements, the Company is to adhere to certain financial covenants. The Company is to adhere to minimum debt service coverage, fixed charge coverage, and current ratio requirements, as well as a maximum debt as a percentage of earnings before interest, taxes, depreciation and amortization (EBITDA) ratio. The Company was not in compliance with certain covenants as of June 30, 2011 and December 31, 2010.
The Company has been awarded $400,000 from the Iowa Department of Economic Development consisting of a $300,000 zero interest deferred loan and a $100,000 forgivable loan. The zero interest deferred loan requires sixty monthly installments of $5,000 beginning December 2006. In January 2007, the zero interest deferred loan was amended, and deferred monthly installments until August 2007, with remaining principal due at maturity, May 2012. The Company must satisfy the terms of the agreement, which include producing 30,000,000 gallons of biodiesel and wage and job totals, to receive a permanent waiver of the forgivable loan. The loan is secured by a security agreement including essentially all of the Company’s assets.

8

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
The Company had issued a $116,132 letter of credit through American Trust Bank in favor of Black Hills Energy (previously Aquila, Inc.). The letter of credit was effective for the period February 6, 2007 through February 6, 2010. The letter of credit expired in February 2010 and the Company placed funds on deposit with Black Hills Energy. The deposit is to be adjusted annually based on volume used.
During 2010 the Company entered into a financing agreement with a related party to produce a specified number of biodiesel gallons and finance the feedstock purchases (See Note 7). The agreement called for specified fees based on gallons produced and interest on feedstock purchased. Interest was payable monthly at the prime rate plus 4.0% (7.25% at June 30, 2011 and December 31, 2010). Outstanding borrowings and fees under this agreement are payable upon sale of the biodiesel. There was no outstanding balance under this agreement as of June 30, 2011 or December 31, 2010. The agreement was secured by feedstock and biodiesel inventory. Upon the sale of biodiesel, credit may be extended when a new agreement is entered. As part of the agreement, the Company was required to hedge 85% of the biodiesel gallons produced. During 2010 the Company was not in compliance with these terms due to a pending sale with REG which was not finalized until October 2010. The Company obtained a waiver for this violation. This agreement expired in 2011.
NOTE 5 — MEMBERS’ EQUITY
The Company’s operating agreement provides that the net profits or losses of the Company will be allocated to the members in proportion to the membership units held. Members will not have any right to take part in the management or control of the Company. Each membership unit entitles the member to one vote on any matter which the member is entitled to vote. Transfers of membership units are prohibited except as provided for under the operating agreement and require approval of the board of directors.
NOTE 6 — CASH FLOW DISCLOSURES
Supplemental disclosure for interest paid:

	Three Months Ended	Three Months Ended
	June 30, 2011	June 30, 2010

Cash paid for interest	$408,225	$568,129

NOTE 7 — RELATED PARTY TRANSACTIONS
The Company’s general contractor (Renewable Energy Group, LLC) entered into an agreement to construct the plant. On July 31, 2006, the general contractor formed a new related entity called Renewable Energy Group, Inc. (REG, Inc.). The new entity, REG, Inc. is contracted to provide the management and operational services for the Company. On August 9, 2006, REG, LLC assigned its construction agreement to the newly formed entity REG, Inc., which became the general contractor.
The Company entered into an agreement with REG, Inc. to provide certain management and operational services. The agreement provides for REG, Inc. to place a general manager and operations manager, acquire substantially all feed stocks and basic chemicals necessary for production, and perform substantially all the sales and marketing functions for the Company. The agreement with REG, Inc. requires a per gallon fee, paid monthly, based on the number of gallons of biodiesel produced or sold. In addition, REG will be paid an annual bonus based on a percentage of the plant’s profitability with such bonus not to exceed $1,000,000 per year.
On June 5, 2009, the Company received from REG, Inc., a notice of termination of its management and operational services agreement. The notification from REG, Inc. states that it shall constitute such twelve month advance termination notice required by the terms of the agreement. The Company and REG, Inc. were operating under an amended management and operational services agreement dated November 25, 2009. The management and operational services agreement expired on August 1, 2010.

9

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
The Company had sales to REG, Inc. for the six months ended June 30, 2011 and 2010 of $83,030 and $-0-, respectively. The Company incurred management and operational service fees, feed stock procurement fees, and sales fees with REG, Inc. For the six months ended June 30, 2011 and 2010, the Company incurred fees of $0 and $15,311, respectively. The amount payable to REG, Inc. as of June 30, 2011 and December 31, 2010 was $0 and $11,113, respectively.
The Company purchased feedstocks under a financing agreement from a company related to a member of the board of directors during 2010. The agreement called for specified fees based on gallons produced and interest on feedstock purchases. For the six months ended June 30, 2011 and 2010, the Company purchased feedstocks and incurred fees plus interest of $0 and $6,375,202, respectively. During 2010, the Company entered into a short-term financing arrangement with this related company to finance biodiesel production and feedstock purchases (Note 4). As of June 30, 2011 and December 31, 2010, the Company had no payables to this related party. This financing agreement expired in 2011.
A member of the board of directors is also a member of the board of directors of the Company’s depository bank.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
The Company has received refunds from an industrial new jobs training program. The Company funds the program through diverting their state payroll tax withholdings. In the event these withholdings aren’t enough to cover the bond payments, the Company will need to advance the funds to cover the program costs. As of June 30, 2011, there was a total of $364,902 committed under the program of which $208,553 remained to be covered by future state payroll tax withholdings.
In June 2007, the Company entered into a water use agreement with the City of Farley. The agreement requires a minimum usage of 50,000 gallons per day over the life of the agreement, which expires 2026. At June 30, 2011, the remaining estimated minimum cost under the agreement was $582,560. The following is a schedule of future minimum costs under the agreement as of June 30, 2011:

2012	$34,345
2013	36,548
2014	36,548
2015	36,548
2016	36,548
Thereafter	402,024

Total	$582,560

Water usage costs for the six months ended June 30, 2011 and 2010 was $24,407 and $20,537, respectively.
During 2011, the Company entered into a buy/sell agreement with an unrelated party to produce a specified number of biodiesel gallons and finance the feedstock purchases. The agreement calls for specified fees based on gallons produced. The Company purchases necessary feedstock from the customer and payment is made when the biodiesel is sold. The amount payable under this agreement as of June 30, 2011 was $3,729,388. The purchase contract guarantees a specified margin for biodiesel produced thru year-end subject to a 90 day cancellation notice terminating December 31, 2011.
NOTE 9 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
The Company adopted ASC Topic 815, Derivatives and Hedging. This guidance was intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.
Objectives and Strategies for Holding Derivative Instruments
In the ordinary course of business, the company enters into contractual arrangements (derivatives) as a means of managing exposure to changes in biodiesel prices and feedstock costs under established procedures and controls. The company has established a variety of approved derivative instruments to be utilized in each risk management program, as well as varying levels of exposure coverage and time horizons based on an assessment of risk factors related to each hedging program. As part of its trading activity, the Company uses option and swap contracts offered through regulated commodity exchanges to reduce risk and is exposed to risk of loss in the market value of biodiesel inventories and input costs.

10

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
Commodity Risk Management
Commodity price risk management programs serve to reduce exposure to price fluctuations on purchases of feedstocks and biodiesel prices. The company enters into over-the-counter and exchange-traded derivative commodity instruments to hedge the commodity price risk associated with feedstocks and commodity exposures. There were no derivative commodity instruments open at June 30, 2011 or December 31, 2010.
Accounting for Derivative Instruments and Hedging Activities
All derivatives are designated as non-hedge derivatives. Although the contracts may be effective economic hedges of specified risks, they do not meet the hedge accounting criteria of ASC 815. At June 30, 2011 and December 31, 2010, the Company had no net derivative liabilities or assets related to these instruments.
During the three months ended June 30, 2011 and 2010, net realized and unrealized losses on derivative transactions were recognized in the statement of operations as follows:

	Derivative (Gain) Loss		Derivative (Gain) Loss
	Three Months Ended		Three Months Ended
	June 30, 2011		June 30, 2010
	Statement of		Statement of
	Operations Location	(Gain) Loss	Operations Location	(Gain) Loss
Commodity contracts - Heat oil swaps	Cost of sales	$-0-	Cost of sales	$(524,603)

	Derivative (Gain) Loss		Derivative (Gain) Loss
	Six Months Ended		Six Months Ended
	June 30, 2011		June 30, 2010
	Statement of		Statement of
	Operations Location	(Gain) Loss	Operations Location	(Gain) Loss
Commodity contracts - Heat oil swaps	Cost of sales	$-0-	Cost of sales	$(355,692)

NOTE 10 — LIQUIDITY, BASIS OF PRESENTATION AND MANAGEMENT’S PLANS
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the six months ended June 30, 2011, the Company generated net income of $608,447. We are not guaranteed similar results in the future since the sales contract could be terminated within 90 days due to volatile and uncertain conditions. The Federal blender’s credit expired on December 31, 2009 until December 2010, when it was reinstated retro actively for 2010. The credit is set to expire on December 31, 2011. The elimination or reduction in the credit may materially impair the Company’s ability to profitably produce and sell biodiesel. In an effort to increase profit margins and reduce losses, the Company anticipates producing biodiesel from refined animal fats, canola oil and soybean oil to lower input costs. The Company also plans to seek to produce biodiesel on a toll basis where biodiesel would be produced using raw materials provided by someone else. Finally, the Company plans to scale back on its production or temporarily shut down the biodiesel plant depending on the Company’s cash situation and its ability to purchase raw materials to operate the plant.

11

WESTERN DUBUQUE BIODIESEL, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2011
The Company has also undertaken significant borrowings to finance the construction of its biodiesel plant. The loan agreements with the Company’s lender contain restrictive covenants, which require the Company to maintain minimum levels of working capital, and minimum financial ratios including; debt service coverage, fixed charge coverage and debt as a percentage of earnings before interest, taxes, depreciation, and amortization (EBITDA). The Company was not in compliance with certain restrictive covenants at June 30, 2011 and December 31, 2010, and it is projected the Company will fail to comply with one or more loan covenants, including the working capital covenant throughout the Company’s 2011 fiscal year. This raises significant doubt about whether the Company will continue as a going concern. These loan covenant violations constitute an event of default under the Company’s loan agreements which, at the election of the lender, could result in the acceleration of the unpaid principal loan balance and accrued interest under the loan agreements or the loss of the assets securing the loan in the event the lender elected to foreclose its lien or security interest in such assets. The Company’s ability to continue as a going concern is dependent on the Company’s ability to comply with the loan covenants and the lender’s willingness to waive any non-compliance with such covenants.
Management anticipates that if additional capital is necessary to comply with its loan covenants or to otherwise fund operations, the Company may issue additional membership units through one or more private placements. However, there is no assurance that the Company would be able to raise the desired capital.
NOTE 11 — SUBSEQUENT EVENTS
Management evaluated subsequent events through the date the financial statements were issued.

12

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
We prepared the following discussion and analysis to help you better understand our financial condition, changes in our financial condition, and results of operations for the three and six month periods ended June 30, 2011. You should read this discussion together with the financial statements and notes and the information contained in our annual report on Form 10-K for the fiscal year ended December 31, 2010.
Cautionary Statements Regarding Forward-Looking Statements
This report contains forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “future,” “intend,” “could,” “hope,” “predict,” “target,” “potential,” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including those described in this report. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include, without limitation:
•	The status of the $1.00 per gallon blenders’ credit and other federal biodiesel supports;
•	Our ability to enter into or retain toll manufacturing agreements or other arrangements that shift responsibility for feedstock procurement and costs to other parties;
•	Our ability to secure and retain service providers to procure feedstock for us and to market our products;
•	The availability and terms of credit or equity financing needed to continue operations if our income from operations is insufficient for us to continue producing biodiesel;
•	Our ability to generate free cash flow to invest in our business and service our debt;
•	Our ability to negotiate reduced loan payments with our lender;
•	Our ability to comply with our loan covenants and our lender’s response to our noncompliance with such covenants;
•	Our ability to market our products and our reliance on others to market our products;
•	Fuel prices, diesel and biodiesel consumption and consumer attitudes regarding biodiesel use;
•	Prices of vegetable oils (particularly soybean oil), animal fats and other feedstock;
•	The continued imposition of tariffs or other duties on biodiesel exported to Europe;
•	Overcapacity within the biodiesel industry resulting in increased competition and costs for feedstock and/or decreased prices for our biodiesel and glycerin;
•	Changes in soy-based biodiesel’s qualification under the Renewable Fuels Standard (RFS and RFS2) and similar legislation;
•	The availability of soybean oil, refined animal fat or other feedstock that we can process at our plant;
•
Our ability to locate alternative feedstock to respond to market conditions, particularly since we lack the capability to pre-treat and process raw animal fats and certain crude vegetable oils at our plant;

•	Laws, tariffs, trade or other controls or enforcement practices such as: national, state and local energy policy; federal biodiesel tax incentives; and environmental laws and regulations;

•	The biodiesel industry’s ability to successfully lobby for legislation beneficial to the biodiesel industry;
•	Changes in plant production capacity or technical difficulties in operating the plant, including changes due to events beyond our control or due to intentional reductions or shutdowns;

13

•	Changes and advances in biodiesel production technology, including our competitors’ ability to process raw animal fats or other feedstock which we cannot process;
•	Competition from alternative fuels; and
•	Other factors described in this report.
We undertake no duty to update these forward-looking statements, even though our situation may change in the future. We cannot guarantee future results, events, activity levels, performance, or achievements. You should not put undue reliance on any forward-looking statements, which speak only as of the date of this report. You should read this report completely and with the understanding that our actual future results may differ materially from what we currently expect. We qualify our forward-looking statements by these cautionary statements.
Overview
Western Dubuque Biodiesel, LLC (“we” or “us”) was formed on November 14, 2005 as an Iowa limited liability company. We own and operate a 30 million gallon per year biodiesel production plant in Farley, Dubuque County, Iowa and produce and sell biodiesel and its primary co-product, glycerin. We began producing biodiesel on August 1, 2007, but we have historically operated at less than our capacity due to such factors as high feedstock prices and lack of demand for biodiesel. For the three months covered by this report, we produced 6,190,892 gallons of biodiesel and generated net income of $1,336,836. As of the date of this report, we are producing biodiesel under a short-term “master netting agreement” which incorporates a feedstock purchase agreement and biodiesel sales agreement.
We anticipate that lack of demand for biodiesel will continue into our 2011 fiscal year due to uncertainty surrounding the Renewable Fuels Standard (RFS and RFS2) and the biodiesel tax credit known as the blenders’ credit. The blenders’ credit is $1.00 per gallon of biodiesel blended and allows biodiesel to be more competitive with petroleum diesel. The credit initially expired on December 31, 2009. As a result, demand for biodiesel was drastically reduced in 2010, and many producers, including us, reduced or stopped production. In December 2010, the credit was reinstated and made retroactive to January 1, 2010 and will again expire on December 31, 2011. It remains uncertain whether the one-year extension of the blenders’ credit for will be sufficient to stimulate demand for biodiesel, and whether the credit will be renewed after December 31, 2011. In addition, application of the RFS2 has remained unclear. To the extent RFS2 and the blenders’ credit are not swiftly and effectively implemented, or if either of these supports expire or are terminated, we will likely continue to experience lack of demand and instability in our business.
We continue to seek and negotiate arrangements with large companies such as Gavilon, ADM and Renewable Energy Group, Inc. (REG) to provide us feedstock or financing to purchase feedstock. Without such arrangements, we do not currently have sufficient working capital to purchase feedstock for production and hold biodiesel until it can be sold. We are currently producing biodiesel under a binding master netting arrangement. However, since the master netting arrangement allows early termination upon relatively short notice, it must be considered a short term arrangement. If we are unable to retain this agreement or replace it with a similar arrangement, we anticipate we would have operating interruptions throughout the remainder of our 2011 fiscal year and into 2012 because of our liquidity position and the lack of demand for biodiesel.
We are currently out of compliance with all of the financial covenants of our loan agreement with our primary lender, Beal Bank Nevada (Beal Bank), and we anticipate that we will be out of compliance with such covenants during at least the rest of 2011. Our net losses, lack of a long-term relationship with a product marketer, our failure to satisfy our loan covenants and the uncertainty of important federal biodiesel supports have raised doubts as to our ability to continue as a going concern.

14

Results of Operations for the Three Months Ended June 30, 2011
The following table shows the results of our operations and the percentage of revenues, cost of sales, operating expenses and other items in relation to total revenues for the quarters ended June 30, 2011 and 2010:

	Three Months Ended		Three Months Ended
	Jun 30, 2011		June 30, 2010
	(Unaudited)		(Unaudited)
Income Statement Data	Amount	Percent	Amount	Percent
Revenues	$21,032,641	100.00%	$214,913	100.00%
Cost of Sales	19,428,169	92.37%	131,980	61.41%

Gross Profit (loss)	1,604,472	7.63%	82,933	38.59%
Operating Expenses	259,018	1.23%	122,683	57.08%
Other Income (Expense)	(8,618)	(0.00)%	(360,868)	167.91%

Net Income (Loss)	$1,336,836	6.36%	$(400,618)	186.41%

Revenues
Revenues from operations for the quarter ended June 30, 2011 were $21,032,641. Our revenues were significantly higher than revenues for the same period in 2010 because we sold much less biodiesel during the quarter ended June 30, 2010 due to the expiration of the blenders’ credit and unfavorable market conditions.
Average B100 biodiesel prices for Iowa, as reported by the USDA National Weekly Ag Energy Round Up, for the week of July 29, 2011 increased sharply to $5.25 — $5.61, compared to $3.15 - $3.30 for the same week in 2010. High fuel prices are attributed to instability in the Middle East and other economic factors. However, diesel fuel prices per gallon remain lower than biodiesel prices, which makes it difficult for us to sell our product. We expect these trends to continue into 2011. Management anticipates that there may be increased demand for biodiesel under the EPA’s final RFS2 regulations discussed in our annual report on Form 10-K. There can be no assurance, however, that the RFS2 will increase demand for biodiesel, and any increase may be offset by the loss of the biodiesel blenders’ credit. If we cannot sell our biodiesel at acceptable prices for sustained periods, we expect continued temporary shutdowns, and we may have to shut down the plant permanently.
Industry-wide factors affect our operating and financial performance. Our operating results are largely driven by the prices at which we sell our biodiesel and glycerin, feedstock costs and other operating costs. In addition, our revenues are impacted by such factors as our dependence on one or a few major customers to market and distribute our products; the intensely competitive nature of our industry; the extensive environmental laws that regulate our industry; legislation at the federal, state and local level; and changes in biodiesel supports and incentives.
Cost of Sales
The primary components of cost of sales from biodiesel production are raw materials (feedstock; hydrochloric acid; methanol; and sodium methylate), energy (natural gas and electricity), labor and depreciation on process equipment. Costs of sales for the three-month period ending June 30, 2011 were significantly higher than sales for the same period in 2010, primarily due to increased production.
Our plant can produce biodiesel from refined animal fats and crude and refined vegetable oils (such as soybean oil). Corn oil and raw or crude animal fats must be refined before we process them at our plant. Soybean oil prices remain high in comparison to prices at which we can sell our biodiesel. Jacobsen Publishing Company reported that the central Illinois soybean oil price for August 1, 2011 was $0.6153 per pound, as compared to $0.39.44 per pound for the same time in 2010. Our ability to use feedstock other than soybean oil and refined animal fats depends on whether we can gain access to a consistent feedstock supply at competitive prices and obtain feedstock that has been pretreated for use at our plant if necessary. Moreover, we do not currently have sufficient working capital to purchase feedstock for production and hold biodiesel until it can be sold. Therefore, if we cannot obtain adequate feedstock through tolling or financing arrangements, we expect temporary shutdowns to continue, and we may have to shut down the plant permanently.

15

Operating Expenses
Operating expenses were $259,018 for the three months ended June 30, 2011 and $122,683 for the same period in 2010. Our operating expenses are primarily consulting and professional fees and office and administrative expenses. We expect that our operating expenses will be less in future periods if our reclassification and deregistration is approved, since we would not be required to incur expenses related to preparing and filing reports with the SEC. (See “Part II. Item 5. Other Information” for more information regarding the reclassification.)
Other Income (Expenses)
Other income and expense for the three months ended June 30, 2011 was expense of $8,618, which primarily consisted of interest expense of $225,465, partially offset by insurance proceeds of $214,608 related to a replacement pump and 10 days of downtime. We expect that our interest expense in future periods will be consistent; however, we do not expect we will have additional insurance proceeds in future periods to offset such interest expense.
Results of Operations for the Six Months Ended June 30, 2011
The following table shows the results of our operations and the percentage of revenues, costs of goods sold, operating expenses and other items in relation to total revenues for the six months ended June 30, 2011 and June 30, 2010:

	Six Months Ended June 30, 2011		Six Months Ended June 30, 2010
	(Unaudited)		(Unaudited)
Income Statement Data	Amount	Percent	Amount	Percent
Revenues	$24,995,126	100.00%	$214,913	100.00%
Cost of Sales	23,697,635	94.81%	1,164,158	541.69%

Gross Profit (Loss)	1,297,491	5.19%	(949,245)	(441.69)%
Operating Expenses	452,975	1.81%	263,482	122.60%
Other Income (Expense)	(236,068)	(0.94)%	(596,894)	(277.74)%

Net Income (Loss)	$608,447	2.43%	$(1,809,621)	(842.02)%

Revenues
Our revenues are significantly higher in the six months ended June 30, 2011 than the same period in 2010, primarily due to selling more biodiesel in 2011.
Cost of Sales
We sold significantly more biodiesel in the first six months of 2011, and our costs of sales for the period are substantially more than our costs of sales for the same period in 2010, due primarily to increased production.

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Operating Expenses
Our operating expenses were $452,975 and $263,482 for the six months ended June 30, 2011 and 2010, respectively. Our operating expenses are primarily due to expenses for consulting and professional fees and office and administrative expenses. We expect that our operating expenses will be less in future periods if our reclassification and deregistration is approved, since we would not be required to incur expenses related to preparing and filing reports with the SEC. (See “Part II. Item 5. Other Information” for more information regarding the reclassification.)
Other Income (Expenses)
Other income and expense for the six months ended June 30, 2011 was expense of $236,068, which primarily consisted of interest expense of $455,804, partially offset by insurance proceeds of $214,608 related to a replacement pump and 10 days of downtime. We expect that our interest expense in future periods will be consistent; however, we do not expect we will have additional insurance proceeds in future periods to offset such interest expense.
Changes in Financial Condition for the Three Months Ended June 30, 2011
The following table sets forth our sources of liquidity at June 30, 2011 and December 31, 2010:

	June 30, 2011	December 31, 2010
Current Assets	$6,715,760	$2,770,835
Current Liabilities	$26,426,761	$24,228,670
Total Members Equity	$13,662,210	$13,053,762
Current Assets
The increase in current assets is primarily due to an increase in inventory (primarily raw material and work in progress).
Current Liabilities
Our long-term debt is classified as a current liability due to our failure to meet the financial covenants under our term loan. These loan covenant violations constitute an event of default under our loan agreement, which, at our lender’s election, could result in the acceleration of the unpaid principal loan balance and accrued interest or a loss of the assets securing the loan if the lender elects to foreclose the loan.
The increase in our current liabilities is primarily due to an increase in accounts payable.
Members’ Equity
The change in members’ equity is due to a decrease in the accumulated deficit from $13,176,334 to $12,512,887 due to net income of $1,391,836.
Plan of Operations for the Next 12 Months
Plant Operations
For the three months covered by this report, we produced 6,190,892 gallons of biodiesel and generated net income of $1,391,836. As of the date of this report, we are producing biodiesel under a short-term master netting arrangement. In the event of termination of our current arrangement, we expect we would continue to seek similar arrangements. Management believes that our current arrangements are promising in that they have allowed us to increase our biodiesel production. Nonetheless, we expect to face continued liquidity issues as discussed throughout this report.

17

We are operating at reduced employment levels because the biodiesel plant is experiencing reduced production and shutdowns. The plant originally operated with 31 employees, over half of which were laid off. As of June 30, 2011, we have increased our staff to 15 full-time employees, including our general manager, Tom Brooks, and one part-time employee. We are seeking additional employees to assist with increased production. We currently do not have an operations manager.
Operating Budget and Financing of Plant Operations
We have exhausted the funds available under our debt facilities and do not have further commitments for funds from any lender. We do not believe that market conditions will be favorable for us to secure additional debt or equity financing during 2011. However, management continues to consider all opportunities to increase our liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.
We anticipate that we will continue to employ our current production strategy over the next 12 months, producing biodiesel only when tolling arrangements or other arrangements allow us to maintain positive cash flows. However, our ability to do so depends on factors described throughout this report, many of which are outside of our control. If we are unable to generate sufficient revenue to finance our operations and service our debt, we may be forced to shut down the plant temporarily or permanently.
Critical Accounting Estimates
Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses.
Revenue Recognition
Revenue from the production of biodiesel and related products is recorded upon transfer of the risks and rewards of ownership and delivery to customers. Interest income is recognized as earned.
Derivative Instruments and Hedging Activities
ASC 815, formerly Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS No. 133, requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain derivative contracts may be exempt under ASC 815 as normal purchases or normal sales, which are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Generally, our forward contracts related to the purchase of soybean oil feedstock and home heating oil contracts that correlate with feedstock are considered normal purchases and, therefore, are exempted from the accounting and reporting requirements of ASC 815. Contracts related to exchange traded commodities are considered non-hedge transactions, with unrealized gains and losses recorded as a component of cost of sales. We do not have any forward contracts for the period covered by this report.
Liquidity and Capital Resources
Cash Flows
Cash Flow from Operating Activities. We had net cash of $2,049,897 provided by operating activities for the six months ended June 30, 2011, compared to $6,269,489 used in operating activities for the six months ended June 30, 2010. This was due to increases in accounts payable and increases in inventory partially offset by decreases in incentives receivables.
Cash Flow from Financing Activities. Net cash used in financing activities was $1,658,680 for the six months ended June 30, 2011, as compared to net cash provided by financing activities of $5,163,919 for the six months ended June 30, 2010. Cash provided by financing in 2010 was due to the advances from Innovative Ag Services (IAS). Cash used in the six months ended June 30, 2010 was less than in 2011 because our loan payments were temporarily reduced in 2010. Our agreement with IAS is expired as of the date of this report, and we are currently paying the full payments on our loan payments.

18

Sources of Funds
Equity Financing. We used all of the proceeds from our equity offerings to fund the plant construction and operations. We do not believe that market conditions will be favorable for us to secure additional equity financing for at least the remainder of the 2011 fiscal year. However, management continues to consider all opportunities to increase our liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.
Debt Financing. In October 2006, we closed on our term loan with Marshall Bankfirst. In July 2009, state banking regulators shut down Marshall Bankfirst, and Beal Bank Nevada became our new lead lender. The loan documents we executed with our lender describe the requirements of our term loan in more detail. The loan term is seventy-four months, which consists of a construction phase and a term phase. The term phase commenced on March 1, 2008. We selected the variable rate option for the loan of 0.25% over the prime rate (3.50% at June 30, 2011). Monthly payments are $339,484 including interest at a variable rate. Payments are calculated in an amount necessary to amortize the principal amount of this note plus interest over a 10-year period. The remaining unpaid principal balance, together with all accrued but unpaid interest, is due in full on January 1, 2013. As of June 30, 2011, the outstanding balance on our term loan was $22,259,172. We have exhausted the funds available under our debt facilities and do not have further commitments for funds from any lender.
Our lender allowed us to make reduced payments on our term loan of $150,000 per month from November 2009 to November 2010. However, payments are now payable and applied according to the original terms of the loan agreement. We are currently discussing the possibility of further reduced payments with our lender, but we have not entered into any alternative agreements with regard to any future payments.
We executed a mortgage in favor of our lender creating a first lien on substantially all of our assets, including our real estate, plant, all personal property located on our property and our revenues and income. Due to our lender’s security interest in our assets, we cannot sell our assets without its permission, which could limit our operating flexibility. Additionally, our term loan agreement imposes various covenants upon us that may restrict our operating flexibility. The term loan requires us to: maintain up to $125,000 in a capital improvements reserve fund that we must replenish as we use these funds for capital improvement expenditures; maintain certain financial ratios; and obtain our lender’s permission before making any significant changes in our material contracts with third-party service providers. The term loan requires us to certify to our lender at intervals designated in the term loan that we are meeting the financial ratios required by the loan agreement.
We are not in compliance with all of the financial covenants in our loan agreement as of June 30, 2011, and management projects that we will fail to comply with one or more loan covenants through at least part of our 2011 fiscal year. Failure to comply with such covenants constitutes a default under our loan agreement. While we are in default, our lender may elect to take several actions, including, without limitation, acceleration of the unpaid principal balance and accrued interest or foreclosure on its mortgage and security interest. Such actions could result in the loss of our assets and a permanent shutdown of our plant.
Although our lender has not elected to exercise its remedies as of the date of this report, it may do so in the future. Our lender has not provided us a waiver of our failure to satisfy the covenants or otherwise agreed not to take action. Our default has caused doubts about our ability to continue as a going concern.
Government Programs and Grants. We have entered into a loan agreement with the Iowa Department of Economic Development (IDED) for $400,000. This loan is part of the IDED’s Value Added Program and $100,000 of the loan is forgivable. As of June 30, 2011, we owe $165,000. The loan requires us to maintain production rates at our nameplate capacity and certain employment levels. Effective September 17, 2009, IDED agreed to amend the loan requirements to extend the project completion date and the project maintenance date. This means that beginning on May 31, 2011, we must have 30 full time employees and maintain those positions through May 31, 2013. Our failure to satisfy these requirements constitutes a default, and may result in acceleration of the loan, as well as partial or full repayment of the forgivable portion if IDED exercises the remedies available to it.

19

On July 1, 2009, the USDA preliminarily approved our application for financial assistance. If finalized as proposed, the arrangement would allow us to use a $10 million guarantee by the USDA to secure a new $20 million loan from a third-party lender, which we expect we would use to replace our existing debt financing. However, final approval and receipt of the funds is contingent upon several conditions, some of which are outside of our control. For example, we do not have an agreement with any third-party lender to lend us the funds. As a result, we may be unable to obtain third-party funding or satisfy the requirements for receipt of funds under the USDA guarantee.
Distribution to Unit Holders
As of June 30, 2011, our board of directors had not declared any distributions.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.

Item 3.	Quantitative and Qualitative Disclosures about Market Risks
We are a smaller reporting company, and are therefore not required to provide the disclosures under this item.

Item 4.	Controls and Procedures
Our management, including our Chief Executive Officer (the principal executive officer), Bruce Klostermann, along with our Chief Financial Officer (the principal financial officer), George Davis, have reviewed and evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) as of June 30, 2011. Based on this review and evaluation, these officers have concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods required by the forms and rules of the SEC; and to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
Our management, including our principal executive officer and principal financial officer, have reviewed and evaluated any changes in our internal control over financial reporting that occurred as of June 30, 2011, and there has been no change that has materially affected or is reasonably likely to materially affect our internal control over financial reporting.
PART II. OTHER INFORMATION

Item 1.	Legal Proceedings
None.

Item 1A.	Risk Factors
We are a smaller reporting company, and are therefore not required to provide the disclosures under this item.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
None.

20

Item 3.	Defaults upon Senior Securities
We are in default of the financial covenants contained in our term loan agreement with our lender. Our failure to comply with these covenants is an event of default, entitling our lender to exercise its remedies under the loan documents and applicable law, including, but not limited to, acceleration of the unpaid principal balance and accrued interest and foreclosure of its mortgage and security interest. As of the date of this report, our lender has also chosen not to exercise its remedies. However, if we continue to be in default, our lender may not continue to forebear from exercising such additional remedies.

Item 4.	(Removed and Reserved)

Item 5.	Other Information
On April 4, 2011, the board of directors announced its intent to engage in a reclassification and reorganization of the Company’s membership units. The proposed transaction will provide for the reclassification of the Company’s membership units into three separate and distinct classes. All members will have the opportunity to vote on the decision to deregister. The board expects to hold a combined special member meeting and annual meeting on September 21, 2011. Before the meeting, members will receive a proxy statement announcing the meeting date and location and explaining the proposed amendments to the company’s operating agreement needed for the deregistration.
Based on the proposed meeting date of September 21, 2011, to be considered for inclusion in the proxy statement for the meeting, member proposals must be submitted in writing to us by May 25, 2011 (approximately 120 days before the estimated date for the meeting). Proposals must comply with the Securities and Exchange Commission regulations regarding the inclusion of member proposals in the proxy materials. As the regulations make clear, submitting a proposal does not guarantee that it will be included in our proxy materials.
Members who intend to present a proposal at the meeting without including such proposal in the proxy statement must provide us notice of the proposal no later than August 7, 2011 (approximately 45 days before the estimated date for the meeting).
We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements. We suggest that member proposals for the meeting be submitted by certified mail-return receipt requested or by other means which permits proof of the delivery date.

Item 6.	Exhibits
The following exhibits are filed as part of, or are incorporated by reference into, this report:

Exhibit
No.	Description	Method of Filing
31.1	Certificate pursuant to 17 CFR 240 13a-14(a)	*

31.2	Certificate pursuant to 17 CFR 240 13a-14(a)	*

32.1	Certificate pursuant to 18 U.S.C. Section 1350	*

32.2	Certificate pursuant to 18 U.S.C. Section 1350	*

101
The following financial information from Western Dubuque Biodiesel, LLC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, formatted in XBRL (eXtensible Business Reporting Language): (i) Balance Sheets as of June 30, 2011 and December 31, 2010, (ii) Statements of Operations for the three and six months ended June 30, 2011 and 2010, (iii) Statements of Cash Flows for the six months ended June 30, 2011 and 2010, and (iv) the Notes to Financial Statements.
**

(*)	Filed herewith.

(**)	To be filed by amendment.

21

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC
Date: August 15, 2011	/s/ Bruce Klostermann
Bruce Klostermann
Vice Chairman and Director (Principal Executive Officer)

Date: August 15, 2011	/s/ George Davis
George Davis
Treasurer and Director (Principal Financial and Accounting Officer)

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APPENDIX D
FORM OF PROXY

Member Name (Print): _________________________
WESTERN DUBUQUE BIODIESEL, LLC
2011 Annual Meeting of Members — September 21, 2011	Telephone Number: ___________________________
Proxy Solicited on behalf of the Board of Directors
Units Owned on July 31, 2011: __________________
OUR DIRECTORS RECOMMEND YOU VOTE “FOR” PROPOSALS 1, 2 and 3.

PROPOSAL 1. To amend and restate our Amended and Restated Operating Agreement by adopting the Second Amendment and Restated Operating Agreement, which provides for three separate and distinct classes of units: Class A, Class B and Class C Units.

Please specify your choice by marking the appropriate box or boxes. The Proxies cannot vote your units unless you sign and return this card. You may fax the proxy card to us at (563) 744-3524 or mail it to us at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046. For your proxy card to be valid, we must receive it before 5:00 p.m. on Tuesday, September 20.

By signing this proxy card, you acknowledge that you received a Notice of Meeting and Proxy Statement dated August 31, 2011 and appoint William Schueller and George Davis, jointly and severally, with full power of substitution, as proxies to represent you at the 2011 Annual Meeting and any adjournment thereof.

The proxy will be voted as you have directed and authorizes the Proxies to take action in their discretion upon other matters that properly come before the Meeting, except to the extent such matters are required to be separately set out in the proxy card. If you do not specify a vote with respect to Proposals 1, 2 or 3, the Proxies will vote “FOR” each such proposal for which you have not specified a vote. If you mark only one choice for director, the proxies will vote your units ONLY for that person. However, if do not mark any boxes with respect to directors, your votes will be voted FOR the incumbents, George Davis and Denny Mauser. Proposals 1 and 2 are conditioned upon each other. If either is not approved, the reclassification or any/all of the amendments will not be implemented.

You may revoke your proxy by:
•    Giving personal or written notice of the revocation to Mary Jo Rooney at our offices before 5:00 p.m. on September 20;
•    Giving us personal or written notice at the commencement of the meeting;
•    Attending the meeting and voting in person; or
•    If you have instructed a broker to vote your units, following the directions from your broker to change your instructions.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 2. To reclassify our units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934, as follows: Units held by holders of 50 or more of our units into Class A Units; Units held by holders of at least 25 units but less than 50 units into Class B Units; and Units held by holders of less than 25 units into Class C Units.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 3. To adjourn or postpone the Member Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Member Meeting to approve the matters under consideration.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 4. You may vote for TWO (2) nominees for Group I Director. Each director who is elected will serve for a term of three years.

	FOR	AGAINST	ABSTAIN
George Davis	☐	☐	☐
Alan Manternach	☐	☐	☐
Denny Mauser	☐	☐	☐
Please sign exactly as your name appears above. Joint owners must both sign.
If signing as attorney, executor, trustee or other representative, please note title.

Signature:	Signature:

Date:	Date:

APPENDIX E
FORM OF TRANSMITTAL LETTER

Western Dubuque Biodiesel, LLC
904 Jamesmeier Road
P.O. Box 82
Farley, Iowa 52046
[Date]
[name]
[address]
[city, state, zip code]
Re:	Western Dubuque Biodiesel, LLC Membership Certificates
Dear Member:
As you know, the Members of Western Dubuque Biodiesel, LLC (the “Company”) affirmatively voted on September 21, 2011 to reclassify the membership units of the Company into three classes: Class A, Class B and Class C. We now ask that you return your original membership certificate(s) to the Company so that we may re-issue a new certificate to you which will identify the Class of membership units you now own. If your original membership certificates are being held by a bank as security interest for debt or by a trustee or other third party, please make arrangements with such third parties to return your original membership certificates as soon as possible.
Please mail or hand-deliver your membership certificates to:
Western Dubuque Biodiesel, LLC
904 Jamesmeier Road
P.O. Box 82
Farley, Iowa 52046
Please feel free to contact Mary Jo Rooney at (563) 744-3554 if you have any questions regarding the return of your membership certificates.

Very truly yours,
/s/ William Schueller
William Schueller
Chairman of the Board